                                                                    Exhibit 10.4

                              AMENDED AND RESTATED
                   REVOLVING CREDIT, EQUIPMENT LOAN, TERM LOAN

                                       AND

                               SECURITY AGREEMENT



              VARIOUS FINANCIAL INSTITUTIONS NAMED HEREIN OR WHICH
                   HEREAFTER BECOME A PARTY HERETO, AS LENDERS

                         PNC BANK, NATIONAL ASSOCIATION
      (AS A LENDER, AS THE ADMINISTRATIVE AGENT AND AS A CO-LEAD ARRANGER)

                          LEHMAN COMMERCIAL PAPER INC.
       (AS A LENDER, AS DOCUMENTATION AGENT AND AS THE TERM LOAN B AGENT)

                              LEHMAN BROTHERS INC.
                             (AS A CO-LEAD ARRANGER)



                                      WITH



                            MCMS, INC. (AS BORROWER)
                  MCMS CUSTOMER SERVICES, INC. (AS A GUARANTOR)
                     AND MCMS HOLDINGS, LLC (AS A GUARANTOR)




                               September 29, 2000

                                TABLE OF CONTENTS


I.         DEFINITIONS..................................................................................      1
           1.1.          Accounting Terms...............................................................      2
           1.2.          General Terms..................................................................      2
           1.3.          Uniform Commercial Code Terms..................................................     25
           1.4.          Certain Matters of Construction................................................     25


II.        ADVANCES, PAYMENTS...........................................................................     25
           2.1.          (a) Revolving Advances.........................................................     25
                         (b)        Discretionary Rights................................................     26
                         (c)        Additional Availability.............................................     26
           2.2.          Procedure for Revolving Advances Borrowing.....................................     26
           2.3.          Disbursement of Advance Proceeds...............................................     29
           2.4.(A)       Equipment Loans................................................................     29
           2.4B          (i) Term Loan A................................................................     30
                         (ii)       Term Loan B.........................................................     31
           2.5.          Maximum Advances...............................................................     31
           2.6.          Repayment of Advances..........................................................     31
           2.7.          Repayment of Excess Advances...................................................     32
           2.8.          Statement of Account...........................................................     32
           2.9.          Additional Payments............................................................     32
           2.10.         Manner of Borrowing and Payment................................................     32
           2.11.         Mandatory Prepayments..........................................................     35
           2.12.         Use of Proceeds................................................................     36
           2.13.         Defaulting Lender..............................................................     36
           2.14.         Optional Prepayment............................................................     39


III.       INTEREST AND FEES............................................................................     39
           3.1.          Interest.......................................................................     39
           3.2.          Fee Letters....................................................................     40
           3.3.          Facility Fee...................................................................     40
           3.4.          Intentionally Omitted..........................................................     40
           3.5.          Computation of Interest and Fees...............................................     40
           3.6.          Maximum Charges................................................................     40
           3.7.          Increased Costs................................................................     40
           3.8.          Basis For Determining Interest Rate Inadequate or Unfair.......................     42
           3.9.          Capital Adequacy...............................................................     43
           3.10.         Limitation on Additional Amounts, etc..........................................     43


IV.        COLLATERAL:  GENERAL TERMS...................................................................     44
           4.1.          Security Interest in the Collateral............................................     44
           4.2.          Perfection of Security Interest................................................     44
           4.3.          Disposition of Collateral......................................................     45
           4.4.          Preservation of Collateral.....................................................     46
           4.5.          Ownership of Collateral........................................................     46
           4.6.          Defense of the Administrative Agent's and the Lenders' Interests...............     47
           4.7.          Books and Records..............................................................     48
           4.8.          Financial Disclosure...........................................................     48


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
           4.9.          Compliance with Laws...........................................................     48
           4.10.         Inspection of Premises.........................................................     49
           4.11.         Insurance......................................................................     49
           4.12.         Failure to Pay Insurance.......................................................     51
           4.13.         Payment of Taxes...............................................................     51
           4.14.         Payment of Leasehold Obligations...............................................     52
           4.15.         Receivables....................................................................     52
                         (a)        Nature of Receivables...............................................     52
                         (b)        Solvency of Customers...............................................     52
                         (c)        Locations of the Borrower...........................................     52
                         (d)        Collection of Receivables...........................................     52
                         (e)        Notification of Assignment of Receivables...........................     53
                         (f)        Power of the Administrative Agent to Act on the Borrower's
                                     and each Guarantor's Behalf .......................................     53
                         (g)        No Liability........................................................     54
                         (h)        Establishment of a Dominion Account.................................     54
                         (i)        Adjustments.........................................................     54
           4.16.         Inventory......................................................................     55
           4.17.         Maintenance of Equipment.......................................................     55
           4.18.         Exculpation of Liability.......................................................     55
           4.19.         Environmental Matters..........................................................     55
           4.20.         Financing Statements...........................................................     58


V.         REPRESENTATIONS AND WARRANTIES...............................................................     58
           5.1.          Authority......................................................................     58
           5.2.          Formation and Qualification....................................................     59
           5.3.          Survival of Representations and Warranties.....................................     59
           5.4.          Tax Returns....................................................................     59
           5.5.          Financial Statements...........................................................     60
           5.6.          Corporate Name.................................................................     60
           5.7.          O.S.H.A.  and Environmental Compliance.........................................     60
           5.8.          Solvency; No Litigation, Violation, Indebtedness or Default....................     61
           5.9.          Patents, Trademarks, Copyrights and Licenses...................................     63
           5.10.         Licenses and Permits...........................................................     63
           5.11.         Default of Indebtedness........................................................     63
           5.12.         No Contractual Defaults........................................................     64
           5.13.         No Burdensome Restrictions.....................................................     64
           5.14.         No Labor Disputes..............................................................     64
           5.15.         Margin Regulations.............................................................     64
           5.16.         Investment Company Act.........................................................     64
           5.17.         Disclosure.....................................................................     64
           5.18.         Delivery of Certain Documentation and Subordinated Note Documentation..........     64
           5.19.         Swaps..........................................................................     65
           5.20.         Conflicting Agreements.........................................................     65
           5.21.         Application of Certain Laws and Regulations....................................     65
           5.22.         Business and Property of the Borrower..........................................     65
           5.23.         Section 20 Subsidiaries........................................................     65


VI.        AFFIRMATIVE COVENANTS........................................................................     66
           6.1.          Payment of Fees................................................................     66
           6.2.          Conduct of Business and Maintenance of Existence and Assets....................     66


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
           6.3.          Violations.....................................................................     66
           6.4.          Government Receivables.........................................................     66
           6.5.          Fixed Charge Coverage Ratio....................................................     67
           6.6.          Execution of Supplemental Instruments..........................................     67
           6.7.          Payment of Indebtedness........................................................     67
           6.8.          Standards of Financial Statements..............................................     67
           6.9.          Appraisals.....................................................................     67


VII.       NEGATIVE COVENANTS...........................................................................     68
           7.1.          Merger, Consolidation, Acquisition and Sale of Assets..........................     68
           7.2.          Creation of Liens..............................................................     68
           7.3.          Guarantees.....................................................................     68
           7.4.          Investments....................................................................     69
           7.5.          Loans..........................................................................     70
           7.6.          Capital Expenditures...........................................................     71
           7.7.          Dividends......................................................................     71
           7.8.          Indebtedness...................................................................     72
           7.9.          Nature of Business.............................................................     73
           7.10.         Transactions with Affiliates...................................................     73
           7.11.         Subsidiaries...................................................................     73
           7.12.         Fiscal Year and Accounting Changes.............................................     74
           7.13.         Pledge of Credit...............................................................     74
           7.14.         Amendment of Articles of Incorporation, By-Laws................................     74
           7.15.         Compliance with ERISA..........................................................     74
           7.16.         Prepayment of Indebtedness.....................................................     74
           7.17.         Subordinated Notes.............................................................     75
           7.18.         Other Agreements...............................................................     75


VIII.      CONDITIONS PRECEDENT.........................................................................     75
           8.1.          Conditions to the Effectiveness of this Agreement..............................     75
                         (a)        Note................................................................     75
                         (b)        Filings, Registrations and Recordings...............................     75
                         (c)        Corporate Proceedings of the Borrower...............................     76
                         (d)        Proceedings of Guarantor............................................     76
                         (e)        Incumbency Certificates of Guarantor................................     76
                         (f)        Incumbency Certificates of the Borrower.............................     76
                         (g)        Certificates........................................................     76
                         (h)        Good Standing Certificates..........................................     77
                         (i)        Legal Opinion.......................................................     77
                         (j)        No Litigation.......................................................     77
                         (k)        Financial Condition Certificates....................................     77
                         (l)        Shareholder Loans...................................................     77
                         (m)        Fees................................................................     77
                         (n)        Pro Forma Financial Statements......................................     77
                         (o)        Insurance...........................................................     77
                         (p)        Payment Instructions................................................     78
                         (q)        Consents............................................................     78
                         (r)        No Adverse Material Change..........................................     78
                         (s)        Leasehold Agreements................................................     78
                         (t)        Other Documents.....................................................     78
                         (u)        Contract Review.....................................................     78
                         (v)        Closing Certificate.................................................     78


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
                         (w)        Borrowing Base Certificate..........................................     79
                         (x)        Computer Information................................................     79
                         (y)        Other...............................................................     79
           8.2.          Conditions to Each Advance.....................................................     79
                         (a)        Representations and Warranties......................................     79
                         (b)        No Material Change..................................................     79
                         (c)        No Default..........................................................     79
                         (d)        Maximum Advances....................................................     79
           8.3.          Conditions to Each Equipment Loan..............................................     80
           8.4.          Conditions to Term Loan A......................................................     80
           (a)           Collateral Examination.........................................................     80
           (b)           Title Insurance................................................................     80
                         (c)        Environmental Reports...............................................     80
                         (d)        Mortgage............................................................     80
                         (e)        Term Loan B.........................................................     80
                         (f)        Legal Opinion.......................................................     81


IX.        INFORMATION AS TO BORROWER...................................................................     81
           9.1.          Disclosure of Material Matters.................................................     81
           9.2.          Schedules......................................................................     81
           9.3.          Environmental Reports..........................................................     81
           9.4.          Litigation.....................................................................     82
           9.5.          Material Occurrences...........................................................     82
           9.6.          Government Receivables.........................................................     82
           9.7.          Annual Financial Statements....................................................     82
           9.8.          Quarterly Financial Statements.................................................     83
           9.9.          Monthly Financial Statements...................................................     83
           9.10.         Other Reports..................................................................     83
           9.11.         Additional Information.........................................................     84
           9.12.         Projected Operating Budget.....................................................     84
           9.13.         Variances From Operating Budget................................................     84
           9.14.         Notice of Suits, Adverse Events................................................     84
           9.15.         ERISA Notices and Requests.....................................................     84
           9.16.         Additional Documents...........................................................     85


X.         EVENTS OF DEFAULT............................................................................     85


XI.        LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT...................................................     88
           11.1.         Rights and Remedies of the Administrative Agent................................     88
           11.2.         Rights and Remedies of Term Loan B Lenders.....................................     89
           11.3.         Administrative Agent's Discretion..............................................     90
           11.4.         Setoff.........................................................................     90
           11.5.         Rights and Remedies not Exclusive..............................................     90
           11.6.         Actions in Concert.............................................................     90


XII.       WAIVERS AND JUDICIAL PROCEEDINGS.............................................................     90
           12.1.         Waiver of Notice...............................................................     90
           12.2.         Delay..........................................................................     90
           12.3.         Jury Waiver....................................................................     91


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
XIII.      EFFECTIVE DATE AND TERMINATION...............................................................     91
           13.1.         Term...........................................................................     91
           13.2.         Termination....................................................................     91


XIV.(A)    REGARDING PNC AS THE ADMINISTRATIVE AGENT....................................................     92
           14.1.         Appointment....................................................................     92
           14.2.         Nature of Duties...............................................................     92
           14.3.         Lack of Reliance on the Administrative Agent and Resignation...................     93
           14.4.         Certain Rights of the Administrative Agent.....................................     94
           14.5.         Reliance.......................................................................     94
           14.6.         Notice of Default..............................................................     94
           14.7.         Indemnification................................................................     94
           14.8.         Administrative Agent in its Individual Capacity................................     95
           14.9.         Delivery of Documents..........................................................     95
           14.10.        The Borrower's Undertaking to the Administrative Agent.........................     95


XIV(B)     REGARDING LCPI AS THE TERM LOAN B AGENT......................................................     95
           14.1(B).      Appointment....................................................................     95
           14.2(B)       Nature of Duties...............................................................     96
           14.3(B)       The Borrower's Undertaking to the Term Loan B Agent............................     96
           14.4(B)       Delivery of Documents..........................................................     96


XIV(C)     REGARDING CO-LEAD ARRANGERS..................................................................     96


XIV(D)     REGARDING LCPI AS DOCUMENTATION AGENT........................................................     96


XV.        MISCELLANEOUS...............................................................................     97
           15.1          Governing Law.................................................................     97
           15.2.         Entire Understanding..........................................................     97
           15.3.         Successors and Assigns; Participations; New Lenders...........................    101
           15.4.         Application of Payments and Recapture.........................................    104
           15.5.         Indemnity.....................................................................    104
           15.6.         Notice........................................................................    104
           15.7.         Survival......................................................................    107
           15.8.         Severability..................................................................    108
           15.9.         Expenses......................................................................    108
           15.10.        Injunctive Relief.............................................................    108
           15.11.        Consequential Damages.........................................................    108
           15.12.        Captions......................................................................    108
           15.13.        Counterparts; Telecopied Signatures...........................................    108
           15.14.        Construction..................................................................    109
           15.15.        Confidentiality; Sharing Information..........................................    109
           15.16.        Publicity.....................................................................    110


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                     AMENDED AND RESTATED REVOLVING CREDIT,
                            EQUIPMENT LOAN, TERM LOAN
                                       AND
                               SECURITY AGREEMENT


     Amended and Restated Revolving Credit, Equipment Loan, Term Loan and Security Agreement dated as of September 29, 2000 among MCMS, INC. (the "Borrower"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender"), PNC BANK, NATIONAL ASSOCIATION ("PNC"), as a Lender, as co-lead arranger and as administrative agent for the Lenders (PNC, in such capacity, the "Administrative Agent"), LEHMAN COMMERCIAL PAPER INC. ("LCPI") as documentation agent for the Lenders (LCPI, in such capacity, the "Documentation Agent"), LCPI as agent for Term Loan B Lenders (LCPI, in such capacity, the "Term Loan B Agent"), LEHMAN BROTHERS INC. ("Lehman") as co-lead arranger for the Lenders (Lehman, in such capacity, and together with PNC, each a "Co-Lead Arranger"), MCMS CUSTOMER SERVICES, INC. ("Customer Services") and MCMS HOLDINGS, LLC ("Holdings" and together with Customer Services, each a "Guarantor" and jointly and severally, the "Guarantors").

                                   BACKGROUND

         The Borrower entered into a Revolving Credit, Equipment Loan and Security Agreement on February 26, 1999 with various financial institutions named therein (the "Existing Lenders") and PNC as agent thereunder (as amended, modified, restated and supplemented as of the date hereof, the "Existing Loan Agreement"). Pursuant to an Assignment dated as of the date hereof, PNC as agent for itself and for the Existing Lenders assigned the Existing Loan Documents (as hereafter defined) to the Administrative Agent. This Agreement is being entered into for the purpose of, among other things, amending and restating the Existing Loan Agreement and refinancing certain of the Borrower's existing indebtedness.

                            AMENDMENT AND RESTATEMENT

         As of the Closing Date, the Existing Loan Agreement and various other documents, instruments and agreements executed in connection therewith or related thereto (together with the Existing Loan Agreement, collectively, the "Existing Loan Documents") shall be deemed amended and restated in their entirety as set forth in this Agreement and the Other Documents; provided, however, that nothing contained in this Agreement or any Other Document shall impair or affect the Liens heretofore granted, pledged and/or assigned by the Borrower to the Administrative Agent in accordance with the terms of the Existing Loan Documents.

         IN CONSIDERATION of the mutual covenants and undertakings herein contained, the parties hereto hereby agree to amend and restate the Existing Loan Agreement in its entirety as follows:

I. DEFINITIONS.

     1.1. Accounting Terms. As used in this Agreement, the Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of the Borrower for the fiscal year ended September 3, 1999.

     1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

         "Accountants" shall have the meaning set forth in Section 9.7 hereof.

         "Administrative Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

         "Advance Rates" shall mean, collectively, the Receivables Advance Rate, the Raw Material Inventory Advance Rate, the Finished Goods Inventory Advance Rate, the WIP Inventory Advance Rate, the Equipment Advance Rate and the Term Loan Advance Rate.

         "Advances" shall mean and include the Revolving Advances, the Equipment Loans and the Term Loans.

         "Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person,
(ii) of any Subsidiary of such Person or (iii) of any Person described in clause
(a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agents" shall mean, collectively, the Administrative Agent and the Term Loan B Agent.

         "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Base Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

         "Amortized Amount" shall mean, during any month, an amount equal to $186,666.67.

         "Amortizing Availability" shall mean an amount equal to (i) (A) the lesser of (a) the sum of (i) $11,200,000 minus (ii) the Previously Amortized Amount or (b) up to seventy five percent (75%) subject to the provisions of
Section 2.1(b) hereof (the "Equipment Advance Rate"), of the orderly liquidation value of the Eligible Equipment, less (ii) on the first day of each month during the Facility Term commencing with the first full month following the Closing Date, the Amortized Amount, less (iii) the orderly liquidation value of any Equipment included in the calculation of clause (i) of this definition which is sold, transferred, scrapped, or otherwise disposed of by the Borrower or is transferred to any location other than any of the Borrower's locations listed on Schedule 4.5 to this Agreement.

         "August Cornerstone Agreement" shall mean that certain Loan Agreement dated August 29, 2000 among the Borrower, CEI and various other financial institutions named therein.

         "Authority" shall have the meaning set forth in Section 4.19(d).

         "Baan Project" shall mean the implementation by the Borrower of a resource planning system.

         "Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

         "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

         "Borrower" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

         "Borrower's PNC Account" shall mean the loan account established by the Administrative Agent in accordance with Section 2.8 hereof.

         "Borrowing Base Certificate" shall mean a certificate duly executed by an officer of the Borrower appropriately completed and in substantially the form of Exhibit A hereto.

         "Borrowing Period" shall have the meaning set forth in Section 2.4(A)(ii).

         "Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

         "Capital Expenditure Carryover Amounts" shall have the meaning set forth in Section 7.6 hereof.

         "Capital Expenditure Carryover Year" shall have the meaning set forth in Section 7.6 hereof.

         "Carryover Amounts" shall have the meaning set forth in Section 7.7 hereof.

         "Carryover Year" shall have the meaning set forth in Section 7.7 hereof.

         "CEI" shall mean Cornerstone Equity Investors IV, L.P., a Delaware limited partnership.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.

         "Change of Control" shall mean:

         (I) at any time prior to the consummation of an IPO, (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of the Borrower to a Person who is not an Original Owner, (b) any merger or consolidation of or with the Borrower which results in a transfer of control of the Borrower to a Person who is not an Original Owner or a sale of all or substantially all of the property or assets of the Borrower or (c) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors. For purposes of this definition, "control of the Borrower" shall mean the power, direct or indirect to vote 50% or more of the securities having ordinary voting power for the election of directors of the Borrower.

         (II) at any time on or after the consummation of an IPO, any Person or group of Persons (within the meaning of Rule 13-D of the Exchange Act) other than Original Owners shall (a) have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of common stock of Borrower representing 20% or more, on a fully diluted basis, of the economic and voting interest of the then outstanding common stock of Borrower or (b) have obtained the voting power to elect a majority of Borrower's board of directors.

         "Change of Ownership" shall mean (a) CEI shall no longer own at least fifty percent (50%) of the Original CEI Shares and (b) CEI or its designee shall no longer have two (2) members on the board of directors of Borrower.

         "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral or the Borrower or any of its Subsidiaries.



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



         "Closing Date" shall mean September 29, 2000 or such other date as may be agreed to by the parties hereto.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

         "Co-Lead Arranger" shall have the meaning set forth in the preamble hereto.

         "Collateral" shall mean and include:

               (a)  all Receivables;

               (b)  all Equipment;

               (c)  all General Intangibles;

               (d)  all Inventory;

               (e) all Subsidiary Stock (not to exceed 65% of the stock of any foreign Subsidiary);

               (f)  all Investment Property;

               (g)  solely with respect to Borrower, the Mortgaged Real
                    Property;

               (h) all of the Borrower's and each Guarantor's right, title and interest in and to (i) its goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of the Borrower's and each Guarantor's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to the Borrower or any Guarantor from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of the Borrower's and each Guarantor's contract rights (to the extent such contract rights are assignable or a security interest may be granted in such contract rights; provided, however, that the foregoing limitation shall not affect the security interest of the Administrative Agent in any proceeds of the underlying contract giving rise to such contract rights), rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts and money; (vi) if and when obtained by the Borrower or any Guarantor, all real and personal property of third parties in which the Borrower or such Guarantor has been granted a lien or security interest as security for the payment or enforcement of Receivables; and
(vii) any other goods, personal property or real property now owned or hereafter acquired in which the Borrower or any Guarantor has expressly granted a security interest or may in the future grant a security interest to the Administrative Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between the Administrative Agent and/or the Borrower or any Guarantor;

         (i) all of the Borrower's and each Guarantor's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by the Borrower or in which it has an interest), computer programs, tapes, disks and documents, each to the extent relating to (a), (b), (c), (d), (e), (f), (g) or (h) of this Paragraph; and

         (j) all proceeds and products of (a), (b), (c), (d), (e), (f), (g), (h) and (i) of this Paragraph in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

         "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(b) hereof.

         "Commitment Transfer Supplement" shall mean a document in substantially the form of Exhibit 15.3(c) hereto, properly completed and otherwise in form and substance satisfactory to the Administrative Agent by which the applicable Purchasing Lender purchases and assumes a portion of the obligation of Facility Lenders to make Facility Advances under this Agreement.

         "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on the Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

         "Continuing Directors" shall mean (a) the directors of the Borrower as of the Closing Date and each other director if such director's nomination for election to the board of directors of the Borrower was approved by the affirmative vote of a majority of the Continuing Directors who were members of the board of directors at the time of such nomination or election or (b) any director of the Borrower who is a designee of CEI or was nominated by CEI or any designee of CEI on the Board of Directors.

         "Contract Rate" shall mean, as applicable, the Revolving Interest Rate, the Equipment Loan Rate, the Term Loan A Rate or the Term Loan B Rate.

         "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

         "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into any contract or other arrangement with the Borrower or any Guarantor, pursuant to which the Borrower or such Guarantor is to deliver any personal property or perform any services.

         "Customer Services" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

         "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

         "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

         "Defaulting Lender" shall have the meaning set forth in Section 2.13(a) hereof.

         "Defaulting Lender Cure Period" shall have the meaning set forth in
Section 2.13(f) hereof.

         "Depository Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

         "Designated Lenders" shall have the meaning set forth in Section 2.13(f) hereof.

         "Documentation Agent" shall have the meaning set forth in the preamble to this Agreement.

         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.

         "Earnings Before Interest and Taxes" shall mean for any period the sum of (i) net income (or loss) of the Borrower on a consolidated basis for such period (excluding extraordinary, unusual or nonrecurring gains and charges and losses including any unrealized losses and gains for such period resulting from marking to market of hedging or swap agreements and foreign currency transaction gains or losses in respect of intercompany payments to or from a foreign Subsidiary of the Borrower), plus (ii) all interest expense of the Borrower on a consolidated basis for such period, plus (iii) all charges against income of the Borrower on a consolidated basis for such period for federal, state and local taxes actually paid.

                  "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period plus (iv) other non-cash charges (including, without limitation, non-cash charges in connection with the granting of options, warrants or other equity interests and any write-off of deferred financing costs existing as of the Closing Date but excluding write-offs of Inventory to the extent such write-offs are deemed to be non-cash charges or Inventory reserves, plus (v) transaction costs incurred by the Borrower in connection with acquisitions and investments entered into by the Borrower after the Closing Date which are permitted under

Section 7.4 hereof not to exceed the aggregate amount of $5,000,000 in any fiscal year of the Borrower, plus (vi) transaction costs incurred by the Borrower in connection with the consummation of the IPO not to exceed the aggregate amount of $10,000,000 to the extent such costs are paid solely with the proceeds of the IPO, plus (vii) transaction costs incurred by the Borrower in connection with the Transactions not to exceed the aggregate amount of $3,200,000, plus (viii) the aggregate amount of payments (including fees, interest and principal) made by the Borrower to repay any outstanding principal on Term Loan B and any outstanding principal on the Exchange Debentures solely to the extent such payments were made with the proceeds of the IPO, provided, however, that the amounts derived in clauses (v) through and including (viii) shall be added back to EBITDA solely to the extent such amounts were deducted in determining consolidated net income of the Borrower. In addition EBITDA shall be calculated without giving effect to (x) non-cash purchase accounting adjustments required or permitted by Account Principles Board Opinion Nos. 16 (including non-cash write-ups and non-cash charges), in each case arising in connection with any acquisition entered into by the Borrower after the Closing Date which is permitted by Section 7.4 hereof) and 17 (including non-cash charges relating to intangibles and good will arising in connection with any such permitted acquisition), and (y) any non-cash gains or losses recognized in determining consolidated net income (or net loss) for such period in respect of post-retirement benefits as a result of the application of FASB 106.

         "Eligible Equipment" shall mean and include the Borrower's Equipment listed on the appraisal performed on behalf of the Administrative Agent, a copy of which is attached hereto as Exhibit C, which exhibit may be amended from time to time with any subsequent appraisals of such Equipment performed on behalf of the Administrative Agent, the results of which are reasonably satisfactory to the Administrative Agent and the Equipment listed thereon shall constitute "Eligible Equipment".

         "Eligible Inventory" shall mean and include with respect to the Borrower, the Inventory of the Borrower valued at the lower of average cost or market value, determined on a first-in-first-out basis, which is not, in the Administrative Agent's reasonable opinion, obsolete, slow moving or unmerchantable and which the Administrative Agent, in its reasonable discretion, shall not deem ineligible Inventory, based on such considerations as the Administrative Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of the Administrative Agent and no other Lien (other than Permitted Encumbrances) and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof.

         "Eligible Receivables" shall mean and include with respect to the Borrower, each Receivable of the Borrower arising in the ordinary course of the Borrower's business and which the Administrative Agent, in its reasonable credit judgment, shall deem to be an Eligible Receivable, based on such considerations as the Administrative Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to the Administrative Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to the Administrative Agent. In addition, no Receivable shall be an Eligible Receivable if:

            (a) other than sales on an arms-length basis to MTI and MEI, it arises out of a sale made by the Borrower to an Affiliate of the Borrower or to a Person controlled by an Affiliate of the Borrower;

            (b) it is due or unpaid more than (i) sixty (60) days after the original due date or (ii) more than one hundred twenty (120) days after the original invoice date;

            (c) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder;

            (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached in any material respect;

            (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

            (f) the sale is to a Customer not domiciled in the United States of America (other than sales to a foreign subsidiary of Cisco Systems, Inc. and MTI), unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to the Administrative Agent in its reasonable discretion;

            (g) the sale to the Customer is on a bill-and-hold (other than sales as to which the Borrower (i) retains possession of the goods but title has passed to the Customer, (ii) at the request of the Administrative Agent, provides acceptable evidence that title has so passed, and (iii) recognizes revenue in accordance with GAAP), guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

            (h) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the Borrower assigns its right to payment of such Receivable to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

            (i) the goods giving rise to such Receivable have not been shipped to the Customer (other than sales in which the Borrower retains possession of the goods but title has passed to the Customer and the Borrower recognizes revenue in accordance with GAAP) or the services giving rise to such Receivable have not been performed by the Borrower or the Receivable otherwise does not represent a final sale;

            (j) (i) the Customer is Cisco Systems, Inc. and Receivables from such Customer exceed 66% of all Eligible Receivables, solely to the extent such Receivables exceed such percentage of Eligible Receivables and (ii) the Receivables of any other Customer exceed 25% of all Eligible Receivables, solely to the extent such Receivables exceed such percentage of Eligible Receivables;

            (k) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of the Borrower or the Receivable is contingent in any respect or for any reason, in each case solely to the extent of any such offset, deduction, defense, dispute or counterclaim;

            (l) the Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

            (m) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed but only to the extent of the portion of the Receivable relating to the returned, rejected or repossessed merchandise or the dispute;

            (n) such Receivable is not payable to the Borrower; or

            (o) such Receivable is not otherwise satisfactory to the Administrative Agent as determined in good faith by the Administrative Agent in the exercise of its discretion in a reasonable manner.

            "Environmental Complaint" shall have the meaning set forth in
Section 4.19(d) hereof.

            "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, and to the extent specifically relating to the type of business conducted by the Borrower or the facilities of the Borrower and having the effect of law, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

            "Equipment" shall mean all "equipment" as such term is defined in the Uniform Commercial Code as in effect in the State of New York from time to time whether now owned or hereafter acquired and wherever located and shall include all of the Borrower's and each Guarantor's goods (other than Inventory) including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

            "Equipment Advance Rate" shall have the meaning set forth in the definition of Amortizing Availability.

            "Equipment Loan Rate" shall mean an interest rate per annum equal to
(a) the sum of the Alternate Base Rate plus three quarters of one percent (0.75%) with respect to Domestic Rate Loans or (b) the sum of the Eurodollar Rate plus three percent (3.0%) with respect to Eurodollar Rate Loans.

            "Equipment Loans" shall have the meaning set forth in Section 2.4(A)(i) hereof.

            "Equipment Note" shall mean, collectively, the promissory notes referred to in Section 2.4(A)(ii) hereof.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

            "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by PNC by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by PNC in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telrate) (or appropriate successor or, if British Banker's Association or its successor ceases to provide such quotes, a comparable replacement determined by PNC) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

            Average of London interbank offered rates quoted by BBA as shown on Eurodollar Rate =Dow Jones Markets Service display page 3750 or appropriate successor divided by 1.00 - Reserve Percentage

            "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

            "Event of Default" shall mean the occurrence of any of the events set forth in Article X hereof.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            "Exchange Debentures" shall mean the 12 1/2% subordinated exchange debentures due 2010, as amended or supplemented from time to time to the extent permitted by Section 7.18 hereof and issued pursuant to the Exchange Indenture.

            "Exchange Indenture" shall mean that certain Indenture dated as of February 26, 1998 between the Borrower and Trustee relating to the Exchange Debentures as such Indenture may be amended, modified, restated or supplemented from time to time to the extent not prohibited by Section 7.18 hereof.

            "Existing Equipment Loans" shall have the meaning set forth in
Section 2.4(A)(i) hereof.

            "Existing Lenders" shall have the meaning set forth in the Background section to this Agreement.

            "Existing Loan Agreement" shall have the meaning set forth in the Background section hereof.

            "Existing Loan Documents" shall have the meaning set forth in the Amendment and Restatement section hereof.

            "Extra Subordinated Indebtedness" shall mean the proceeds received by the Borrower in connection with any refinancing of the Subordinated Notes in an amount in excess of the then outstanding aggregate principal balance of the Subordinated Notes.

            "Extraordinary Receipts" shall mean the net proceeds received by the Borrower in connection with (a) the sale of capital stock of the Borrower, (b) a public offering of securities issued by the Borrower, or (c) a cash equity contribution to the Borrower.

            "Facility Advances" shall mean all Advances other than Term Loan B.

            "Facility Lenders" shall mean all the Lenders other than the Term Loan B Lenders.

            "Facility Term" shall have the meaning set forth in Section 13.1 hereof.

            "February Cornerstone Agreement" shall mean that certain Loan Agreement dated February 29, 2000 among Borrower, CEI, Bankers Trust Company, Oak Investment Funds and August Capital.

            "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by PNC from three Federal funds brokers of recognized standing selected by PNC.

            "Finished Goods Inventory Advance Rate" shall have the meaning set forth in

Section 2.1(a) hereof.

            "Fixed Charge Coverage Ratio" shall mean and include for the Borrower on a consolidated basis, with respect to any fiscal period, the ratio of (a) the sum of (i) EBITDA for such period minus (ii) the sum of (x) non-financed capitalized expenditures made during such period plus (y) permitted cash dividends made on the Preferred Stock during such period plus (z) cash taxes during such period paid during such period to (b) the sum of (i) all Senior Debt Payments made during such period plus (ii) all Subordinated Debt Payments accrued during such period other than any such payments made solely with the proceeds of the IPO. For purposes of this definition, (a) capital expenditures made in connection with the Baan Project not to exceed $12,000,000 to the extent that such capital expenditures are not made with the proceeds of an Equipment Loan or (b) capital expenditures made solely out of the proceeds of the disposition of assets (other than Equipment purchased with the proceeds of an Equipment Loan), insurance losses (other than losses received with respect to Equipment which was purchased with the proceeds of an Equipment Loan) or Extraordinary Receipts, shall not be included in the calculation of clause
(a)(ii)(x) of the definition hereof. The foregoing shall not be deemed implied consent to any such sale otherwise prohibited by the terms and conditions hereof or a waiver of the requirement that any such asset sale, insurance proceeds or proceeds of Mandatory Extraordinary Receipts be applied as a mandatory prepayment of the outstanding Obligations under Section 2.11 or 4.11 hereof.

            "Fixed Rate Notes" shall mean, collectively, the 9-3/4% senior subordinated term securities due 2008, as amended or supplemented from time to time to the extent permitted by Section 7.18 hereof, in the aggregate original principal amount not to exceed $145,000,000 issued by the Borrower pursuant to the Indenture.

            "Floating Rate Notes" shall mean, collectively, the floating interest rate subordinated term securities due 2008, as amended or supplemented from time to time to the extent permitted by Section 7.18 hereof, in the aggregate original principal amount not to exceed $30,000,000 issued by the Borrower pursuant to the Indenture.

            "Formula Amount" shall have the meaning set forth in Section 2.1(a).

            "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

            "General Intangibles" shall mean all "general intangibles" as such term is defined in the Uniform Commercial Code as in effect in the State of New York from time to time whether now owned or hereafter acquired and shall include all of the Borrower's and each Guarantor's general intangibles, including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to the Borrower or any Guarantor to secure payment of any of the Receivables by a Customer all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

            "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

            "Guaranties" shall mean, collectively, each guaranty of the obligations of the Borrower executed by a Guarantor in favor of the Administrative Agent for its benefit and for the ratable benefit of the Lenders, together with all ratifications and reaffirmations thereof.

            "Guarantor" shall mean Customer Services, Holdings and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively, all such Persons.

            "Hazardous Discharge" shall have the meaning set forth in Section 4.19(d) hereof.

            "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or toxic substances as defined in CERCLA, the Hazardous Materials Transportation Act, TSCA as amended (49 U.S.C. Sections 1801, et seq.), RCRA, or any other applicable Environmental Law.

            "Hazardous Wastes" shall mean all waste materials subject to regulation under RCRA or any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste management and disposal.

            "Indebtedness" of a Person at a particular date shall mean all obligations for money borrowed of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities for money borrowed (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

            "Indenture" shall mean that certain Indenture dated as of February 26, 1998 between the Borrower and Trustee relating to the Subordinated Notes as such Indenture may be amended, modified, restated or supplemented from time to time to the extent not prohibited by Section 7.18 hereof.

            "Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

            "Initial Borrowing Period" shall have the meaning set forth in
Section 2.4(A)(ii) hereof.

            "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

            "Inventory" shall mean all "inventory" as such term is defined in the Uniform Commercial Code as in effect in the State of New York from time to time whether now owned or hereafter acquired and wherever located and shall include all of the Borrower's and each Guarantor's acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in the Borrower's or any Guarantor's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

            "Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

            "Inventory Cap" shall have the meaning set forth in Section 2.1(a) hereof.

            "Investment Property" shall mean all "investment property" as such term is defined in the Uniform Commercial Code as in effect in the State of New York from time to time whether now owned or hereafter acquired and shall include all of the Borrower's and each Guarantor's securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

            "IPO" shall mean an initial public offering of the common stock of Borrower.

            "LCPI" shall have the meaning set forth in the preamble to this Agreement.

            "Lehman" shall have the meaning set forth in the preamble to this Agreement.

            "Lehman Fee Letter" shall mean the fee letter dated September 29, 2000 among the Borrower, Lehman and LCPI.

            "Lehman Register" shall have the meaning set forth in Section 15.3(f) hereof.

            "Lehman Transfer Agreement" shall mean a document in substantially the form of Exhibit 15.3(e) hereto, properly completed and otherwise in form and substance satisfactory to the Term Loan B Agent by which the applicable Purchasing Lender purchases all or a portion of Term Loan B under this Agreement.

            "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

            "Lender Default" shall have the meaning set forth in Section 2.13(a) hereof.

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

            "Loan Year" shall mean each period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof.

            "Management Services Agreement" shall mean that certain Management Services Agreement dated February 26, 1998 between CEI and the Borrower, as amended, modified, restated or supplemented from time to time to the extent not prohibited by Section 7.18 hereof.

            "Mandatory Extraordinary Receipts" shall mean all Extraordinary Receipts other than the proceeds of any equity contribution by the Original Owners.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the condition, operations, assets or business of (i) the Borrower or (ii) the Borrower and the Guarantors taken as a whole, (b) the Borrower's ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or the Administrative Agent's Liens on the Collateral or the priority of any such Lien (subject to Liens which are Permitted Encumbrances under clauses (c), (g), (i), (l), (m), (n), (o), (p) or (r) of the definition thereof) or (d) the practical realization of the benefits of the Administrative Agent's and each Lender's rights and remedies under this Agreement and the Other Documents taken as a whole.

            "Maximum Equipment Loan Amount" shall mean $10,000,000 less repayments of the Equipment Loans.

            "Maximum Facility Advance Amount" shall mean $88,000,000.

            "Maximum Facility Amount" shall mean $80,000,000 less repayments of the Equipment Loans.

            "Maximum Revolving Advance Amount" shall mean (a) initially, $50,000,000 and (b) upon satisfaction of the condition contained in Section 2.1(c) hereof, $70,000,000.

            "MEI" shall mean Micron Electronics, Inc., a Minnesota corporation.

            "Mortgage" shall mean the Mortgage on the Mortgaged Real Property securing the Obligations, together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

            "Mortgaged Real Property" shall mean the Real Property owned by the Borrower and located at 16399 Franklin Road, Nampa, Idaho 83687.

            "MTI" shall mean Micron Technology, Inc., a Delaware corporation.

            "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

            "New Equipment Loans" shall have the meaning set forth in Section 2.4(A)(i) hereof.

            "New Lender" shall have the meaning set forth in Section 2.13(g) hereof.

            "Non-Defaulting Lenders" shall have the meaning set forth in Section 2.13(b) hereof.

            "Note" shall mean collectively, the Equipment Note, the Revolving Credit Note and the Term Notes.

            "Obligations" shall mean and include (a) any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower and each Guarantor to the Lenders or Agents of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement and the Other Documents whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Agents' or any Lenders non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of the Borrower's Indebtedness and/or liabilities under this Agreement or the Other Documents and any amendments, extensions, renewals or increases and all costs and expenses of Agents and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of the Borrower to Agents or the Lenders to perform acts or refrain from taking any action with respect to the Borrower and each Guarantor, (b) all obligations of each Guarantor to Agents and Lenders under the respective Guaranty executed by such Guarantor, including, without limitation, any interest accruing thereon after maturity or after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceedings by or against such Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and (c) any and all other indebtedness, obligations and liabilities of each Guarantor to Agent and Lenders whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, other instrument or otherwise. The obligations shall constitute "Designated Senior Debt", "Senior Debt" and "Permitted Indebtedness" under and as such terms are defined in the Indenture and the Exchange Indenture.

            "Original CEI Shares" shall mean (a) 2,450,000 shares of the issued and outstanding Class A common stock of Borrower and (b) 123,529 shares of the issued and outstanding Class B common stock of Borrower.

            "Original Closing Date" shall mean February 26, 1999.

            "Original Loan Year" shall mean each period of twelve (12) consecutive months commencing on the Original Closing Date and on each anniversary thereof.

            "Original Owners" shall mean, collectively, CEI and the shareholders listed on Schedule A hereto.

            "Original Term" shall mean the period commencing on the Original Closing Date and ending on February 26, 2004.

            "Other Documents" shall mean the Pledge Agreement, the Note, the Questionnaire, the Guaranties, the Mortgage and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by the Borrower or any Guarantor and/or delivered to any Agent or any Lender in respect of the transactions contemplated by this Agreement.

            "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

            "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

            "Payment Office" shall mean initially Two Tower Center Boulevard,
East

Brunswick, New Jersey 08816; thereafter, such other office of the Administrative Agent, if any, which it may designate by notice to the Borrower and to each Lender to be the Payment Office.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation.

            "Pension Benefit Plan" shall mean an employee pension benefit plan subject to Title IV of ERISA.

            "Permitted Encumbrances" shall mean with respect to the Borrower and each Guarantor (a) Liens in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders; (b) Liens for taxes, assessments or other Charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the Borrower or such Guarantor; provided, that, the Lien shall have no effect on the priority of the Liens in favor of the Administrative Agent or the value of the assets in which the Administrative Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which the Administrative Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of the Borrower's or such Guarantor's business; (f) judgment Liens that have been stayed or bonded or otherwise would not result in an Event of Default and mechanics', workers', landlord's, materialmen's, warehousemen's, carriers' or other like Liens arising in the ordinary course of the Borrower's or such Guarantor's business with respect to obligations which are not due or which are being contested in good faith by the Borrower or such Guarantor and by appropriate proceedings and with respect to which proper reserves have been taken by the Borrower or such Guarantor; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof (including under capitalized leases which are permitted under Section 7.6 hereof), provided that (x) any such Lien shall not encumber any other property of the Borrower or such Guarantor and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in
Section 7.6; (h) intentionally omitted; (i) zoning and municipal ordinances, easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of business of the Borrower or such Guarantor or such other matters affecting Real Property as the Administrative Agent may consent to in writing; (j) Liens arising from precautionary UCC financing statements regarding operating leases or consignments; (k) Liens securing hedge agreements entered into by the Borrower or such Guarantor to the extent such agreements are permitted by Section 7.8 hereof; (l) Liens on property or assets acquired pursuant to an acquisition or investment permitted under Section 7.4 hereof, provided that (x) such Liens are not incurred in connection with or in anticipation of such permitted acquisition or permitted investment, (y) do not attach to any other asset of the Borrower or such Guarantor, and (z) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such permitted investment or permitted acquisition during any fiscal year shall not exceed the amount provided for in Section 7.4 hereof; (m) Liens consisting of rights of set-off of a customary nature or bankers' liens on amounts on deposit (other than the

Blocked Account) arising by operation of law or contract, incurred in the ordinary course of business; (n) Liens encumbering customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business to the extent such Liens secure investments which are permitted under Section 7.4 hereof; (o) Liens solely on any cash earnest money deposits made by the Borrower or such Guarantor in connection with any letter of intent or purchase agreement entered into by it in compliance with acquisitions or investments permitted by
Section 7.4 hereof; (p) any interest or title of a licensor under any license permitted by this Agreement provided that such interest shall not extend to the proceeds of such license and provided, further, that to the extent such license imposes restrictions that would prevent the disposition by the Administrative Agent of Inventory which is the subject of such license or grants the licensor a Lien upon the Inventory which is subject to such license, such Inventory shall not be deemed "Eligible Inventory" hereunder; (q) the ownership interest and title of a lessor or sublessor under any operating lease which is permitted by this Agreement; and (r) Liens incurred by the Borrower or such Guarantor with respect to liabilities and obligations of the Borrower or such Guarantor to any Person (other than for Indebtedness for money borrowed) which do not exceed $500,000 in the aggregate at any time, provided that the Borrower or such Guarantor shall promptly notify the Administrative Agent of the existence of such Liens and there is sufficient availability to establish reserves against borrowing availability under Section 2.1 hereof in an amount equal to the obligations secured by such Liens.

            "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

            "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA other than a Multiemployer Plan, maintained for employees of the Borrower or any Guarantor or any member of the Controlled Group or any such Plan to which the Borrower or any Guarantor or any member of the Controlled Group is required to contribute on behalf of any of its employees.

            "Pledge Agreement" shall mean, collectively, the Amended and Restated Pledge Agreement dated as of the Closing Date between the Administrative Agent and the Borrower and the Amended and Restated Pledge and Security Agreement (Membership Interests) dated as of the Closing Date pursuant to which the Borrower granted to the Administrative Agent for its benefit and for the benefit of the Lenders a security interest in the issued and outstanding capital stock or membership interests, as applicable, of its Subsidiaries listed therein, as same may be amended, modified, restated or supplemented from time to time, together with all reaffirmations and ratifications thereof.

            "PNC Fee Letter" shall mean the fee letter dated September 29, 2000 between the Borrower and PNC.

            "Preferred Stock" shall mean, collectively, the 12 1/2% senior exchangeable preferred stock of the Borrower, of which 340,612 shares are issued and outstanding as of the Closing Date.

            "Previously Amortized Amount" shall mean an amount equal to (a) $2,613,333.38 plus (b) the orderly liquidation value of all Eligible Equipment included in the calculation of clause (i) of the definition of Amortizing Availability which has been sold, transferred, scrapped or otherwise disposed of by the Borrower on or before the Closing Date or which was transferred to any location other than any of the Borrower's locations listed on Schedule 4.5 to this Agreement at any time prior to the Closing Date.

            "Pro Forma Balance Sheet" shall have the meaning set forth in
Section 5.5(a) hereof.

            "Pro Forma Financial Statements" shall have the meaning set forth in
Section 5.5(b) hereof.

            "Projections" shall have the meaning set forth in Section 5.5(b) hereof.

            "Purchasing Lender" shall have the meaning set forth in Section 15.3(c) hereof.

            "Questionnaire" shall mean the Documentation Information Questionnaire and the responses thereto provided by the Borrower and delivered to the Administrative Agent in connection with the Existing Loan Agreement.

            "Raw Material Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a) hereof.

            "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C.Sections 6901 et seq., as same may be amended from time to time.

            "Real Property" shall mean all of the Borrower's and each Guarantor's right, title and interest in and to the owned and leased premises identified on Schedule 4.19 hereto.

            "Recapitalization Agreement" shall mean the Amended and Restated Recapitalization Agreement including all schedules and exhibits thereto dated as of February 1, 1998 by and among MEI, MEI California, Inc., CEI and the Borrower as amended, modified, restated or supplemented from time to time to the extent not prohibited by Section 7.18 hereof.

            "Recapitalization Documentation" shall mean, collectively, the Recapitalization Agreement and all other agreements, instruments and documents executed in connection therewith but excluding the Subordinated Note Documentation, this Agreement and the Other Documents.

            "Receivables" shall mean all "accounts" as such term is defined in the Uniform Commercial Code as in effect in the State of New York from time to time whether now existing or hereafter created and shall include all of the Borrower's and each Guarantor's accounts, contract rights, instruments (including those evidencing indebtedness owed to the Borrower or such Guarantor by its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to the Borrower or such Guarantor arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Administrative Agent hereunder.

            "Receivables Advance Rate" shall have the meaning set forth in
Section 2.1(a)(y)(i) hereof.

            "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

            "Replaced Lender" shall have the meaning set forth in Section 2.13(g) hereof.

            "Reportable Event" shall mean a reportable event described in
Section 4043(b) of ERISA or the regulations promulgated thereunder.

            "Required Lenders" shall mean Facility Lenders holding at least fifty-one percent (51%) of the Facility Advances and, if no Facility Advances are outstanding, shall mean Facility Lenders holding at least fifty-one percent (51%) of the Commitment Percentages.

            "Required Term Loan B Lenders" shall mean Term Loan B Lenders holding at least fifty-one (51%) of the outstanding principal amount of Term Loan B.

            "Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

            "Revolving Advance Increased Amount" shall mean an amount equal to $20,000,000.

            "Revolving Advances" shall mean Advances made other than Equipment Loans and the Term Loans.

            "Revolving Credit Note" shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof.

            "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the Alternate Base Rate with respect to Domestic Rate Loans plus one half of one percent (.50%) or (b) the sum of the Eurodollar Rate plus two and three quarters percent (2.75%) with respect to Eurodollar Rate Loans.

            "Section 20 Subsidiary" shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

            "Senior Debt Payments" shall mean and include, without duplication, all cash actually expended by the Borrower to make (a) interest payments on any Advances hereunder, plus, (b) scheduled principal payments on the Equipment Loans, plus (c) scheduled principal payments on the Term Loans other than payments of Term Loan B made solely with the proceeds of the IPO, plus (d) payments for all fees, commissions and charges set forth herein and with respect to any Advances other than any such fees incurred as of the Closing Date in connection with the consummation of the Transactions not to exceed the aggregate amount of $3,200,000, plus (e) capitalized lease payments, plus (f) payments with respect to any other Indebtedness for borrowed money other than (i) payments made on the Subordinated Notes, (ii) payments made solely with the proceeds of the IPO or (iii) payments made on the Indebtedness evidenced by the August Cornerstone Agreement and the February Cornerstone Agreement to the extent such payments are made with the proceeds of the Advances.

            "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

            "Subordinated Debt Payments" shall mean and include all cash actually expended to make payments of principal and interest on the Subordinated Notes.

            "Subordinated Loan" shall mean the loan evidenced by the Subordinated Notes.

            "Subordinated Note Documentation" shall mean, collectively, the Subordinated Notes, the Exchange Debentures, the Indenture and the Exchange Indenture.

            "Subordinated Notes" shall mean, collectively, the Fixed Rate Notes, the Floating Rate Notes and the Exchange Debentures.

            "Subsidiary" of any Person shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

            "Subsidiary Stock" shall mean all of the issued and outstanding shares of stock, membership interests or other equity interests owned by the Borrower and each Guarantor of its direct Subsidiaries listed on Schedule 5.2(b).

            "Term" shall have the meaning set forth in Section 13.1 hereof.

            "Term Loan A" shall have the meaning set forth in Section 2.4(B)(i) hereof.

            "Term Loan A Effective Date" shall mean the date when the conditions precedent set forth in Section 8.4 hereof have been met to the Administrative Agent's reasonable satisfaction.

            "Term Loan A Rate" shall mean an interest rate per annum equal to
(a) the sum of the Alternate Base Rate plus one and one quarter percent (1.25%) with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus three and one half percent (3.50%) with respect to Eurodollar Rate Loans.

            "Term Loan Advance Rate" shall mean an amount equal to up to seventy percent (70%) of the appraised value of the Mortgaged Real Property.

            "Term Loan B" shall have the meaning set forth in Section 2.4(B)(ii) hereof.

            "Term Loan B Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

            "Term Loan B Lenders" shall mean each Lender which has a Commitment Percentage of Term Loan B.

            "Term Loan B Maturity Date" shall mean August 26, 2004.

            "Term Loan B Rate" shall mean an interest rate per annum equal to
(a) the sum of the Alternate Base Rate plus four and one quarter percent (4.25%) with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus six and one half percent (6.50%) with respect to Eurodollar Rate Loans.

            "Term Loans" shall mean, collectively, Term Loan A and Term Loan B.

            "Term Note A" shall mean, collectively, the promissory notes described in Section 2.4(B)(i) hereof.

            "Term Note B" shall mean, collectively, the promissory notes described in Section 2.4(B)(ii) hereof.

            "Term Notes" shall mean, collectively, Term Note A and Term Note B.

            "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which would constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that results in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of the Borrower or any member of the Controlled Group from a Multiemployer Plan.

            "Total Credit Facility" shall mean an amount equal to $125,000,000.

            "Transactions" shall have the meaning set forth in Section 5.5(a) hereof.

            "Transferee" shall have the meaning set forth in Section 15.3(b) hereof.

            "Trustee" shall mean the United States Trust Company of New York and shall include its successors and assigns.

            "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Revolving Advances, plus (ii) all amounts due and owing to the Borrower's trade creditors which are outstanding more than sixty (60) days beyond the due date thereof, plus (iii) fees and expenses for which the Borrower is liable hereunder which are due and payable but which have not been paid or charged to the Borrower's PNC Account.

            "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

            "WIP Inventory Advance Rate" shall have the meaning set forth in
Section 2.1(a) hereof.

     1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

     1.4. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which any Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.


II. ADVANCES, PAYMENTS.

     2.1. (a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement including, without limitation, Sections 2.1(b) and (c), each Facility Lender, severally and not jointly, will make Revolving Advances to the Borrower in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount or (y) an amount equal to the sum of:

               (i) up to 85%, subject to the provisions of Section 2.1(b) hereof ("Receivables Advance Rate"), of Eligible Receivables, plus

               (ii) up to the lesser of the sum of (A)(i) 10%, subject to the provisions of Section 2.1(b) hereof ("Raw Material Inventory Advance Rate"), of the value of Eligible Inventory consisting of raw materials plus (ii) up to the lesser of (1) 70%, subject to the provisions of
          Section 2.1(b) hereof ("Finished Goods Inventory Advance Rate"), of the value of Eligible Inventory consisting of finished goods and (2) $5,000,000 plus (iii) 60%, subject to the provisions of Section 2.1(b) hereof (the "WIP Inventory Advance Rate"), of the value of Eligible Inventory consisting of work-in-process or (B) the lesser of (i) $30,000,000 (the "Inventory Cap") or (ii) 50% of the amount derived from the sum of Sections 2.1(a)(y)(i) plus 2.1(a)(y)(ii)(A) plus 2.1(a)(y)(iii), in the aggregate at any one time, plus

               (iii) Amortizing Availability, minus

               (iv) such reserves as the Administrative Agent may reasonably deem proper and necessary from time to time.

          The amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii) and
          (iii) minus (y) Section 2.1(a)(y)(iv) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).

         (b) Discretionary Rights. The Advance Rates may be increased or decreased by the Administrative Agent (with the consent of the other Lenders to the extent such consent is necessary under Section 15.2 hereof with respect to increases in the Advance Rates above those in effect on the Closing Date) at any time and from time to time in the good faith exercise of its reasonable discretion. The Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or imposing or increasing reserves may limit or restrict Facility Advances requested by the Borrower.

         (c) Additional Availability The Revolving Advance Increased Amount shall not be available for borrowing hereunder unless the proceeds of Term Loan B have been advanced to the Borrower by Term Loan B Lenders.

  2.2.    Procedure for Borrowing Advances.

         (a) As to the Advances to be made on the Closing Date, the Borrower shall notify the Administrative Agent prior to 1:30 P.M. New York time (i) on the Business Day immediately preceding the Closing Date of the Borrower's request to incur on the Closing Date Domestic Rate Loans consisting of Term Loan B or any Revolving Advance and (ii) three (3) Business Days immediately preceding the Closing Date of the Borrower's request to incur on the

Closing Date Eurodollar Rate Loans consisting of Term Loan B or any Revolving Advance or Equipment Loan. The Borrower may notify the Administrative Agent prior to 1:30 P.M. New York time on a Business Day of the Borrower's request to incur, on that day, a Revolving Advance hereunder. Subject to the satisfaction of the conditions set forth in Section 8.3 hereof, in the event the Borrower desires an Equipment Loan, it shall give the Administrative Agent at least three
(3) Business Days' prior written notice. The Borrower may notify the Administrative Agent prior to 1:30 P.M. New York time on a Business Day at any time on or after the Term Loan A Effective Date of the Borrower's request to draw down Term Loan A. Should any amount required to be paid as principal or interest hereunder, or as fees or other charges under this Agreement or any Other Document, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such principal, interest, fee, charge or other Obligation under this Agreement or any Other Document with the Administrative Agent or the Lenders, and such request shall be irrevocable and such amounts shall be charged to the Borrower's PNC Account as Revolving Advances constituting Domestic Rate Loans.

         (b) Notwithstanding the provisions of subsection (a) above, in the event the Borrower desires to obtain a Eurodollar Rate Loan, the Borrower shall give the Administrative Agent at least three (3) Business Days' prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in a minimum amount of $250,000 and integral multiples of $50,000 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two or three months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to the Borrower during the continuance of a Default or an Event of Default.

         (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as the Borrower may elect as set forth in subsection (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Facility Term, in the case of any Eurodollar Rate Loan consisting of Revolving Advances, Equipment Loans, or Term Loan A, or the last day of the Term, in the case of any Eurodollar Rate Loan consisting of Term Loan B.

     The Borrower shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to the Administrative Agent pursuant to Section 2.2(b) or by its notice of conversion given to the Administrative Agent pursuant to Section 2.2(d), as the case may be. The Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to the Administrative Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If the Administrative Agent does not receive timely notice of the Interest Period elected by the Borrower, the Borrower shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereinbelow.

         (d) Provided that no Event of Default shall have occurred and be continuing, the Borrower may, subject to payment by the Borrower of any amounts due to the Administrative Agent or any Lender under Section 2.2(f) hereof, convert any such loan into a loan of another type in the same aggregate principal amount. If the Borrower desires to convert a loan, the Borrower shall give the Administrative Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to a Eurodollar Rate Loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than nine (9) Eurodollar Rate Loans, in the aggregate.

         (e) At its option and upon three (3) Business Days' prior written notice, the Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty as to any Facility Advances, but with accrued interest on the principal being prepaid to the date of such prepayment. The Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, the Borrower shall indemnify the Agents and the Lenders therefor in accordance with Section 2.2(f) hereof.

         (f) The Borrower shall indemnify the Agents and the Lenders and hold the Agents and the Lenders harmless from and against any and all losses (other than losses of anticipated profits) or expenses that the Agents and the Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by the Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan on any day other than the last day of an Interest Period or failure by the Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given on any day other than the last day of an Interest Period, including, but not limited to, any interest payable by the Agents or the Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any Agent or any Lender to the Borrower shall be conclusive absent manifest error and shall be in reasonable detail and with calculations and explanations of claimed amounts and circumstances giving rise to such events.

         (g) Notwithstanding any other provision hereof, if after the date hereof, the adoption of any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "the Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of such Lender to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and the Borrower shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from the Administrative Agent if then required by law, either pay all such affected Eurodollar Rate

Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, the Borrower shall pay the Administrative Agent, upon the Administrative Agent's request, such amount or amounts as may be necessary to compensate the Lenders for any loss (excluding any loss of anticipated profits) or expense sustained or incurred by such Lender in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by the Lenders to lenders of funds obtained by the Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by the Lenders to the Borrower shall be conclusive absent manifest error and shall be in reasonable detail and with calculations and explanations of claimed amounts and circumstances giving rise to such events. If the Administrative Agent or any Lender claims that it is unlawful to make or maintain its Eurodollar Loans, then the Administrative Agent or such Lender shall use reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if it will permit the Administrative Agent or such Lender (as the case may be) to make or maintain such Eurodollar Rate Loans and would not, in the reasonable judgment of the Administrative Agent or such Lender (as the case may be), be otherwise disadvantageous to the Administrative Agent or such Lender (as the case may be).

     2.3. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place the Administrative Agent may designate from time to time and, together with any and all other Obligations (other than Term Loan
B) of the Borrower to the Administrative Agent or the Lenders, shall be charged to the Borrower's PNC Account on the Administrative Agent's books. The proceeds of Term Loan B shall be remitted to the Administrative Agent by the Term Loan B Agent on behalf of Term Loan B Lenders and shall then be disbursed to Borrower by the Administrative Agent (on behalf of the Term Loan B Agent) in the manner set forth in the prior sentence. In no event shall the Administrative Agent be obligated to disburse Term Loan B to Borrower until the Term Loan B Agent has funded the entire principal amount of Term Loan B directly to the Administrative Agent in immediately available funds. During the Facility Term, the Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by the Borrower or deemed to have been requested by the Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Facility Lenders make such Revolving Advances, be made available to the Borrower on the day so requested by way of credit to the Borrower's operating account at PNC, or such other bank as the Borrower may designate following notification to the Administrative Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by the Borrower, be disbursed to the Administrative Agent to be applied to the outstanding Obligations giving rise to such deemed request.

     2.4(A) Equipment Loans. (i) Pursuant to the Existing Loan Agreement, the Existing Lenders, severally and not jointly, made equipment loans to Borrower of which the principal amount of $5,405,125.22 is outstanding as of the Closing Date (the "Existing Equipment Loans"). Subject to the terms and conditions of this Agreement, each Facility Lender, severally and not jointly, shall, from time to time, make available Facility Advances to the Borrower (each, a "New Equipment Loan" and collectively, the "New Equipment Loans") to finance the Borrower's purchase of Equipment for use in the Borrower's business during the first three Original Loan Years. The Existing Equipment Loans shall be consolidated with and into the New Equipment Loans and as so consolidated shall be referred to herein each as an "Equipment Loan" and collectively as the "Equipment Loans". All such Equipment Loans shall be in such amounts as are requested by the Borrower, but in no event shall any Equipment Loan exceed eighty-five percent (85%) of the net invoice cost (excluding taxes, shipping, delivery, handling, installation, overhead and other so called "soft" costs) of the Equipment then to be purchased by the Borrower and the total amount of all Equipment Loans outstanding hereunder shall not exceed, in the aggregate, the Maximum Equipment Loan Amount. Once repaid, Equipment Loans may not be reborrowed.

              (ii) Facility Advances constituting Equipment Loans shall be accumulated during each twelve month period (each a "Borrowing Period") during the first three Original Loan Years of the Original Term. The first Borrowing Period commenced on the Original Closing Date and ended on February 25, 2000 (the "Initial Borrowing Period"). The second Borrowing Period commenced on February 26, 2000 and shall end on February 25, 2001. The third Borrowing Period shall consist of the twelve month period commencing on February 26, 2001. At the end of each Borrowing Period, the sum of all Equipment Loans made during the Borrowing Period shall amortize on the basis of an eighty-four (84) month schedule (such amount as determined with respect to any Borrowing Period, the "Amortization Amount"). Monthly principal payments will be initially determined for the Equipment Loans made during the Initial Borrowing Period and the amount of such monthly principal payments shall be increased upon the completion of each such subsequent Borrowing Period by the Amortization Amount for each such subsequent Borrowing Period. The Equipment Loans shall be, with respect to principal, payable in equal monthly installments based upon the amortization schedule set forth above, which payments commenced on February 1, 2000 and continued on the first day of each month thereafter until September 1, 2000 and shall continue to be payable commencing on October 1, 2000 and on the first day of each month thereafter with the balance payable upon the expiration of the Facility Term, subject to acceleration upon the occurrence of an Event of Default under this Agreement or earlier termination of this Agreement and subject to mandatory prepayment as required under Section 2.11 hereof. The Equipment Loans shall be evidenced by one or more secured promissory notes (collectively, the "Equipment Note"), executed by the Borrower in substantially the form annexed hereto as Exhibit 2.4(A).

         2.4(B) (i) Term Loan A. Subject to the terms and conditions of this Agreement, each Facility Lender, severally and not jointly, will make a term loan to the Borrower in the sum equal to such Lender's Commitment Percentage of $8,000,000 ("Term Loan A"). Term Loan A shall be advanced on or after the Term Loan A Effective Date and shall be, with respect to principal, payable as follows: equal monthly installments of $95,238.10 each on the first day of each month commencing on the later to occur of (a) November 1, 2000 or (b) the first day of the month immediately following the funding of Term Loan A by Facility Lenders with the remaining unpaid principal balance due on the last day of the Facility Term, subject to acceleration upon the occurrence of an Event of Default or earlier termination of this Agreement and subject to mandatory prepayment as required under Section 2.11 hereof. Term Loan A shall be evidenced by secured promissory notes (collectively, "Term Note A") in substantially the form attached hereto as Exhibit 2.4(B)(i).

              (ii) Term Loan B. Subject to the terms and conditions of this Agreement, each Term Loan B Lender, severally and not jointly, will make a term loan to the Borrower in the sum of such Lender's Commitment Percentage of $37,000,000 ("Term Loan B"). Term Loan B shall be advanced on the Closing Date and shall be, with respect to principal, payable in full on the Term Loan B Maturity Date, subject to acceleration upon the occurrence of an Event of Default or earlier termination of this Agreement and subject to mandatory prepayment as required under Section 2.11 hereof . Once repaid, Term Loan B may not be reborrowed. Term Loan B shall be evidenced by secured promissory notes ("Term Note B") in substantially the form attached hereto as Exhibit 2.4(B)(ii).

         2.5. Maximum Advances. The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount or (b) the Formula Amount except with respect to overadvances which are knowingly made by the Administrative Agent and permitted pursuant to Sections 15.2(b), 15.2(c)(v), 15.2(j) and 15.2(k) hereof.

         2.6. Repayment of Advances.

              (a) The Revolving Advances shall be due and payable in full on the last day of the Facility Term subject to earlier prepayment as herein provided. The Equipment Loans shall be due and payable as provided in Section 2.4(A) hereof and in the Equipment Note. Term Loan A shall be due and payable as provided in Section 2.4(B)(i) hereof and in Term Note A. Term Loan B shall be due and payable as provided in Section 2.4(B)(ii) hereof and in Term Note B.

              (b) The Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by the Administrative Agent on the date received. In consideration of the Administrative Agent's agreement to conditionally credit the applicable Facility Advances and Obligations as of the Business Day on which the Administrative Agent receives those items of payment, the Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by the Administrative Agent on account of the Obligations one (1) Business Day after the Business Day the Administrative Agent receives such payments via wire transfer or electronic depository check. The Administrative Agent is not, however, required to credit the Obligations for the amount of any item of payment which is unsatisfactory to the Administrative Agent in its reasonable and good faith business judgment and the Administrative Agent may increase the Obligations by the amount of any item of payment which is returned to the Administrative Agent unpaid and the Administrative Agent may be deemed to have made a Revolving Advance to Borrower for payment of such returned item.

              (c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to the Administrative Agent at the Payment Office not later than 2:00 P.M. (New York time) on the due date therefor in lawful money of the

United States of America in federal funds or other funds immediately available to the Administrative Agent. The Administrative Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder (including, without limitation, interest on Term Loan B) by charging the Borrower's PNC Account or by making Revolving Advances as provided in Section
2.2 hereof. Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to make any Revolving Advances to Borrower to satisfy unpaid interest due on account of Term Loan B to the extent that making such Revolving Advances would result in violation of Section 2.5 hereof.

              (d) The Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim, provided, however, that with respect to amounts due to any Agent or any Lender under Section 3.7 hereof, such Agent or such Lender shall only be entitled to the payment of such amounts to the extent it complies with Section 3.7(b) hereof.

         2.7. Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred except with respect to overadvances which are knowingly made by the Administrative Agent and permitted pursuant to Section 15.2(h) hereof which shall be due and payable at the sole and absolute discretion of the Administrative Agent.

         2.8. Statement of Account. Each Agent shall maintain, in accordance with its customary procedures, a loan account in the name of the Borrower in which shall be recorded the date and amount of each Advance made by such Agent and the date and amount of each payment in respect thereof; provided, however, the failure by any Agent to record the date and amount of any Advance shall not adversely affect such Agent or any Lender. Each month, each Agent shall send to the Borrower a statement showing the accounting for the Advances made by such Agent, payments made or credited in respect thereof, and other transactions between such Agent and the Borrower, during such month. The monthly statements shall be deemed correct and binding upon the Borrower in the absence of manifest error and shall constitute an account stated between the Lenders and the Borrower unless the applicable Agent receives a written statement of the Borrower's specific exceptions thereto within forty-five (45) days after such statement is received by the Borrower. The records of each Agent with respect to its loan account with the Borrower shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

         2.9. Additional Payments. Any sums expended by any Agent or any Lender due to the Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document after all applicable grace periods have expired including, without limitation, the Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to the Borrower's PNC Account as a Revolving Advance and added to the Obligations.

         2.10. Manner of Borrowing and Payment.

                  (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Facility Lenders. Each borrowing of Equipment Loans shall be advanced according to the applicable Commitment Percentages of Facility Lenders. Term Loan A shall be advanced according to the applicable Commitment Percentages of Facility Lenders. Term Loan B shall be advanced according to the applicable Commitment Percentages of Term Loan B Lenders.

                  (b) Each payment (including each prepayment) by the Borrower on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Facility Lenders. Each payment (including each prepayment) by the Borrower on account of the principal of and interest on the Equipment Note, shall be applied to that portion of the Equipment Loan evidenced by the Equipment Note pro rata according to the applicable Commitment Percentages of Facility Lenders. Each payment (including each prepayment) by the Borrower on account of the principal of and interest on Term Note A shall be applied to that portion of Term Loan A evidenced by Term Note A pro rata according to the applicable Commitment Percentages of Facility Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on Term Note B shall be applied to that portion of Term Loan B evidenced by Term Note B pro rata according to the applicable Commitment Percentages of Term Loan B Lenders. All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without set off or counterclaim except as provided herein. All such payments shall be made to the Administrative Agent at the Payment Office.

                  (c) (i) Notwithstanding anything to the contrary contained in Sections 2.10(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by the Administrative Agent and each payment by the Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by the Administrative Agent. On or before 2:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, the Administrative Agent and Facility Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by the Administrative Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Facility Lender shall provide the Administrative Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and
(II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then the Administrative Agent shall provide each Facility Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

                      (ii) Each Lender shall be entitled to earn interest at the applicable Contract Rate on outstanding Advances which it has funded.

                      (iii) Promptly following each Settlement Date, the Administrative Agent shall submit to each Facility Lender a certificate with respect to payments received and Facility Advances made during the Week immediately preceding such Settlement Date. Such certificate of the Administrative Agent shall be conclusive in the absence of manifest error.

                  (d) If any Lender or Participant (a "benefitted Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted the Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (e) Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Facility Lender that such Facility Lender will not make the amount which would constitute its applicable Commitment Percentage of the Facility Advances available to the Administrative Agent, the Administrative Agent may (but shall not be obligated to) assume that such Facility Lender shall make such amount available to the Administrative Agent on the next Settlement Date and, in reliance upon such assumption, make available to the Borrower a corresponding amount. The Administrative Agent will promptly notify the Borrower of its receipt of any such notice from a Facility Lender. If such amount is made available to the Administrative Agent on a date after such next Settlement Date, such Facility Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by the Administrative Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Facility Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the Administrative Agent by such Facility Lender within three (3) Business Days after such Settlement Date, the Administrative Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to Revolving Advances hereunder, on demand from the Borrower; provided, however, that the Administrative Agent's right to such recovery shall not prejudice or otherwise adversely affect the Borrower's rights (if any) against such Facility Lender.

         2.11. Mandatory Prepayments. (a) Subject to Section 4.3 hereof, when the Borrower sells or otherwise disposes of any Equipment which was financed by the proceeds of an Equipment Loan, the Borrower shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for the Administrative Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied (w) first, to the outstanding principal installments of the Equipment Loans in the inverse order of the maturities thereof, (x) second, to the outstanding principal installments of Term Loan A in the inverse order of maturities thereof, (y) third, to the remaining Advances (other than Term Loan B) in such order as the Administrative Agent may determine, subject to the Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof, and (z) fourth, to the outstanding principal amount of Term Loan B.

                  (b) Subject to Section 4.3 hereof, when the Borrower sells or otherwise disposes of any (i) Real Estate or (ii) Equipment which was not financed by the proceeds of an Equipment Loan and which is not deemed to be "Eligible Equipment", the Borrower shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for the Administrative Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied (w) first, to the outstanding principal installments of Term Loan A in the inverse order of the maturities thereof, (x) second, to the outstanding principal installments of the Equipment Loans in the inverse order of maturities thereof, (y) third, to the remaining Advances (other than Term Loan B) in such order as the Administrative Agent may determine, subject to the Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof, and (z) fourth, to the outstanding principal amount of Term Loan B.

                  (c) Subject to Section 4.3 hereof, when the Borrower sells or otherwise disposes of any Equipment which is deemed to be "Eligible Equipment" hereunder, the Borrower shall repay the advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for the Administrative Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied (w) first, to the outstanding Revolving Advances as a permanent reduction to the amount of Amortizing Availability as set forth in the definition thereof, (x) second, to the outstanding principal installments of Term Loan A in the inverse order of maturities thereof, (y) third, to the remaining Advances (other than Term Loan B) in such order as the Administrative Agent may determine, subject to the Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof, and (z) fourth, to the outstanding principal amount of Term Loan B.

              (d) When the Borrower receives the proceeds of Mandatory Extraordinary Receipts or the proceeds of Extra Subordinated Indebtedness, the Borrower shall repay Term Loan B in an amount equal to the net proceeds of such Mandatory Extraordinary Receipts or Extra Subordinated Indebtedness (i.e., gross proceeds less the actual costs incurred in connection with the receipt of such proceeds), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such proceeds and until the date of payment, shall be held in trust for the Term Loan B Agent. The foregoing shall not be deemed implied consent for any such act otherwise prohibited by the terms of this Agreement. Such repayments shall be applied first, to any accrued and unpaid interest due on Term Loan B and second, to the outstanding principal amount of Term Loan B until paid in full. Any remaining proceeds of Mandatory Extraordinary Receipts or Extra Subordinated Indebtedness, after application in accordance with the immediately preceding sentence, may be retained by the Borrower unless a Default or Event of Default has occurred and is continuing at the time of the Borrower's receipt of such proceeds, in which case the Borrower shall promptly remit such remaining proceeds to the Administrative Agent to be at the Borrower's option, either (i) held by the Administrative Agent as cash collateral for the Obligations, which cash collateral shall be released by the Administrative Agent to the Borrower promptly after such Default or Event of Default has been cured or otherwise waived in writing by the Administrative Agent or (ii) applied by the Administrative Agent as a repayment of the outstanding Revolving Advances, subject to the Borrower's ability to reborrow Revolving Advances. Any mandatory prepayment of Term Loan B pursuant to this
Section 2.11 shall be made at the applicable premium set forth in Section 2.14 hereof. Notwithstanding the foregoing, the Borrower shall be permitted to use the remaining proceeds of Mandatory Extraordinary Receipts, after giving effect to the mandatory prepayment of Term Loan B required in this Section 2.11(d), to repay all amounts due in connection with the Exchange Debentures regardless of the occurrence of a Default or Event of Default unless such Event of Default exists under Sections 10.1, 10.5(ii) (solely as a result of the Borrower's violation of Section 6.5 hereof), 10.7, 10.8, 10.9 or 10.11 in which case, the Borrower shall be required to remit such proceeds to the Administrative Agent as set forth above.

         2.12. Use of Proceeds. The Borrower shall apply the proceeds of Advances to (i) restructure existing indebtedness owed under the Existing Loan Agreement, (ii) repay certain existing indebtedness owed to CEI and various other entities including Indebtedness of Borrower under the February Cornerstone Agreement to the extent permitted in Section 7.19 hereof and Indebtedness under the August Cornerstone Agreement, (iii) pay fees and expenses relating to this Transaction, and (iv) provide for its working capital needs and general corporate purposes, including, without limitation, to make capital expenditures permitted by Section 7.6 hereof, to make investments and acquisitions permitted by Section 7.4 hereof, to make loans and advances to other Persons permitted by
Section 7.5 hereof and to make payments on account of Subordinated Notes to the extent such payments are permitted by Section 7.17 hereof.

         2.13. Defaulting Lender.

              (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either the Administrative Agent or the Borrower that it does not intend to make available its portion of any

Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.13 while such Lender Default remains in effect.

                  (b) Advances shall be incurred pro rata from the Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages of the applicable Advances, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all the Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding. Upon the occurrence and during the continuance of a Lender Default, a Defaulting Lender shall not be entitled to receive its pro rata portion of any fees due hereunder, provided, however, that the foregoing limitation shall not affect the right of any Non-Defaulting Lender to receive its pro rata portion of any fees due hereunder.

                  (c) A Defaulting Lender shall not be entitled to give instructions to the Administrative Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

                  (d) Other than as expressly set forth in this Section 2.13, the rights and obligations of a Defaulting Lender (including the obligation to indemnify the Administrative Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.13 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which the Borrower, the Administrative Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                  (e) In the event a Defaulting Lender retroactively cures to the satisfaction of the Administrative Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

                  (f) In the event a Defaulting Lender fails to retroactively cure, to the satisfaction of the Administrative Agent and the Borrower, the breach which caused a Lender to become a Defaulting Lender within five (5) days of the occurrence of such default (the "Defaulting Lender Cure Period"), then the Administrative Agent may, but shall not be obligated to, require such Defaulting Lender to assign its interest in the Advances to PNC or to another financial institution designated by the Administrative Agent which is consented to by the Borrower (in accordance with, and to the extent required by, Section 15.3(c) hereof) (the "Designated Lender") for a purchase price equal to the outstanding principal amount of all Advances made by such Defaulting Lender plus accrued and unpaid interest and fees (other than any unused facility fees due during the continuance of such Lender Default) due to such Defaulting Lender, which interest and fees shall be paid to the Defaulting Lender when collected from the Borrower. In the event the Administrative Agent so elects to require any Defaulting Lender to assign its interest to PNC or to the Designated Lender, as applicable, PNC will notify such Defaulting Lender at any time after the expiration of the Defaulting Lender Cure Period, and such Defaulting Lender shall assign its interest to PNC or the Designated Lender, as applicable, no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Defaulting Lender, PNC or the Designated Lender, as applicable, and the Administrative Agent. Upon (i) the execution of the Commitment Transfer Supplement, (ii) payment of the purchase price set forth above, (iii) recordation of the assignment in the Register by the Administrative Agent pursuant to Section 15.3(d), and (iv) if so requested by PNC or the Designated Lender (as applicable), receipt by such Person of replacement Notes, PNC or the Designated Lender (as applicable) shall increase its Commitment Percentage hereunder or shall become a Lender hereunder, respectively, and the Defaulting Lender shall cease to be a Lender hereunder except with respect to indemnification provisions set forth herein.

                  (g) In addition to the provisions set forth in clause (f) above, so long as no Default or Event of Default shall have occurred and be continuing, in the event that (i) any Lender becomes a Defaulting Lender and the Administrative Agent does not elect to require such Defaulting Lender to assign its interest to PNC or to a Designated Lender, (ii) upon the occurrence of an event giving rise to the operation of Section 3.7 which results in any Lender charging the Borrower increased costs in excess of those generally charged by the other Lenders or Section 3.8 which results in Eurodollar Rate Loans being unavailable to the Borrower or (iii) the Administrative Agent requests the consent of the Lender pursuant to Section 15.2 and such Lender refuses to give its consent and the Required Lenders have consented to such request, then the Borrower shall have the right to replace such Lender ("Replaced Lender") with a financial institution ("New Lender") selected by the Borrower and consented and agreed to by the Administrative Agent (which consent shall not be unreasonably withheld). The New Lender shall acquire the Replaced Lender's interest in the Loans at a purchase price equal to outstanding principal amount of all Advances made by such Replaced Lender plus accrued and unpaid interest and fees due hereunder including unused facility fees so long as such Replaced Lender was not a Defaulting Lender at the time of such replacement. In the event that the Borrower elects to replace a Lender hereunder, the Borrower will notify the Administrative Agent and such Replaced Lender within five (5) days of the occurrence of any event specified in clause (i), (ii) or (iii) above, and such Replaced Lender will assign its interest to the New Lender within five (5) days following receipt of such notice from the Borrower pursuant to a Commitment Transfer Supplement or a Lehman Transfer Agreement, as applicable, executed by such Replaced Lender, the New Lender and the Administrative Agent. Upon (i) the execution of the Commitment Transfer Supplement or Lehman Transfer Agreement, as applicable, (ii) payment of the purchase price set forth above, (iii) recordation of the assignment in the Register by the Administrative

Agent pursuant to Section 15.3(d) or the recordation of the assignment in the Lehman Register by the Term Loan B Agent pursuant to Section 15.3(g), and (iv) if so requested by the New Lender, receipt by such New Lender of replacement Notes, such New Lender shall become a Lender hereunder and the Replaced Lender shall cease to be a Lender hereunder except with respect to indemnification provisions set forth herein.

         2.14. Optional Prepayment. (a) Borrower may make at any time an optional prepayment of the Facility Advances subject to the payment of all fees set forth in the PNC Fee Letter.

              (b) Borrower may make an optional prepayment of Term Loan B in whole or in part at any time after the Obligations owed to Facility Lenders and the Administrative Agent have been paid in full in immediately available funds and the commitments of Facility Lenders to make Facility Advances to Borrower hereunder have been terminated. Each such prepayment shall be made at the applicable premium set forth below:

                   Year                               Premium
                   ----                               -------

                   Year 1                             107.5%
                   Year 2                             105.0%
                   Year 3                             102.5%
                   Year 4                             100.0%

Notwithstanding the foregoing, prepayments of Term Loan B shall be permitted before the Obligations owed to Facility Lenders and the Administrative Agent are paid in full solely from the proceeds of Extraordinary Receipts or the proceeds of Extra Subordinated Indebtedness. Any prepayment of Term Loan B with the proceeds of Extraordinary Receipts, Extra Subordinated Indebtedness or any mandatory prepayments required under Section 2.11 hereof shall be made at the applicable premium set forth above.


III.     INTEREST AND FEES.

         3.1. Interest. Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate, (ii) with respect to the Equipment Loans, the applicable Equipment Loan Rate, (iii) with respect to Term Loan A, the applicable Term Loan A Rate, and (iv) with respect to Term Loan B, the applicable Term Loan B Rate (as applicable, the "Contract Rate"). Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve

Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Contract Rate plus two percent (2%) per annum (the "Default Rate").

         3.2. Fee Letters. The Borrower shall pay the fees or deliver such other compensation set forth in the PNC Fee Letter and in the Lehman Fee Letter in accordance with the provisions thereof.

         3.3. Facility Fee. If, for any month during the Facility Term, the average daily unpaid balance of the Revolving Advances and Equipment Loans for each day of such month does not equal the Maximum Facility Amount, then the Borrower shall pay to the Administrative Agent for the ratable benefit of Facility Lenders a fee at a rate equal to three-eighths of one percent (.375%) per annum on the amount by which the Maximum Facility Amount exceeds such average daily unpaid balance. Such fee shall be payable to the Administrative Agent in arrears on the last day of each fiscal quarter.

         3.4. Intentionally Omitted.

         3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day or, solely with respect to Eurodollar Rate Loans, the due date thereof shall be on the immediately preceding Business Day if the end of the Interest Period relating thereto falls in the next succeeding calendar month and interest thereon shall be payable at the applicable Contract Rate for Domestic Rate Loans during such extension.

         3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by the Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, the Lenders shall promptly refund such excess amount to the Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.7. Increased Costs. (a) Subject to the provisions of Section 3.7(b), in the event that after the date hereof the adoption of any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "the Lender" shall include any Agent or any Lender and any corporation or bank controlling any Agent or any Lender) and the office or branch where any Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

              (i) subject any Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to any Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for tax on or measured by the overall net income or profits of any Agent or any Lender by the jurisdiction in which it is organized or incorporated, maintains its principal office or its applicable lending office subject to Section 3.7(c) below);

              (ii) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, Eurodollar Rate Loans by the applicable lending office of any Agent or any Lender (including, without limitation pursuant to Regulation D of the Board of Governors of the Federal Reserve System); or

              (iii) impose on any Agent or any Lender or the London interbank Eurodollar market any other condition relating to Eurodollar Rate Loans in general;

and the result of any of the foregoing is to increase the cost to any Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that any Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that any Agent or such Lender deems to be material, then, in any case the Borrower shall promptly pay any Agent or such Lender, after its demand, such additional amount as will compensate any Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate, as the case may be. Any Agent or such Lender shall certify the amount of such additional cost or reduced amount to the Borrower, and such certification shall be conclusive absent manifest error and shall be in reasonable detail and with calculations and explanations of claimed amounts and circumstances giving rise to such events.

                  (b) A Lender shall be entitled to payment under Section 3.7(a)(i) only if it has complied with this Section 3.7(b). Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent
(i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, establishing that payments of interest hereunder are either not subject to or totally exempt from United States Federal withholding tax and (ii) a duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Borrower and the Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete (provided that a request has been made by the Borrower) or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises each of the Borrower and the Administrative Agent.

Each Lender shall promptly notify the Borrower at any time if it determines that it is no longer in a position to provide any previously delivered certificates to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose). Each such Lender shall certify (i) in the case of Form 1001, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, (ii) in the case of a Form 4224, that the interest paid hereunder is effectively connected with the conduct of such Lender's trade or business in the United States, and (iii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. The Borrower's obligation under paragraph (a) of this Section 3.7 shall be in effect with respect to a Lender only during the period(s) in which such Lender establishes that it is exempt from withholding of all United States federal income taxes with respect to such payments in accordance with the foregoing procedures or such other procedures as may be promulgated by the United States Treasury Department or Internal Revenue Service. Each Lender shall, to the extent it is legally required to do so, deliver to the Borrower or the Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's complete or partial exemption from withholding on all payments under this Agreement or the Notes.

              (c) If any Agent or any Lender claims any additional amounts payable pursuant to this Section 3.7, then such Agent or such Lender shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Agent or such Lender (as the case may be), be otherwise disadvantageous to such Agent or such Lender (as the case may be).

         3.8. Basis For Determining Interest Rate Inadequate or Unfair. In the event that the Administrative Agent shall have determined that:

              (a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

              (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan;

then the Administrative Agent shall give the Borrower prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless the Borrower shall notify the Administrative Agent no later than 10:00 a.m. (New York time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if the Borrower shall notify the Administrative Agent, no later than 10:00 a.m. (New York time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if the Borrower shall notify the Administrative Agent, no later than 10:00 a.m. (New York time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, the Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and the Borrower shall not have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

         3.9. Capital Adequacy.

              (a) In the event that any Agent or any Lender shall have determined that after the date hereof the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Agent or any Lender (for purposes of this Section 3.9, the term "the Lender" shall include any Agent or any Lender and any corporation or bank controlling any Agent or any Lender) and the office or branch where any Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which any Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration each Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by any Agent or any Lender to be material, then, from time to time, the Borrower shall promptly pay after demand to such Agent or such Lender such additional amount or amounts as will compensate such Agent or such Lender for such reduction. In determining such amount or amounts, such Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to each Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

              (b) A certificate of such Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate such Agent or such Lender with respect to Section 3.9(a) hereof when delivered to the Borrower shall be conclusive absent manifest error and shall be in reasonable detail and with calculations and explanations of claimed amounts and circumstances giving rise to such events.

         3.10. Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay to such Lender any amounts due under Sections 2.2(f), 3.7, 3.8 or 3.9 within 90 days after the date the Lender incurs the respective increased costs, taxes, loss, expense or liability, reduction in amounts received or to be received or reduction in return on capital, then such

Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to such Section to the extent the costs, taxes, loss, expense or liability, reduction in amounts received or to be received or reduction in return on capital are incurred or suffered on or after the date which occurs 90 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to such Section. Each Lender, in determining additional amounts owing under Sections 2.2(f), 3.7, 3.8 or 3.9, will act reasonably and in good faith and to the extent the increased costs or reductions in amounts received or reduction in return on capital relate to such Lender's loans or commitments in general and not specifically attributable to the Advances or commitments hereunder, will use reasonable averaging and attribution methods which cover all advances similar to the Advances made, issued or participated in by such Lender whether or not the documentation for such other advances permit such Lender to receive amounts of the type described in such Sections.


IV.      COLLATERAL:  GENERAL TERMS

         4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Agents and each Lender of the Obligations, the Borrower hereby acknowledges, agrees and confirms that the Administrative Agent shall continue to have a security interest in and to all Collateral heretofore granted to the Administrative Agent under the Existing Loan Documents and to the extent not otherwise granted therein, the Borrower and each Guarantor hereby collaterally assigns, pledges and grants to the Administrative Agent for its benefit, for the benefit of the Term Loan B Agent and for the ratable benefit of each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. The Borrower and each Guarantor shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Administrative Agent's security interest and shall cause its financial statements to reflect such security interest.

         4.2. Perfection of Security Interest. The Borrower and each Guarantor shall take all action that may be necessary, or that the Administrative Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority (subject to clauses (c), (g), (i), (l), (m), (n),
(o), (p) or (r) of the definition of Permitted Encumbrances) of the Administrative Agent's security interest in the Collateral or to enable the Administrative Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) using commercially reasonable efforts to obtain landlords' or mortgagees' lien waivers, provided, however, that in the event the Borrower or any Guarantor fails to obtain such waivers in form and substance satisfactory to the Administrative Agent, the Administrative Agent shall have the right to establish reserves against borrowing availability under Section 2.1 hereof, (iii) delivering to the Administrative Agent, endorsed or accompanied by such instruments of assignment as the Administrative Agent may specify, and stamping or marking, in such manner as the Administrative Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral (other than checks and other instruments for deposit unless required to do so under Section 4.15(d) hereof), (iv) entering into warehousing and other custodial arrangements satisfactory to the Administrative

Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to the Administrative Agent, relating to the creation, validity, perfection, maintenance or continuation of the Administrative Agent's security interest under the Uniform Commercial Code or other applicable law. The Administrative Agent is hereby authorized to file financing statements signed by the Administrative Agent instead of the Borrower or any Guarantor in accordance with Section 9-402(2) of the Uniform Commercial Code as adopted in the State of New York. All charges, expenses and fees the Administrative Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the Borrower's PNC Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at the Administrative Agent's option, shall be paid to the Administrative Agent for the ratable benefit of the Lenders immediately upon demand.

         4.3. Disposition of Collateral. The Borrower and each Guarantor will safeguard and protect all Collateral for the Administrative Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business, (b) the disposition or transfer of Equipment by the Borrower which was purchased with the proceeds of an Equipment Loan in the ordinary course of business only to the extent that (i) the proceeds of such sale are remitted to the Administrative Agent to be applied pursuant to Section 2.11 and (ii) the aggregate amount of such net proceeds received by the Borrower in connection with such sale equals or exceeds the outstanding balance of the Equipment Loan used to purchase such Equipment, (c) the disposition or transfer of Equipment by the Borrower which is deemed to be "Eligible Equipment" hereunder in the ordinary course of business only to the extent that (i) the proceeds of such sale are remitted to the Administrative Agent to be applied pursuant to Section 2.11 and (ii) the aggregate amount of net proceeds received by the Borrower in connection with such sale equals or exceeds the outstanding balance of the Revolving Advances made based on the Amortizing Availability attributable to such Equipment, (d) the disposition or transfer of Equipment by the Borrower and the Guarantors (other than (i) Equipment which was purchased with the proceeds of an Equipment Loan and (ii) Equipment which is deemed to be "Eligible Equipment") during any fiscal year having an aggregate fair market value of not more than the aggregate amount of $5,000,000 only to the extent that the proceeds of any such disposition are used to acquire assets (and such acquisition occurs within 180 days of such disposition or transfer) which are subject to the Administrative Agent's security interest which shall have first priority to the extent the Administrative Agent had a first priority security interest in the assets which were disposed of, or transferred, (e) the grant of licenses with respect to the General Intangibles in the ordinary course of the Borrower's or any Guarantor's business provided that the Administrative Agent shall have a first priority security interest in the proceeds of such licenses; (f) the sale of obsolete or worn out Collateral other than (i) Equipment which was purchased by the proceeds of an Equipment Loan and (ii) Equipment which is deemed to be "Eligible Equipment"; (g) lease as lessor or lessee or the grant or receipt of licenses as licensor or licensee of real or personal property (including intellectual property) so long as the Administrative Agent retains a security interest in the proceeds of any such lease or license and provided, that, to the extent such licensor imposes restrictions that would prevent the disposition by the Administrative Agent of Inventory which is the subject of such license, such Inventory shall not be deemed "Eligible Inventory" hereunder until written consent is received from such licensor in form and substance reasonably satisfactory to the Administrative Agent;

(h) the sale or other transfer to any Subsidiary of the Borrower of Equipment of the Borrower which (i) was not purchased by the proceeds of an Equipment Loan and (ii) is not deemed to be "Eligible Equipment", in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $5,000,000 net of the fair market value of all assets sold or transferred by such Subsidiary to the Borrower; (i) transactions which are permitted under Sections 7.1 and 7.4 hereof; (j) the sale of non-core assets acquired in connection with acquisitions and investments permitted under Section
7.4 hereof; (k) sale or discount of Receivables in connection with the collection or compromise thereof, provided that such Receivables shall not constitute "Eligible Receivables" hereunder and the Administrative Agent shall have a first priority security interest in the proceeds of such Receivables; and
(l) sales, transfers or other dispositions of Equipment, Inventory and other property to a Subsidiary of the Borrower which property was purchased by the Borrower in its capacity as purchasing agent for such Subsidiary, and provided, that (i) the purchase price for such property paid by such Subsidiary is not less than the purchase price the Borrower paid for such property, (ii) the Borrower segregates such property from the Collateral and (iii) such property shall not be deemed "Eligible Receivables", "Eligible Inventory" or "Eligible Equipment" hereunder. To the extent the provisions of this Section with respect to the sale or other disposition of any Collateral are waived in writing by the Required Lenders (or such other Lenders as applicable), or any Collateral is sold or disposed of as permitted by this Section, such Collateral in each case shall be sold, or otherwise disposed of, free and clear of the Liens created by this Agreement and the Other Documents and the Administrative Agent shall take such actions as are reasonably appropriate in connection therewith; provided, however, that the Liens created by this Agreement or the Other Documents shall attach to the proceeds arising from such sale or disposition.

         4.4. Preservation of Collateral. During the continuance of an Event of Default in addition to the rights and remedies set forth in Section 11.1 hereof, the Administrative Agent: (a) may at any time take such steps as the Administrative Agent deems necessary to protect the Administrative Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as the Administrative Agent may deem appropriate; (b) may employ and maintain at any of the Borrower's or any Guarantor's premises a custodian who shall have full authority to do all acts necessary to protect the Administrative Agent's interests in the Collateral; (c) may lease warehouse facilities to which the Administrative Agent may move all or part of the Collateral; (d) may use the Borrower's or any Guarantor's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrower's or any Guarantor's owned or leased property. The Borrower and each Guarantor shall cooperate fully with all of the Administrative Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Administrative Agent may direct. All of the Administrative Agent's reasonable expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to the Borrower's PNC Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.

         4.5. Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to the Administrative Agent's security interest: (a) the Borrower and the applicable Guarantor shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest (subject to Liens which are Permitted Encumbrances under clauses (c), (g), (i) (l), (m), (n), (o), (p) or (r) of the definition thereof) in each and every item of the respective Collateral to the Administrative Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever;
(b) all signatures and endorsements of the Borrower and each Guarantor that appear on such documents and agreements shall be genuine and the Borrower and such Guarantor shall have full capacity to execute same; and (c) the Borrower's and each Guarantor's Equipment and Inventory shall be located as set forth on
Schedule 4.5 and shall not be removed from such location(s) without ten (10) Business Days' prior written notice to the Administrative Agent except with respect to (i) the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof, (ii) Equipment which is located at any location other than as set forth on Schedule 4.5 for repairs, refurbishment or processing, provided, however, in the event that the Borrower or any Guarantor anticipates that such Equipment is kept at such location for a period of ninety (90) days or more, the Borrower or such Guarantor shall execute all UCC-1 financing statements necessary in order for the Administrative Agent to maintain a first priority perfected security interest therein and provided that such Equipment and Inventory of the Borrower shall not be deemed "Eligible Equipment" or "Eligible Inventory" unless the Administrative Agent receives a waiver letter from such processor pursuant to which such processor waives all Liens it may have in such Inventory or Equipment, (iii) motor vehicles owned by the Borrower or any Guarantor, and (iv) Inventory sold on consignment or held by a third party for display or demonstration not to exceed the fair market value of $500,000 in the aggregate in any fiscal year provided that the Borrower shall indicate on the applicable Borrowing Base Certificate the aggregate amount of such Inventory as of the date such Borrowing Base Certificate was prepared and such Inventory shall not be deemed "Eligible Inventory" hereunder unless the Administrative Agent receives a waiver letter from such consignee or third party in form and substance reasonably satisfactory to the Administrative Agent.

         4.6. Defense of the Administrative Agent's and the Lenders' Interests. Until (a) payment and performance in full of all of the Obligations (other than indemnity obligations with respect to which no claim has been made) and (b) termination of this Agreement, the Administrative Agent's interests in the Collateral shall continue in full force and effect. The Borrower shall defend the Administrative Agent's interests in the Collateral against any and all Persons whatsoever. At any time during the continuance of an Event of Default and demand by the Administrative Agent for payment of all Obligations, the Administrative Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If the Administrative Agent exercises this right to take possession of the Collateral, the Borrower and each Guarantor shall, upon demand, assemble it in the best manner possible and make it available to the Administrative Agent at a place reasonably convenient to the Administrative Agent. In addition, with respect to all Collateral, the Administrative Agent and the Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. During the continuance of an Event of Default, the Borrower shall, at the Administrative Agent's request, and the Administrative Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which the

Administrative Agent holds a security interest to deliver same to the Administrative Agent and/or subject to the Administrative Agent's order and if they shall come into the Borrower's or any Guarantor's possession, they, and each of them, shall be held by the Borrower or such Guarantor in trust as the Administrative Agent's trustee, and the Borrower or such Guarantor will immediately deliver them to the Administrative Agent in their original form together with any necessary endorsement.

         4.7. Books and Records. The Borrower and each Guarantor shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by the Borrower or such Guarantor.

         4.8. Financial Disclosure. The Borrower and each Guarantor hereby irrevocably authorizes and directs all accountants and auditors employed by the Borrower or such Guarantor at any time during the Term to exhibit and deliver to the Administrative Agent and each Lender copies of any of the Borrower's or such Guarantor's financial statements and trial balances and to disclose to the Administrative Agent and each Lender any information such accountants may have concerning the Borrower's financial status and business operations. The Borrower and each Guarantor hereby authorizes all federal, state and municipal authorities to furnish to the Administrative Agent and each Lender copies of reports or examinations relating to the Borrower or such Guarantor, whether made by the Borrower, such Guarantor or otherwise; however, the Administrative Agent and each Lender will attempt to obtain such information or materials directly from the Borrower or such Guarantor prior to obtaining such information or materials from such accountants or such authorities.

         4.9. Compliance with Laws. The Borrower and each Guarantor shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of the Borrower's or such Guarantor's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. The Borrower and each Guarantor may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of the Administrative Agent to protect the Administrative Agent's Lien on or security interest in the Collateral. The assets of the Borrower and each Guarantor at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of the Borrower and each Guarantor so that such insurance shall remain in full force and effect.

         4.10. Inspection of Premises. At all reasonable times during regular business hours but not more than one time in any calendar quarter for Borrower and each Guarantor (and after the occurrence of an Event of Default or if Administrative Agent reasonably believes that the Collateral is or will be impaired or otherwise destroyed, at any time) each Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from the Borrower's and each Guarantor's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of the Borrower's and such Guarantor's business, provided, however, that each Agent shall use its best efforts to ensure that the other Lenders make their visits at the same time as such Agent visits the Borrower's or such Guarantor's premises. Each Agent, any Lender and their agents may enter upon any of the Borrower's or any Guarantor's premises at any time during business hours and at any other reasonable time, and from time to time but not more than one time in any calendar quarter for Borrower and each Guarantor (and after the occurrence of a Default or Event of Default or if Administrative Agent reasonably believes that the Collateral is or will be impaired or otherwise destroyed, at any time), for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of the Borrower's or such Guarantor's business. For purposes of determining the permissability of quarterly inspections, Borrower and each Guarantor acknowledge that bank meetings at the Borrower's or any Guarantor's premises do not constitute quarterly inspections.

         4.11. Insurance. (a) The Borrower and each Guarantor shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At the Borrower's and each Guarantor's own cost and expense in amounts and with carriers acceptable to the Administrative Agent, the Borrower and such Guarantor shall (i) keep all its insurable properties and properties in which the Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Borrower's or such Guarantor's business including, without limitation, business interruption insurance; (ii) maintain insurance in such amounts as is customary in the case of companies engaged in businesses similar to the Borrower or such Guarantor insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of the Borrower or such Guarantor either directly or through authority to draw upon such funds or to direct generally the disposition of such assets;
(iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Borrower or such Guarantor is engaged in business; (v) furnish the Administrative Agent with (1) copies of all policies within thirty (30) days of the Closing Date and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (2) appropriate loss payable endorsements in form and substance satisfactory to the Administrative Agent, naming the Administrative Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (i) and (iii) above, and providing (A) that all proceeds thereunder shall be payable to the Administrative Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and
(C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to the Administrative Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by the Administrative Agent and the Borrower and each Guarantor to make payment for such loss to the Administrative Agent and not to the Borrower or such Guarantor and the Administrative Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to the Borrower or any Guarantor and the Administrative Agent jointly, the Administrative Agent may endorse the Borrower's or such Guarantor's name thereon and do such other things as the Administrative Agent may deem advisable to reduce the same to cash. During the continuance of an Event of Default, the Administrative Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (i) and (iii) above. Subject to clause (b) below, all loss recoveries received by the Administrative Agent upon any such insurance shall be applied to the Obligations (x) if the insurance proceeds are received with respect to Equipment which was financed through the proceeds of an Equipment Loan, first to the outstanding principal installments of the Equipment Loans in the inverse order of the maturities thereof, second, to the outstanding principal installments of Term Loan A in the inverse order of maturities, third, to the outstanding Revolving Advances in such order as the Administrative Agent may determine, subject to the Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof, and fourth, to the outstanding principal installments of Term Loan B in the inverse order of maturities, (ii) if the insurance proceeds received are with respect to Equipment which is deemed to be "Eligible Equipment" hereunder, first, to the outstanding Revolving Advances as a permanent reduction to the amount of Amortizing Availability as set forth in the definition thereof, second, to the outstanding principal installments of Term Loan A in the inverse order of maturities thereof, third, to the outstanding Equipment Loans in the inverse order of maturities thereof, fourth, to the outstanding Revolving Advances, subject to the Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof, and fifth, to the outstanding principal amount of Term Loan B, and (iii) if the insurance proceeds received are with respect to the Mortgaged Real Property, first, to the outstanding principal installments of Term Loan A in the inverse order of maturities thereof, second, to the outstanding principal installments of the Equipment Loans in the inverse order of maturities thereof, third, to the outstanding Revolving Advances, subject to the Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof, and fourth, to the outstanding principal amount of Term Loan B. Any surplus shall be paid by the Administrative Agent to the Borrower or applied as may be otherwise required by law.

                  (b) Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, the Administrative Agent shall remit to the Borrower and each Guarantor insurance proceeds received by the Administrative Agent during any calendar year under insurance policies procured and maintained by the Borrower or such Guarantor which insure the Borrower's or such Guarantor's insurable properties (other than insurance proceeds received with respect to (i) Equipment which was financed by an Equipment Loan, (ii) Equipment which was deemed to be "Eligible Equipment" or
(iii) the Mortgaged Real Estate) to the extent such insurance proceeds do not exceed for the Borrower and Guarantors on a consolidated basis $10,000,000 in the aggregate during such calendar year or $5,000,000 per occurrence. The agreement of the Administrative Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) no Event of Default or Default shall then have occurred, (y) the Borrower or such

Guarantor shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose, and (z) at the time of receipt by the Administrative Agent of such insurance proceeds, the Borrower has Undrawn Availability of at least $10,000,000.

         4.12. Failure to Pay Insurance. If the Borrower or any Guarantor fails to obtain insurance as hereinabove provided, or to keep the same in force, the Administrative Agent, if the Administrative Agent so elects, may obtain such insurance and pay the premium therefor on behalf of the Borrower, and charge the Borrower's PNC Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

         4.13. Payment of Taxes. The Borrower and each Guarantor will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon the Borrower, such Guarantor or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes unless the Borrower or such Guarantor shall be contesting or disputing such taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceedings and, provided, further, that (i) (a) any related tax Lien shall have no effect on the priority of the Liens in favor of the Administrative Agent or the value of the assets in which the Administrative Agent has a Lien, (b) a stay of enforcement of any such tax Lien is in effect and (c) sufficient reserves are established by the Borrower to the reasonable satisfaction of the Administrative Agent or (ii) any related Tax lien shall fall within the basket permitted by clause (r) of the definition of Permitted Encumbrances. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between the Borrower and/or any Guarantor and any Agent or any Lender which such Agent or any Lender may be required to withhold or pay (other than (x) income taxes or (y) withholding taxes incurred by a Lender which is not incorporated under the laws of the United States of America or a state thereof) or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in any Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, the Administrative Agent may without notice to the Borrower or any Guarantor pay the taxes, assessments or other Charges and the Borrower and each Guarantor hereby indemnifies and holds the Administrative Agent and each Lender harmless in respect thereof. The Administrative Agent will not pay any taxes, assessments or Charges to the extent that the Borrower has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of the Administrative Agent to protect the Administrative Agent's security interest in or Lien on the Collateral. The amount of any payment by the Administrative Agent under this Section 4.13 shall be charged to the Borrower's PNC Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations and, until the Borrower and each Guarantor shall furnish the Administrative Agent with an indemnity therefor (or supply the Administrative Agent with evidence satisfactory to the Administrative Agent that due provision for the payment thereof has been made), the Administrative Agent may hold without interest any balance standing to the Borrower's or any Guarantor's credit and the Administrative Agent shall retain its security interest in any and all Collateral held by the Administrative Agent.

         4.14. Payment of Leasehold Obligations. The Borrower and each Guarantor shall at all times pay, when and as due after giving effect to all applicable grace periods, its rental obligations under all leases under which it is a tenant, unless the Borrower or such Guarantor shall be contesting or disputing the payment of such rental obligations in good faith by expeditious protest and has established sufficient reserves to the reasonable satisfaction of the Administrative Agent and any related Lien which may arise falls within the basket permitted by clause (r) of the definition of Permitted Encumbrances, and shall otherwise comply, in all material respects, with all other terms of such leases and, at the Administrative Agent's request, will provide evidence of having done so.

         4.15. Receivables.

              (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of the Borrower or any Guarantor, or work, labor or services theretofore rendered by the Borrower or such Guarantor as of the date each Receivable is created. Same shall be due and owing in accordance with the Borrower's and each Guarantor's standard terms of sale or other applicable agreements without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by the Borrower and/or such Guarantor to the Administrative Agent.

              (b) Solvency of Customers. Each Customer, to the best of the Borrower's and each Guarantor's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of the Borrower or any Guarantor who are not solvent the Borrower or such Guarantor has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

              (c) Locations of the Borrower. The Borrower's and each Guarantor's chief executive office is located at 16399 Franklin Road, Nampa, Idaho 83687. Until written notice is given to the Administrative Agent by the Borrower or any Guarantor of any other office at which the Borrower or such Guarantor keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

              (d) Collection of Receivables. Until the Borrower's authority or any Guarantor's to do so is terminated by the Administrative Agent (which notice the Administrative Agent may give at any time during the continuance of an Event of Default), the Borrower and each Guarantor will, at the Borrower's and such Guarantor's sole cost and expense, but on the Administrative Agent's behalf and for the Administrative Agent's account, collect as the Administrative Agent's property and in trust for the Administrative Agent all amounts received on Receivables, and shall not commingle such collections with the Borrower's or such Guarantor's funds or use the same except to pay Obligations. The Borrower and each Guarantor shall deposit in the Blocked Account, or upon the continuance of an Event of Default upon the Administrative Agent's request deliver to the Administrative Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

                  (e) Notification of Assignment of Receivables. At any time during the occurrence of an Event of Default, the Administrative Agent shall have the right to send notice of the assignment of, and the Administrative Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, the Administrative Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. The Administrative Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to the Borrower's PNC Account and added to the Obligations.

                  (f) Power of the Administrative Agent to Act on the Borrower's and each Guarantor's Behalf. The Administrative Agent shall have the right to receive, endorse, assign and/or deliver in the name of the Administrative Agent, the Borrower and/or any Guarantor, as applicable, any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and the Borrower and each Guarantor hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. The Borrower and each Guarantor hereby constitutes the Administrative Agent or the Administrative Agent's designee as the Borrower's and such Guarantor's attorney with power (i) to endorse the Borrower's and such Guarantor's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign the Borrower's and such Guarantor's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer, provided, however that absent the occurrence and continuation of a Default or Event of Default, the Administrative Agent shall send no more than one such verification to a Customer in any calendar quarter; (iv) to sign the Borrower's and such Guarantor's name on all financing statements or any other documents or instruments deemed necessary or appropriate by the Administrative Agent to preserve, protect, or perfect the Administrative Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of the Borrower's and such Guarantor's rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign the Borrower's and such Guarantor's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign the Borrower's and such Guarantor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things the Administrative Agent deems are necessary in its reasonable business judgment to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid (other than indemnity Obligations with respect to which no claim has been made). The Administrative Agent shall not exercise its power with respect to clauses (i), (ii), (v), (vi), (vii),

(viii), (ix), (x) or (xi) unless an Event of Default shall have occurred and be continuing. The Administrative Agent shall have the right at any time during the continuation of an Event of Default, to change the address for delivery of mail addressed to the Borrower or any Guarantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to the Borrower or any Guarantor.

                  (g) No Liability. Neither the Administrative Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof (other than amounts actually received by the Administrative Agent), or for any damage resulting therefrom (other than damages from the gross (not mere) negligence or willful misconduct of the Administrative Agent or such Lender). Following the occurrence and during the continuation of an Event of Default the Administrative Agent may, without notice or consent from the Borrower or any Guarantor, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. The Administrative Agent is authorized and empowered to accept on behalf of the Borrower and each Guarantor following the occurrence and during the continuation of an Event of Default the return of the goods represented by any of the Receivables, without notice to or consent by the Borrower or any Guarantor, all without discharging or in any way affecting the Borrower's or such Guarantor's liability hereunder.

                  (h) Establishment of a Dominion Account. All proceeds of Collateral shall be deposited by the Borrower and each Guarantor into a dominion account or such other "blocked account" ("Blocked Accounts") as the Administrative Agent may require pursuant to an arrangement with such bank as may be selected by the Borrower and such Guarantor and be acceptable to the Administrative Agent. The Borrower and each Guarantor shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to the Administrative Agent, either to any account maintained by the Administrative Agent at said bank or by wire transfer to appropriate account(s) of the Administrative Agent. All funds deposited in such Blocked Accounts shall immediately become the property of the Administrative Agent and the Borrower and each Guarantor shall obtain the agreement by such bank to waive any offset rights against the funds so deposited except with respect to fees or returned or unpaid items and then only to the extent that such bank charges such amounts to an operating account of the Borrower or such Guarantor maintained at such bank prior to offsetting the Blocked Account. Neither the Administrative Agent nor any Lender assumes any responsibility for such Blocked Accounts arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, the Administrative Agent may establish depository accounts ("Depository Accounts") in the name of the Administrative Agent at a bank or banks for the deposit of such funds and the Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of the Administrative Agent in lieu of depositing same to the Blocked Accounts.

                  (i) Adjustments. Neither the Borrower nor any Guarantor will, without the Administrative Agent's consent, compromise or adjust any material amount of the Receivables

(or extend the time for payment thereof) or accept any material returns of merchandise or grant any material additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of the Borrower or such Guarantor.

         4.16. Inventory. To the extent Inventory held for sale or lease has been produced by the Borrower or any Guarantor , it has been and will be produced by the Borrower or such Guarantor in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

         4.17. Maintenance of Equipment. All necessary and useful Equipment, all Equipment which was financed through the proceeds of an Equipment Loan and all Equipment which is deemed to be "Eligible Equipment" shall be maintained in good operating condition and repair (reasonable wear and tear excepted and casualty damage excepted to the extent such damages are covered by insurance) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of such Equipment shall be maintained and preserved. The Borrower and each Guarantor shall use and operate the Equipment in compliance with all laws, statutes, ordinances, codes, rules or regulations where the failure to comply could reasonably be expected to have a Material Adverse Effect. The Borrower and each Guarantor shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

         4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute any Agent or any Lender as the Borrower's and each Guarantor's agent for any purpose whatsoever, nor shall any Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof so long as such Agent has acted in a commercially reasonable manner. Neither any Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of the Borrower's or any Guarantor's obligations under any contract or agreement assigned to such Agent or such Lender, and neither any Agent nor any Lender shall be responsible in any way for the performance by the Borrower or such Guarantor of any of the terms and conditions thereof.

         4.19. Environmental Matters. (a) The Borrower and each Guarantor shall ensure that the Real Property remains in compliance with all Environmental Laws and it shall not place or permit to be placed any Hazardous Substances on any Real Property unless the placement of such Hazardous Materials is not prohibited by any Environmental Law where any failure to comply with the foregoing could reasonably be expected to result in a Material Adverse Effect.

                  (b) The Borrower and each Guarantor shall establish and maintain a system to reasonably assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

                  (c) The Borrower and each Guarantor shall (i) employ in connection with the use of the Real Property such appropriate technology which in good faith judgment of the Borrower or such Guarantor is necessary to maintain compliance with any applicable Environmental Laws, (ii) dispose of any and all Hazardous Waste generated at the Real Property in quantities beyond those that would impose upon the Borrower or such Guarantor an immaterial liability only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Law (to the extent such Hazardous Waste is not treated by the Borrower or such Guarantor itself in accordance with applicable law) and (iii) use commercially reasonable efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by the Borrower or such Guarantor in connection with the transport or disposal of any Hazardous Waste generated at the Real Property, unless the failure to do any of the foregoing could not reasonably be expected to result in a Material Adverse Effect.

                  (d) In the event the Borrower or any Guarantor obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification as to whether it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or the Borrower's or such Guarantor's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any state or local agency responsible in whole or in part for environmental matters in the jurisdiction in which the Real Property is located or the United States Environmental Protection Agency (any such agency hereinafter the "Authority") and the adverse consequences associated with any such Hazardous Discharge or Environmental Complaint could reasonably be expected to result in a Material Adverse Effect, then the Borrower or such Guarantor shall, within ten (10) Business Days, give written notice of same to the Administrative Agent reasonably setting forth facts and circumstances of which the Borrower or such Guarantor is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow the Administrative Agent to protect its security interest in the Mortgaged Real Property and the Collateral and is not intended to create nor shall it create any obligation upon the Administrative Agent or any Lender with respect thereto.

                  (e) With respect to any Environmental Complaint covered by clause (d) above which could reasonably be expected to result in a Material Adverse Effect, the Borrower and each Guarantor shall promptly forward to the Administrative Agent copies of any notification of potential liability or demand letter from the Authority relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by the Borrower or such Guarantor to dispose of Hazardous Substances and shall continue to forward copies of material correspondence between the Borrower or such Guarantor and the Authority regarding such Environmental Complaint to the Administrative Agent until the Environmental Complaint is settled. The Borrower and each Guarantor shall promptly forward to the Administrative Agent copies of all material documents and reports concerning a Hazardous Discharge at the Real Property that the Borrower or such Guarantor is required to file with an Authority under any Environmental Laws. Such information is to be provided solely to allow the Administrative Agent to protect the Administrative Agent's security interest in the Real Property, if any, and the Collateral.

                  (f) The Borrower and each Guarantor shall respond promptly to any Hazardous Discharge or Environmental Complaint where the failure to comply with the Environmental Laws relating to such Hazardous Discharge or Environmental Complaint could reasonably be expected to result in a Material Adverse Effect, and in connection with such response, take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien (other than Permitted Encumbrances). If the Borrower or any Guarantor shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or the Borrower or any Guarantor shall fail to comply with any of the requirements of any Environmental Laws (where such failure could reasonably be expected to result in a Material Adverse Effect), then the Administrative Agent on behalf of the Lenders may, but without the obligation to do so, for the sole purpose of protecting the Administrative Agent's interest in the Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as the Administrative Agent (or such third parties as directed by the Administrative Agent) deem reasonably necessary or advisable, to appropriately remediate any such Hazardous Discharge or the violations or non-compliance specified in such Environmental Complaint. All reasonable costs and expenses incurred by the Administrative Agent and the Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by the Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between the Administrative Agent, any Lender, the Borrower and/or the Guarantors.

                  (g) Promptly upon the written request of the Administrative Agent from time to time (which request shall only be given by the Administrative Agent (after the occurrence and during the continuation of an Event of Default and any non-compliance with any Environmental Law which could reasonably be expected to result in a Material Adverse Effect), the Borrower and each Guarantor shall provide the Administrative Agent, at the Borrower's or such Guarantor's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of the Administrative Agent, to assess with a reasonable degree of certainty the subject matter of the alleged breach and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property relating to such breach. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to the Administrative Agent. If such environmental site assessment or audit report indicates, individually or in the aggregate, that the cost of remediation would exceed $2,500,000, then the Administrative Agent shall establish a reserve against borrowing availability under Section 2.1(a) hereof for the amount of such costs, and if Undrawn Availability is less than $2,500,000 at such time, then the Administrative Agent shall have the right to require the Borrower or such Guarantor to post a bond, letter of credit or other security reasonably satisfactory to the Administrative Agent to secure payment of these costs and expenses.

                  (h) The Borrower and each Guarantor shall defend and indemnify Agents and the Lenders and hold Agents, the Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including reasonable attorney's fees, suffered or incurred by Agents or the Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of any Agent or any Lender or the gross (not mere) negligence or willful misconduct of such Agent or such Lender. The Borrower's and each Guarantor's obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. The Borrower's and each Guarantor's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                  (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of the Borrower's and each Guarantor's right, title and interest in and to its owned and leased premises.

         4.20. Financing Statements. Except as respects the financing statements filed by the Administrative Agent, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office other than under clauses (g), (j), (l) or (n) of the definition of Permitted Encumbrances.


V.       REPRESENTATIONS AND WARRANTIES.

         The Borrower and each Guarantor represents and warrants as follows:

         5.1. Authority. The Borrower and such Guarantor has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents to which it is a party constitute the legal, valid and binding obligation of the Borrower and such Guarantor enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and of the Other Documents to which it is a party (a) are within the Borrower's and each Guarantor's corporate or limited liability company powers, have been duly authorized, are not in contravention of law or the terms of the Borrower's or such Guarantor's by-laws, certificate of incorporation or other applicable documents relating to the Borrower's or such Guarantor's formation or to the conduct of the Borrower's or such Guarantor's business or of any material agreement or undertaking to which the Borrower is a party or by which the Borrower or such Guarantor is bound, and
(b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except

Permitted Encumbrances upon any asset of the Borrower or such Guarantor under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which the Borrower or such Guarantor is a party or by which it or its property may be bound.

         5.2. Formation and Qualification. (a) The Borrower is duly incorporated and in good standing under the laws of the state of Delaware. Customer Services is duly incorporated and in good standing under the laws of the State of Idaho and Holdings is duly formed and in good standing under the laws of the State of Idaho. Borrower is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for the Borrower and such Guarantor to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The Borrower and such Guarantor has delivered to the Administrative Agent true and complete copies of its certificate of incorporation, by-laws, certificate of formation and operating agreement, as applicable, and will promptly notify the Administrative Agent of any amendment or changes thereto.

              (b) The only Subsidiaries of the Borrower are listed on Schedule 5.2(b).

         5.3. Survival of Representations and Warranties. All representations and warranties of the Borrower and each Guarantor contained in this Agreement and the Other Documents to which it is a party shall be true at the time of the Borrower's and such Guarantor's execution of this Agreement and the Other Documents to which it is a party, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto but shall not survive the termination of this Agreement.

         5.4. Tax Returns. Customer Services' federal tax identification number is 82-0505828. Holdings federal tax identification number is 82-0480109. The Borrower's federal tax identification number is 82-0480109. The Borrower and each Guarantor has filed all federal, state and local tax returns and other material reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable except to the extent that the Borrower or such Guarantor shall be contesting or disputing such taxes, assessments, fees and other governmental charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceedings and, provided, further, that (i) (a) any related tax Lien shall have no effect on the priority of the Liens in favor of the Administrative Agent or the value of the assets in which the Administrative Agent has a Lien, (b) a stay of enforcement of any such tax Lien is in effect and (c) sufficient reserves are established by the Borrower or such Guarantor to the reasonable satisfaction of the Administrative Agent or (ii) any related tax Lien falls within the basket permitted by clause (r) of the definition of Permitted Encumbrances. Federal, state and local income tax returns of the Borrower and each Guarantor have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years of the Borrower and such Guarantor prior to and including the fiscal year ending August 31, 1995. The provision for taxes on the books of the Borrower neither is adequate for all years not closed by applicable statutes, and for its current fiscal year, and neither the Borrower nor any Guarantor has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

         5.5. Financial Statements.

              (a) The pro forma balance sheet of the Borrower (the "Pro Forma Balance Sheet") furnished to the Administrative Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement and the Other Documents (the "Transactions") and is, in the Borrower's good faith judgment, accurate, complete and correct and fairly reflects in all material respects the financial condition of the Borrower as of the Closing Date after giving effect to the Transactions. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the Chief Financial Officer of the Borrower.

              (b) The twelve-month cash flow projections of the Borrower and its projected balance sheets and income statements as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by the Chief Financial Officer of the Borrower, are based in the Borrower's good faith judgment on underlying assumptions which provide a reasonable basis for the projections contained therein which are based on circumstances existing at the time made. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

              (c) The consolidated and consolidating balance sheets of the Borrower, its Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of September 3, 1999, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to the Administrative Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur) and present fairly in all material respects the financial position of the Borrower and its Subsidiaries at such date and the results of their operations for such period. Except as set forth on
Schedule 5.5(c), since June 1, 2000 there has been no change in the condition, financial or otherwise, of the Borrower and its Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by the Borrower and its Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

         5.6. Corporate Name. Except as set forth on Schedule 5.6, neither the Borrower nor any Guarantor has been known by any other corporate name in the past five years and sells Inventory under any other name, nor has the Borrower nor any Guarantor been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

         5.7. O.S.H.A. and Environmental Compliance.

              (a) The Borrower and such Guarantor has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act,

RCRA and all other Environmental Laws except as set forth on Schedule 5.7 hereto or where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect; there are no outstanding citations, notices or orders of non-compliance issued to the Borrower or such Guarantor or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations which could reasonably be expected to result in a Material Adverse Effect.

              (b) The Borrower and such Guarantor has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws except where failure to have such licenses, certificates or permits could not reasonably be expected to result in a Material Adverse Effect.

              (c) Except as set forth on Schedule 5.7(c) or where the presence of any Hazardous Substances could not reasonably be expected to result in a Material Adverse Effect, (i) there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by the Borrower or such Guarantor; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by the Borrower or such Guarantor; (iii) to the best of the Borrower's or such Guarantor's knowledge following diligent inquiry, neither the Real Property nor any premises leased by the Borrower or such Guarantor has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by the Borrower or such Guarantor, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of the Borrower or of its tenants.

         5.8. Solvency; No Litigation, Violation, Indebtedness or Default.

              (a) After giving effect to the Transactions, each of the Borrower and each Guarantor will be solvent, able to pay its debts as they mature, have capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

              (b) Except as disclosed in Schedule 5.8(b), neither Borrower nor any Guarantor has any (i) pending or threatened litigation, arbitration, actions or proceedings which are reasonably likely to have a Material Adverse Effect, and (ii) indebtedness for borrowed money other than the Obligations or as permitted by Section 7.8 hereof.

              (c) Neither the Borrower nor any Guarantor is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is the Borrower or any Guarantor in violation of any order of any court, governmental authority or arbitration board or tribunal which could reasonably be expected to have a Material Adverse Effect.

                  (d) Neither the Borrower nor any Guarantor maintain or contribute to any Multiemployer Plan or any Pension Benefit Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d) or as could not reasonably be expected to result in a Material Adverse Effect,
(i) no Plan has incurred any "accumulated funding deficiency," as defined in
Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and the Borrower, each Guarantor and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code (or a request for determination has been made within the applicable remedial period) and the trust related thereto is exempt from federal income tax under
Section 501(a) of the Code, (iii) neither the Borrower nor any Guarantor has incurred any liability to the PBGC which could reasonably be expected to result in a Material Adverse Effect other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan that is subject to Title IV of ERISA has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any such Plan, (v) the current value of the assets of each Plan that is subject to Title IV of ERISA equals or exceeds the present value of the accrued benefits and other liabilities of such Plan and neither the Borrower, any Guarantor nor to the best of the Borrower's or such Guarantor's knowledge, any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither the Borrower, any Guarantor nor to the best of the Borrower's or such Guarantor's knowledge, any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither the Borrower, any Guarantor nor to the best of the Borrower's or such Guarantor's knowledge, any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and to the best of the Borrower's and such Guarantor's knowledge no fact exists which would give rise to any such liability, (viii) neither the Borrower, any Guarantor nor to the best of the Borrower's or such Guarantor's knowledge, any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which could reasonably be expected to constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) the Borrower and each Guarantor has made all contributions due and payable with respect to each Plan which is subject to Title IV of ERISA, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR
Section 2615.3 has not been waived, (xi) neither the Borrower, any Guarantor nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of the Borrower, such Guarantor and any member of the Controlled Group, and (xii) neither the Borrower, any Guarantor nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan which would impose liability upon the Borrower or such Guarantor under the Multiemployer Pension Plan Amendments Act of 1980.

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         5.9. Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights and assumed names which are registered with any state or federal agency and which are owned or utilized by the Borrower or such Guarantor and all licenses (except for licenses of commercially available software) and tradenames owned or held by the Borrower or such Guarantor are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities, if applicable, except to the extent that the failure of any such intellectual property rights, either singly or in the aggregate, to be valid or registered could not reasonably be expected to result in a Material Adverse Effect and together with all trade secrets owned or utilized by the Borrower or such Guarantor constitute all of the intellectual property rights which are necessary for the operation of its business except to the extent the failure to so possess any such intellectual property rights could not reasonably be expected to result in a Material Adverse Effect; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design right, tradename, trade secret or license. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design right, copyright, copyright application and copyright license owned or held by the Borrower or such Guarantor and all trade secrets used by the Borrower or such Guarantor consist of original material or property developed by the Borrower or such Guarantor or was lawfully acquired by the Borrower or such Guarantor from the proper and lawful owner thereof unless failure to do so could not reasonably be expected to result in a Material Adverse Effect. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. Except as set forth on Schedule 5.9 hereto, with respect to all software used by the Borrower or any Guarantor where the failure to possess any source and object codes or hold any license agreement from the software owner to use such software could reasonably be expected to result in a Material Adverse Effect, the Borrower or such Guarantor is in possession of all such source and object codes related to each piece of such software or is the beneficiary of a source code escrow agreement or holds a license agreement from the software owner to use such software, including all source and object codes related thereto.

         5.10. Licenses and Permits. Except as set forth in Schedule 5.10, the Borrower and each Guarantor is in compliance with and has procured and is now in possession of, all licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to be in compliance or procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.

         5.11. Default of Indebtedness. As of the Closing Date, neither the Borrower nor any Guarantor is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.


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
         5.12. No Contractual Defaults. Neither the Borrower nor any Guarantor is in default in the performance of any of its contractual obligations which could reasonably be expected to result in a Material Adverse Effect.

         5.13. No Burdensome Restrictions. Neither the Borrower nor any Guarantor is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Guarantor has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         5.14. No Labor Disputes. Neither the Borrower nor any Guarantor is involved in any labor dispute; there are no strikes or walkouts or union organization of the Borrower's or any Guarantor's employees threatened or in existence and no labor contract is scheduled to expire during the Term, in each case other than as set forth on Schedule 5.14 hereto or as could not reasonably be expected to result in a Material Adverse Effect.

         5.15. Margin Regulations. Neither the Borrower nor any Guarantor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         5.16. Investment Company Act. Neither the Borrower nor any Guarantor is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

         5.17. Disclosure. No representation or warranty made by the Borrower or such Guarantor in this Agreement or in any financial statement, report, certificate or any Other Document to which it is a party (other than projections, pro forma statements, budgets or estimates) furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrower or such Guarantor or which reasonably should be known to the Borrower or such Guarantor which the Borrower or such Guarantor has not disclosed to the Administrative Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect.

         5.18. Delivery of Certain Documentation. The Administrative Agent has received complete copies of the Subordinated Note Documentation (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to the Administrative Agent. The incurrence of the Obligations and/or the committed amount of the Total Credit Facility does not, and each borrowing of Advances hereunder shall not at any time, violate the Subordinated Note Documentation and the Obligations shall at all times be deemed to be "Permitted Indebtedness", "Designated Senior Debt" and "Senior Debt" under the Subordinated Note Documentation (as such terms are defined therein).

         5.19. Swaps. Except as set forth on Schedule 5.19 or as otherwise permitted pursuant to Article VII hereof, neither the Borrower nor any Guarantor is a party to, nor will it be a party to, any swap agreement whereby the Borrower or such Guarantor has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

         5.20. Conflicting Agreements. No provision of any mortgage, indenture, material contract, agreement, judgment, decree or order binding on the Borrower or such Guarantor or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

         5.21. Application of Certain Laws and Regulations. Neither the Borrower, any Guarantor nor any Affiliate of the Borrower or such Guarantor is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.22. Business and Property of the Borrower. Upon and after the Closing Date, neither the Borrower nor any Guarantor proposes to engage in any business other than providing electronics manufacturing services to original electronics manufacturers in the networking, telecommunications, computer systems and other segments of the electronics industry and activities necessary to conduct the foregoing and other businesses and activities reasonably related or ancillary thereto. On the Closing Date, the Borrower and each Guarantor will own or have the right to use all the property and possess all of the rights and Consents necessary for the conduct of the business of the Borrower except to the extent that the failure to so possess or own or have the right to use such property could not reasonably be expected to result in a Material Adverse Effect.

         5.23. Section 20 Subsidiaries. The Borrower does not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

         The Borrower and each Guarantor shall be permitted to amend the schedules to this Agreement at any time that the information contained in any such schedule is no longer true and correct in all material respects at such time, provided, however, that any such amended schedules shall not cure or waive any Default or Event of Default which may be reflected on such amended

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
schedules nor will the Administrative Agent's consent to any action or disclosure reflected on such amended schedules be deemed to be implied solely as a result of the Administrative Agent's acceptance of such amended schedules.


VI.      AFFIRMATIVE COVENANTS.

         The Borrower and each Guarantor shall, until payment in full of the Obligations (other than indemnity obligations with respect to which no claim has been made) and termination of this Agreement:

         6.1. Payment of Fees. Pay to each Agent on demand all usual and customary reasonable out-of-pocket expenses (including without limitation, all wire transfer charges) which such Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). The Administrative Agent may, without making demand, charge the Borrower's PNC Account for all such out-of-pocket expenses.

         6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Conduct and operate its business according to good business practices and maintain all of its properties which are necessary in its business in good working order and condition (reasonable wear and tear excepted and casualty damage excepted to the extent covered by insurance and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right necessary in the conduct or operation of the Borrower's or such Guarantor's business or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

         6.3. Violations. Promptly notify the Agents in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to the Borrower or such Guarantor which could reasonably be expected to have a Material Adverse Effect.

         6.4. Government Receivables. To the extent reasonably requested by the Administrative Agent, take all steps necessary to protect the Administrative Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and, to the extent requested by the Administrative Agent, deliver to the Administrative Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between the Borrower and/or any Guarantor and the United States of America, any state or any department, agency or instrumentality of any of them.

         6.5. Fixed Charge Coverage Ratio. Maintain Fixed Charge Coverage Ratio of not less than the ratio shown opposite such fiscal quarter with respect to the four (4) fiscal quarters then ended, provided that the applicable period being tested on the fiscal quarter ending on or closest to (i) November 30, 2000 will be three months, (ii) February 28, 2001 will be six months and (iii) May 31, 2001 will be nine months:

                           Fiscal Quarter Ending
                           On or Closest To:                         Ratio
                           ---------------------                     -----
                           November 30, 2000                         0.20 to 1.0
                           February 28, 2001                         0.45 to 1.0
                           May 31, 2001                              0.55 to 1.0
                           August 31, 2001                           0.65 to 1.0
                           November 30, 2001                         0.85 to 1.0
                           February 28, 2002                         1.00 to 1.0
                           May 31, 2002 and at the                   1.10 to 1.0
                           end of each fiscal quarter thereafter

         6.6. Execution of Supplemental Instruments. Execute and deliver to the Administrative Agent from time to time, promptly after demand, such supplemental agreements, statements, collateral assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as the Administrative Agent may request, in order that the full intent of this Agreement may be carried into effect.

         6.7. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and the Borrower or such Guarantor shall have provided for such reserves as the Administrative Agent may reasonably deem proper and necessary.

         6.8. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12 and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

         6.9. Appraisals. From time to time, upon the request of the Administrative Agent (which request shall not be made by the Administrative Agent more than one time in any calendar quarter unless a Default or Event of Default has occurred and is continuing), obtain and deliver to the Administrative Agent, at the Borrower's expense, appraisal reports in form and substance and from appraisers satisfactory to the Administrative Agent, stating the net recovery value of the Inventory and the Equipment.


VII.     NEGATIVE COVENANTS.

         Neither Borrower nor any Guarantor shall, until satisfaction in full of the Obligations (other than indemnity obligations with respect to which no claim has been made) and termination of this Agreement:

         7.1.     Merger, Consolidation, Acquisition and Sale of Assets.

                  (a) Enter into any merger, consolidation or other reorganization with or into any other Person other than any merger of a shell corporation with the Borrower or such Guarantor being the surviving corporation of such merger for the purpose of reincorporating the Borrower or such Guarantor under a different state following written notice of same to the Administrative Agent ("Reincorporation Merger") or a merger of a Guarantor with and into Borrower or another Guarantor with Borrower or such other Guarantor being the surviving corporation thereof or acquire all or a substantial portion of the assets or stock of any Person other than as permitted by Section 7.4 hereof or permit any other Person to consolidate with or merge with it other than a Reincorporation Merger and then only to the extent that the surviving corporation expressly assumes all Obligations of the Borrower or such Guarantor under this Agreement and the Other Documents to which it is a party or in connection with an investment or acquisition which is permitted by Section 7.4 hereof and then only to the extent that the Borrower is the surviving entity of any such merger consummated in connection with such permitted investment or acquisition.

                  (b) Sell, lease, transfer ownership or otherwise dispose of any of its properties or assets, except in the ordinary course of its business or except as provided in Section 4.3.

         7.2. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

         7.3. Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to the Lenders) except (a) the endorsement of checks in the ordinary course of business, (b) guarantees of obligations of the Borrower's or such Guarantor's Subsidiaries to third parties, (c) contingent obligations in the form of customary indemnifications of agents, employees, consultants, officers and directors of the Borrower or any of its Subsidiaries in the ordinary course of business consistent with past practice, (d) contingent obligations in the form of customary and reasonable indemnification provisions or purchase price adjustments (based on post closing audit adjustments) incurred in connection with acquisitions which are permitted under Section 7.4 hereof or sales of assets which are permitted by Section 7.1(b) hereof, (e) guaranties in respect to employment arrangements and other compensation arrangements entered into in connection with an acquisition or investment is permitted under Section 7.4 hereof, (f) other guaranty obligations, provided, that the aggregate amount of obligations incurred under clauses (b) through (f) hereof for the Borrower and the Guarantors on a consolidated basis shall not exceed $10,000,000 at any time outstanding, (g) pledges and deposits to the extent such pledges and deposits constitute "Permitted Encumbrances" under clauses (d), (e),
(n) or (o) of the definition thereof, and (h) the obligations of Guarantors under the respective Guaranties.

         7.4. Investments. Purchase or acquire obligations or stock of, or any other equity or ownership interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 360 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 360 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (d) U.S. money market funds that invest substantially all in obligations issued or guaranteed by the United States of America or an agency thereof; provided, however, that if no Event of Default shall have occurred and be continuing at the time of such investment, or occur as a result thereof, the Borrower and each Guarantor may:

                  (1) acquire assets constituting a business unit or substantially all of the stock or other equity interests of any Person engaged in a line of business currently engaged in by the Borrower or such Guarantor as described in Section 5.22, provided that (i) the aggregate value of the consideration (including, without limitation, the assumption of liabilities) of all such investments made by the Borrower and the Guarantors on a consolidated basis during the Term shall not exceed $30,000,000 plus the appreciated value, if any, of such investments, (ii) no more than twenty five percent (25%) of such consideration paid by the Borrower or such Guarantor shall be funded, directly or indirectly, with the proceeds of Advances, (iii) any portion of such consideration consisting of Indebtedness of the Borrower or such Guarantor to the seller or sellers of such assets, stock or other investments or to any other Person shall be subordinated in right of payment to the prior payment in full of the Obligations on terms and conditions satisfactory to the Administrative Agent and (iv) after giving effect to any Advances made or to be made to the Borrower to consummate such acquisition, the Borrower shall have Undrawn Availability of at least $10,000,000 upon such consummation;

                  (2) invest in direct Subsidiaries of the Borrower or such Guarantor so long as (x) the Borrower or such Guarantor has pledged sixty five percent (65%) (to the extent it is a wholly or majority owned foreign Subsidiary) or one hundred percent (100%) (to the extent it is a wholly or majority owned domestic Subsidiary) of each class of equity securities of such Subsidiary owned by the Borrower or such Guarantor, (y) the Subsidiary (to the extent it is a domestic Subsidiary) has executed a Guaranty and granted the Administrative Agent a security interest in all of its assets to secure such Guaranty and (z) the aggregate amount of such investments during any fiscal year net of the aggregate amount of cash dividends actually received by the Borrower and the Guarantors in such fiscal year from such Subsidiaries plus the aggregate amount of loans made by the Borrower and the Guarantors in the aggregate to their respective

         Subsidiaries during such fiscal year which remain outstanding after giving effect solely to principal repayments of such loans made by such Subsidiary, shall not exceed $20,000,000;

                  (3) make investments solely with the proceeds of Extraordinary Receipts remaining after giving effect to the mandatory prepayment required to be made by the Borrower under Section 2.11(d) hereof;

                  (4) maintain investments existing on the date hereof and set forth on Schedule 7.4;

                  (5) acquire and hold Receivables owing to it or created in the ordinary course of its business;

                  (6) make pledges and deposits to the extent such pledges and deposits constitute "Permitted Encumbrances" under clauses (d), (e),
         (n) or (o) of the definition thereof;

                  (7) acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and Customers and in good faith settlement of delinquent obligations of, and other disputes with Customers or suppliers arising in the ordinary course of business, subject to the Administrative Agent receiving a first priority perfected security interest in such investments (including debt obligations) (subject to Permitted Encumbrances);

                  (8) make deposits in the ordinary course consistent with past practices to secure the Borrower's or such Guarantor's performance under leases;

                  (9) enter into transactions which are permitted under Section
         7.1 (a) hereof; and

                  (10) other investments not to exceed the aggregate amount of $1,000,000 for the Borrower and such Guarantors on a consolidated basis at any time or from time to time.

         7.5. Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, (b) loans to the employees of the Borrower and such Guarantor in the ordinary course of business not to exceed the aggregate amount of $500,000 at any time outstanding for the Borrower and the Guarantors on a consolidated basis, (c) non-cash loans or extensions of credit made to the purchaser of any of the Borrower's assets (other than Equipment which was purchased with the proceeds of an Equipment Loan, Equipment which is deemed to be "Eligible Equipment" hereunder or the Mortgaged Real Property) in connection with the disposition of assets (other than Equipment which was purchased with the proceeds of an Equipment Loan, Equipment which is deemed to be "Eligible Equipment" hereunder or the Mortgaged Real

Property) which is permitted by Section 7.1(b) hereof to the extent that such loans are evidenced by a promissory note in favor of the Borrower which is assigned to the Administrative Agent as collateral security for the Obligations,
(d) non-cash loans made to an officer or other employee of the Borrower to enable such officer or employee to acquire shares of capital stock of the Borrower or options to purchase shares of capital stock of the Borrower so long as such loans are evidenced by a promissory note in favor of the Borrower which is assigned to the Administrative Agent as collateral security for the Obligations, and (e) so long as no Event of Default shall have occurred and be continuing, loans made to a Subsidiary of the Borrower provided that (w) the Borrower has pledged sixty five percent (65%) (to the extent it is a direct foreign Subsidiary of the Borrower) or one hundred percent (100%) (to the extent it is a direct domestic Subsidiary of the Borrower) of each class of equity securities of such Subsidiary owned by the Borrower, (x) the Subsidiary (to the extent it is a direct domestic Subsidiary of the Borrower) has executed a Guaranty and granted the Administrative Agent a security interest in its assets to secure such Guaranty, (y) the aggregate amount of such loans during any fiscal year plus the aggregate amount of investments made by the Borrower and the Guarantors to their respective Subsidiaries during such fiscal year net of the aggregate amount of cash dividends actually received by the Borrower or the Guarantors in such fiscal year from such Subsidiaries which remain outstanding after giving effect solely to principal repayments of such loans made by such Subsidiary, shall not exceed $20,000,000 in the aggregate for the Borrower and the Guarantors on a consolidated basis and (z) such loans are evidenced by a promissory note in favor of the Borrower or such Guarantor which is assigned to the Administrative Agent as collateral security for the Obligations.

         7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments ("Capital Expenditures") for fixed or capital assets (including capitalized leases) in an aggregate amount for the Borrower and the Guarantors on a consolidated basis in excess of (a) $23,000,000 in fiscal year 2000, (b) $24,000,000 in fiscal year 2001, (c) $31,000,000 in fiscal year 2002 and (d) $38,700,000 in fiscal year 2003 (with unused amounts ("Capital Expenditure Carryover Amounts") in any fiscal year being carried over to the next succeeding fiscal year ("Capital Expenditure Carryover Year") and any such amounts used to make capital expenditures in the Capital Expenditure Carryover Year shall be allocated first to the permitted amounts in such year and then to the Capital Expenditure Carryover Amount from the preceding fiscal year). For purposes of this Section 7.6, Capital Expenditures shall not include (i) expenditures made solely from proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets or property, (ii) expenditures from proceeds of asset sales and transfers permitted under Section 7.1(b) hereof; (iii) expenditures made solely from the proceeds of Extraordinary Receipts; and (iv) expenditures made from the proceeds of Indebtedness incurred under Section 7.8 other than under clause (i) thereof. The foregoing shall not be deemed a waiver of the requirement that the proceeds of Mandatory Extraordinary Receipts be applied as a mandatory prepayment of Term Loan B under Section 2.11(d) hereof.

         7.7. Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of the Borrower or such Guarantor (other than dividends or distributions payable (a) in its stock, or split-ups or reclassifications of its stock or (b) payable solely out of the proceeds of Extraordinary Receipts remaining after giving effect to the mandatory prepayment required to be made by the Borrower under Section 2.11(d) hereof to the extent that no Event of Default shall have occurred and be continuing) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or Preferred Stock, or of any options to purchase or acquire any such shares of common or Preferred Stock of the Borrower; provided, however, that any such Guarantor may pay dividends or make other distributions to its shareholders; and provided, further, that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall be permitted to (a) repurchase, redeem, otherwise acquire or retire for value any capital stock of the Borrower held by any members or former member of the Borrower's (or any of its Subsidiaries') management; so long as the aggregate price paid shall not exceed (x) $1,000,000 in any calendar year (with unused amounts ("Carryover Amounts") in any fiscal year being carried over to the next succeeding fiscal year ("Carryover Year") and any such payments used for such repurchase or redemption in the Carryover Year shall be allocated first to the permitted amounts in such year and then, to the Carryover Amount from the preceding fiscal year), plus (y) the aggregate amount of Extraordinary Receipts received from members of management of the Borrower and its Subsidiaries remaining after giving effect to the mandatory prepayment required to be made by the Borrower under Section 2.11(d) hereof plus (z) the proceeds received by the Borrower of any "key-man" life insurance policies; provided, that the cancellation of Indebtedness owing to the Borrower from members of management of the Borrower in connection with such repurchase of capital stock will not be deemed to be a restricted payment under this Section; (b) repurchase capital stock upon the exercise of stock options if such capital stock represents a portion of the exercise price thereof; and (c) in the event that any letter of intent or purchase agreement entered into which is permitted by Section 7.4 hereof is terminated and the Borrower is entitled to a reimbursement of any cash earnest money deposit made by it in connection therewith which was funded by an equity contribution, pay a cash dividend in an amount not to exceed the amount of such reimbursement payment.

         7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to the Lenders; (ii) Indebtedness incurred for capital expenditures permitted under
Section 7.6 hereof; (iii) Indebtedness due under the Subordinated Note Documentation or any refinancing thereof, provided that such refinancing shall not be materially more onerous to the Borrower and shall contain subordination terms substantially similar to those contained in the Subordinated Note Documentation and such other terms which are acceptable to the Administrative Agent in all respects; (iv) subordinated Indebtedness incurred in connection with (a) any investment permitted by the proviso of Section 7.4 and otherwise complying with the conditions thereof and (b) any repurchase of capital stock or options from terminated employees in accordance with the provisions of Section
7.7 hereof; (v) Indebtedness in respect of hedge agreements entered into in the ordinary course of business to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates or currency valuations and not for speculative purposes; (vi) Indebtedness deemed to exist pursuant to guarantees which are permitted by Section 7.3 hereof; (vii) Indebtedness existing as of the Closing Date as set forth in Schedule 7.8 and refinancing thereof not to exceed the aggregate amount of Indebtedness existing as of the Closing Date and so long as such refinancing does not contain terms which are materially more onerous to the Borrower than the existing arrangement; (viii) Indebtedness secured by Liens which are permitted under Section 7.2 hereof including under capitalized leases so long as the amount of such Indebtedness, including capitalized leases, does not exceed the amounts permitted under Section 7.6 hereof; and (ix) unsecured Indebtedness not otherwise permitted hereunder not to exceed $5,000,000 in the aggregate principal amount at any one time outstanding.

         7.9. Nature of Business. Substantially change the nature of the business in which it is presently engaged and those reasonably related or ancillary thereto, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted or as reasonably related or ancillary thereto.

         7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate, provided that in any event the following transactions shall be permitted:

                  (a) the payment of management fees and expenses incurred by CEI and/or any of their respective Affiliates in providing services to the Borrower from time to time in accordance with the Management Services Agreement as in effect on the Closing Date;

                  (b) the payment of customary and reasonable fees to, and the out-of-pocket expenses of the Board of Directors of the Borrower and the Guarantors and customary indemnities for the benefit of members of the Board of Directors or the Managers of the Borrower and the Guarantors, as applicable;

                  (c) the payment by the Borrower, in connection with any acquisition, divestiture or financing transaction that is consummated, of a transaction fee to CEI and/or any of their respective Affiliates for such transaction in an amount which is customary in transactions of that nature;

                  (d) the making of any payments permitted pursuant to Section 7.7;

                  (e) the payment of customary compensation paid to, and indemnity provided on behalf of, officers, employees or consultants of the Borrower or any of its Subsidiaries as determined in good faith by the Board of Directors of the Borrower; and

                  (f) transactions with Subsidiaries to the extent such transactions are permitted under Sections 7.1, 7.3, 7.4 or 7.5 hereof.

         7.11. Subsidiaries.

                  (a) Form any domestic or foreign Subsidiary unless (i) such Subsidiary (to the extent it is a domestic Subsidiary) executes a Guaranty and grants the Administrative Agent a security interest in all of its assets to secure such Guaranty or any state thereof, (ii) the Administrative Agent shall be granted a first priority perfected security interest in (x) all equity interests of such domestic Subsidiary owned by the Borrower or (y) 65% of the equity interests

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of such foreign Subsidiary owned by the Borrower and (iii) the Administrative
Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

                  (b) Enter into any partnership, joint venture or similar arrangement except to the extent permitted by Section 7.4 hereof.

         7.12. Fiscal Year and Accounting Changes. Change its fiscal year from a year ending on or about August 31 or make any significant change (i) in accounting treatment and reporting practices except as is consistent with GAAP or (ii) in tax reporting treatment except as permitted by law and provided that the Borrower shall promptly notify the Administrative Agent of any such changes by either the Borrower or any Guarantor.

         7.13. Pledge of Credit. Now or hereafter pledge any Agent's or any Lender's credit on any purchases or for any purpose whatsoever.

         7.14. Amendment of Articles of Incorporation, By-Laws. Amend, modify or waive any term or material provision of its Articles of Incorporation, By-Laws, Certificate of Formation or Operating Agreement, as applicable, if any such amendment, modification or waiver could, in the Administrative Agent's reasonable judgment, have a Material Adverse Effect.

         7.15. Compliance with ERISA. (i) (x) Maintain or (y) become obligated to contribute to any Multiemployer Plan or Pension Benefit Plan, other than those Multiemployer Plans and Pension Benefit Plans disclosed on Schedule 5.8(d), (ii) engage in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code unless such transactions could not reasonably be expected to result in a Material Adverse Effect, (iii) incur any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code which, if such deficiency continued for two plan years and was not corrected as provided in
Section 4971 of the Code could subject the Borrower or such Guarantor to a material tax imposed by Section 4971 of the Code or could reasonably be expected to result in a Material Adverse Effect, (iv) terminate any Plan where such event could reasonably be expected to result in any material liability of the Borrower or such Guarantor or the imposition of a Lien on the property of the Borrower or such Guarantor pursuant to Section 4068 of ERISA, unless such Lien falls with the basket permitted by clause (r) of the definition of Permitted Encumbrances,
(v) assume any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur any withdrawal liability to any Multiemployer Plan which could reasonably be expected to result in a Material Adverse Effect;
(vii) fail to promptly notify the Administrative Agent of the occurrence of any Termination Event, (viii) fail to comply with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, unless the failure to so comply could not reasonably be expected to result in a Material Adverse Effect
(ix) fail to meet all minimum funding requirements under ERISA or the Code or postpone or delay any funding requirement with respect of any Plan unless the failure to meet such funding requirements could not reasonably be expected to result in a Material Adverse Effect.

         7.16. Prepayment of Indebtedness. Except as permitted pursuant to Sections 7.17 and 7.19 hereof, at any time, directly or indirectly, prepay or defease any subordinated Indebtedness

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
(other than to the Lenders to the extent permitted herein), or repurchase, redeem, retire or otherwise acquire any subordinated Indebtedness of the Borrower or any Guarantor.

         7.17. Subordinated Notes. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Subordinated Notes, including, without limitation, any defeasance of such Subordinated Notes, other than (a) so long as no Default or Event of Default shall have occurred and be continuing, regularly scheduled payments of principal and interest to the extent payment is permitted by the terms of the Subordinated Note Documentation as in effect on the Original Closing Date and (b) redemptions of such Subordinated Notes on the terms set forth in the Subordinated Note Documentation as in effect on the Original Closing Date and so long as (i) no Default or Event of Default shall have occurred and be continuing or would occur as a result of such redemption except as otherwise permitted in Section 2.11(d) and (ii) such redemptions shall be made solely out of the proceeds of Extraordinary Receipts or the proceeds of a refinancing of the Subordinated Notes not to exceed the aggregate outstanding principal balance of the Subordinated Notes as of the date of any such redemption and shall occur only after, or concurrently with, any mandatory prepayments required pursuant to Section 2.11(d) hereof have been made, and provided, further, that such refinancing shall not be materially more onerous to the Borrower and shall contain subordination terms substantially similar to those contained in the Subordinated Note Documentation and such other terms which are acceptable to the Administrative Agent in all respects. The foregoing shall not be deemed a waiver of the requirement that the proceeds of Mandatory Extraordinary Receipts and the proceeds of any Extra Subordinated Indebtedness be applied as a mandatory prepayment of Term Loan B under Section 2.11(d) hereof.

         7.18. Other Agreements. Enter into any material amendment, waiver or modification of the Recapitalization Documentation, Subordinated Note Documentation, Indenture, Exchange Indenture, Management Services Agreement, the February Cornerstone Agreement or any related agreements which could reasonably be expected to adversely affect the interests of the Lenders.


VIII.    CONDITIONS PRECEDENT.

         8.1. Conditions to the Effectiveness of this Agreement. The agreement of the Lenders to enter into this Agreement and to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction or waiver by Agents, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                  (a) Note. The Administrative Agent shall have received the Note duly executed and delivered by an authorized officer of the Borrower;

                  (b) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Administrative Agent to be filed,

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
registered or recorded in order to create, in favor of the Administrative Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and the Administrative Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                  (c) Corporate Proceedings of the Borrower. The Administrative Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or managers, as applicable, of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the Other Documents and (ii) the granting by the Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (d) Proceedings of Guarantor. The Administrative Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or Managers of the Borrower and each Guarantor, as applicable, authorizing the execution, delivery and performance of this Agreement and the applicable Guaranty certified by the Secretary, Assistant Secretary or Manager, as applicable, of such Guarantor as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (e) Incumbency Certificates of Guarantor. The Administrative Agent shall have received a certificate of the Secretary, Assistant Secretary or Manager, as applicable, of each Guarantor, dated the Closing Date, as to the incumbency and signature of the officers of such Guarantor executing this Agreement and the applicable Guaranty and any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary, Assistant Secretary or Manager, as applicable;

                  (f) Incumbency Certificates of the Borrower. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (g) Certificates. The Administrative Agent shall have received a copy of the Articles or Certificate of Incorporation or Certificate of Formation of the Borrower and each Guarantor, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation or formation together with copies of the By-Laws or Operating Agreement of the Borrower and such Guarantor and all agreements of the Borrower's and such Guarantor's shareholders or members to which the Borrower or such Guarantor, as applicable, is a party certified as accurate and complete by the Secretary of the Borrower and such Guarantor;


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                  (h) Good Standing Certificates. The Administrative Agent shall have received good standing certificates for the Borrower and each Guarantor dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of the Borrower's and such Guarantor's jurisdiction of incorporation or formation and each jurisdiction where the conduct of the Borrower's and such Guarantor's business activities or the ownership of its properties necessitates qualification;

                  (i) Legal Opinion. The Administrative Agent shall have received the executed legal opinion of Kirkland & Ellis and internal counsel of the Borrower in form and substance reasonably satisfactory to the Administrative Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Note, the Other Documents and related agreements as the Administrative Agent may reasonably require and the Borrower and each Guarantor hereby authorizes and directs such counsel to deliver such opinions to Agents and the Lenders;

                  (j) No Litigation. Except as set forth on Schedule 5.8(b), (i) no litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or overtly threatened against the Borrower or any Guarantor or against the officers or directors of the Borrower or any Guarantor (A) in connection with the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of the Administrative Agent, is deemed material or (B) which could, in the reasonable opinion of the Administrative Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to the Borrower or any Guarantor or the conduct of their respective businesses or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

                  (k) Financial Condition Certificates. The Administrative Agent shall have received an executed Financial Condition Certificate in the form of
Exhibit 8.1(k);

                  (l) Shareholder Loans. The Indebtedness of the Borrower under the August Cornerstone Agreement and February Cornerstone Agreement shall be repaid with the proceeds of Term Loan B;

                  (m) Fees. The Administrative Agent and the Term Loan B Agent shall have received all fees and other compensation payable to the Administrative Agent, the Term Loan B Agent and the Lenders on or prior to the Closing Date pursuant to Article III hereof;

                  (n) Pro Forma Financial Statements. The Administrative Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to the Lenders;

                  (o) Insurance. The Administrative Agent shall have received in form and substance reasonably satisfactory to Agents, an updated certificate of insurance with respect to Borrower's and each Guarantor's casualty insurance policies naming the Administrative Agent as lender loss payee together with loss payable endorsements on the Administrative Agent's

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
standard form of loss payee endorsement naming the Administrative Agent as lender loss payee, and updated evidence of insurance with respect to Borrower's and each Guarantor's liability insurance policies naming the Administrative Agent as a co-insured;

                  (p) Payment Instructions. Agents shall have received written instructions from the Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

                  (q) Consents. The Administrative Agent shall have received any and all Consents reasonably necessary to permit the effectuation of the Transactions; and, the Administrative Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as the Administrative Agent and its counsel shall deem reasonably necessary;

                  (r) No Adverse Material Change. Except as set forth on
Schedule 8.1(r), (i) since June 1, 2000, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to any Agent shall have been proven to be inaccurate or misleading in any material respect on or prior to the Closing Date;

                  (s) Leasehold Agreements. The Administrative Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Agents with respect to all premises leased by the Borrower or any Guarantor in the United States of America at which Inventory and Equipment is located;

                  (t) Other Documents. The Administrative Agent shall have received in form and substance reasonably satisfactory to the Lenders the executed Other Documents;

                  (u) Contract Review. Agents shall have reviewed all material contracts of the Borrower entered into on or after the Original Closing Date, including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be reasonably satisfactory in all respects to Agents;

                  (v) Closing Certificate. The Administrative Agent shall have received a closing certificate signed by the President or Chief Financial Officer of the Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct in all material respects on and as of such date,
(ii) the Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents, (iii) on such date no Default or Event of Default has occurred or is continuing, (iv) the incurrence of the Obligations and/or the committed amount of the Total Credit Facility does not violate the terms of the Subordinated Note Documentation and the consent of the holders of the Subordinated Notes is not required in order for the Borrower to consummate the Transactions and the Obligations shall be deemed to be "Permitted Indebtedness", "Designated Senior Debt" and "Senior Debt" under the Subordinated Note Documentation (as such terms are defined therein);

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
                  (w) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate prepared by an officer of the Borrower as of the Closing Date and which shall indicate that the aggregate amount of Eligible Receivables, Eligible Inventory and Eligible Equipment is sufficient in value and amount to support Facility Advances in the amount requested by the Borrower on the Closing Date and that after giving effect to the initial Revolving Advances hereunder, the Borrower shall have Undrawn Availability of at least $20,000,000;

                  (x) Computer Information. The Administrative Agent shall be satisfied with the Borrower's computer information systems and its ability to report information to the Administrative Agent about the Collateral and the Borrower's financial affairs; and

                  (y) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be reasonably satisfactory in form and substance to Agents and their respective counsel.

         8.2. Conditions to Each Advance. The agreement of the Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), other than deemed requests for Advances hereunder, is subject to the satisfaction or waiver in writing by Agents of the following conditions precedent as of the date such Advance is made:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and each Guarantor in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations or warranties are limited by their terms to a specific date in which case they shall be true and correct in all material respects as of such date;

                  (b) No Material Change. No change in the Borrower's or any Guarantor's condition or affairs (financial or otherwise) shall have occurred which in Agents' reasonable opinion has a Material Adverse Effect.

                  (c) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Facility Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

                  (d) Maximum Advances. In the case of any Revolving Advances requested to be made, after giving effect thereto, the aggregate Revolving Advances shall not exceed the maximum amount of Revolving Advances permitted under Section 2.1 hereof, except with respect to overadvances which are permitted pursuant to Section 15.2 hereof.


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Each request for an Advance by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied except to the extent waived in writing by Agents.

         8.3. Conditions to Each Equipment Loan. The agreement of Facility Lenders to make any Equipment Loan is subject to satisfaction or waiver in writing by the Administrative Agent of the following additional conditions precedent: (a) receipt by the Administrative Agent of (i) a copy of the invoice relating to the Equipment being purchased, (ii) evidence that such Equipment has been shipped to the Borrower, (iii) evidence that the requested Equipment Loan does not exceed eighty-five percent (85%) of the net invoice cost of such Equipment purchased by the Borrower (which shall be exclusive of shipping, delivery, handling, taxes, overhead, installation and all other "soft" costs), and (iv) such other documentation and evidence that the Administrative Agent may reasonably request; and (b) after giving effect thereto, the aggregate Equipment Loans outstanding shall not exceed the Maximum Equipment Loan Amount.

         8.4. Conditions to Term Loan A. The agreement of Facility Lenders to fund Term Loan A is subject to the satisfaction, or waiver by the Administrative Agent immediately prior to or concurrently with the funding of Term Loan A, of the following additional conditions precedent:

                  (a) Collateral Examination. The Administrative Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to the Lenders, of the Mortgaged Real Property, the Inventory and the Equipment;

                  (b) Title Insurance. The Administrative Agent shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to the Administrative Agent's satisfaction to evidence the form of such policies to be delivered with respect to the Mortgage), in standard ALTA form, issued by a title insurance company reasonably satisfactory to the Administrative Agent, each in an amount equal to not less than the fair market value of the Mortgaged Real Property, insuring the Mortgage to create a valid Lien on the Mortgage Real Property with no exceptions which the Administrative Agent shall not have approved in writing and no survey exceptions;

                  (c) Environmental Reports. The Administrative Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms with respect to the Mortgaged Real Property, the results of which shall be reasonably satisfactory in form and substance to the Administrative Agent; and

                  (d) Mortgage. The Administrative Agent shall have received in form and substance reasonably satisfactory to Facility Lenders (i) an executed Mortgage and (ii) a survey of the Mortgaged Real Property.

                  (e) Term Loan B. Term Loan B shall have been advanced to the Borrower prior to, or simultaneous with, the funding of Term Loan A.


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
                  (f) Legal Opinion. The Administrative Agent shall have received the executed legal opinion of Stoel Rives LLP in form and substance reasonably satisfactory to the Administrative Agent, which shall cover such matters incident to the transactions contemplated by the Mortgage and the Mortgaged Real Property as the Administrative Agent may reasonably require and the Borrower hereby authorizes and directs such counsel to deliver such opinion to Agents and the Lenders.


IX.      INFORMATION AS TO BORROWER.

         The Borrower shall, until satisfaction in full of the Obligations (other than indemnity obligations with respect to which no claims have been made) and the termination of this Agreement:

         9.1. Disclosure of Material Matters. Promptly (but in any event no later than five (5) Business Days) upon learning thereof, report to Agents all matters materially affecting the value, enforceability or collectibility of any material portion of the Collateral granted herein and the "Collateral" granted in the Other Documents, including, without limitation, the Borrower's reclamation or repossession of, or the return to the Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

         9.2. Schedules. Deliver to the Administrative Agent (and to the Term Loan B Agent upon its request to the Borrower) on or before the thirtieth (30th) day of each calendar month as and for the prior month (a) accounts receivable agings, (b) accounts payable schedule, (c) Inventory reports and (d) a Borrowing Base Certificate (which shall be calculated as of the last day of the prior month and which shall not be binding upon the Administrative Agent or restrictive of the Administrative Agent's rights under this Agreement). In addition, the Borrower will deliver to the Administrative Agent at such reasonable intervals as the Administrative Agent may reasonably require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as the Administrative Agent may require including, without limitation, trial balances and test verifications. The Administrative Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable, provided, however, that the Administrative Agent shall not confirm or verify Receivables more than one time in any calendar quarter unless a Default or Event of Default shall have occurred and be continuing and, during the continuation of an Event of Default, do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form reasonably satisfactory to the Administrative Agent and executed by the Borrower and delivered to the Administrative Agent from time to time solely for the Administrative Agent's convenience in maintaining records of the Collateral, and the Borrower's failure to deliver any of such items to the Administrative Agent shall not affect, terminate, modify or otherwise limit the Administrative Agent's Lien with respect to the Collateral.

         9.3. Environmental Reports. Furnish the Administrative Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed

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by the President or any other executive officer of the Borrower stating, to the best of his knowledge, that the Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health except to the extent the failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect. To the extent the Borrower is not so in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action the Borrower will implement in order to resolve such matter.

         9.4. Litigation. Promptly notify Agents in writing of any litigation, suit or administrative proceeding affecting the Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

         9.5. Material Occurrences. Promptly notify Agents in writing upon the occurrence of (a) any Event of Default or Default; (b) any event of default under any of the Recapitalization Documentation or Subordinated Note Documentation; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under any of the Recapitalization Documentation or the Subordinated Note Documentation; (d) any event, development or circumstance whereby any financial statements or other reports furnished to the Administrative Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of the Borrower as of the date of such statements; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject the Borrower to a material tax imposed by Section 4971 of the Code or could reasonably be expected to result in a Material Adverse Effect; (f) each and every default by the Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of the Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action the Borrower propose to take with respect thereto.

         9.6. Government Receivables. Notify the Administrative Agent within three (3) Business Days of the creation of any Receivables arising out of contracts between the Borrower and the United States of America, any state, or any department, agency or instrumentality of any of them.

         9.7. Annual Financial Statements. Furnish the Agents within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower on a consolidated and consolidating basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by the Borrower and satisfactory to the Administrative Agent (the "Accountants"). The report of

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the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth the Borrower's compliance with the requirements or restrictions imposed by Sections
6.5 and 7.6 hereof. In addition, the reports shall be accompanied by a certificate of the Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event, and such certificate shall have appended thereto calculations which set forth the Borrower's compliance with the requirements or restrictions imposed by Sections 6.5 and 7.6 hereof.

         9.8. Quarterly Financial Statements. Furnish the Agents within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of the Borrower on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of the Borrower on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate signed by the Chief Financial Officer of the Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth the Borrower's compliance with the requirements or restrictions imposed by Sections 6.5 and 7.6 hereof.

         9.9. Monthly Financial Statements. Furnish the Agents within thirty
(30) days after the end of each month, an unaudited balance sheet of the Borrower on a consolidated and unaudited statements of income and stockholders' equity and cash flow of the Borrower on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments and the absence of footnotes. The reports shall be accompanied by a certificate of the Borrower's Chief Financial Officer, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event and, such certificate shall have appended thereto calculations which set forth the Borrower's compliance with the requirements or restrictions imposed by Sections 6.5 and 7.6 hereof.

         9.10. Other Reports. Furnish the Agents as soon as available, but in any event within ten (10) days after the issuance thereof, (i) with copies of such financial statements, reports and

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returns as the Borrower shall send generally to all of its stockholders and (ii)
copies of all material notices sent pursuant to the Recapitalization Documentation and Subordinated Note Documentation.

         9.11. Additional Information. Furnish the Agents with such additional information as Agents shall reasonably request in order to enable Agents to determine whether the terms, covenants, provisions and conditions of this Agreement and the Note have been complied with by the Borrower including, without limitation and without the necessity of any request by Agents, (a) copies of all material environmental audits and reviews, (b) at least thirty
(30) days prior thereto, notice of the Borrower's opening of any new office or place of business or thirty (30) days after the Borrower's closing of any existing office or place of business, and (c) promptly upon the Borrower's learning thereof, notice of any labor dispute to which the Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which the Borrower is a party or by which the Borrower is bound, in each case to the extent such action could reasonably be expected to result in a Material Adverse Effect.

         9.12. Projected Operating Budget. Furnish the Agents, no later than thirty (30) days after the beginning of the Borrower's fiscal years commencing with fiscal year 2000, a month by month projected operating budget and cash flow of the Borrower for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of the Borrower to the effect that such projections have been prepared on the basis of financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

         9.13. Variances From Operating Budget. Furnish the Agents, concurrently with the delivery of the financial statements referred to in Section 9.7 and each monthly report, a written report summarizing all material variances from budgets submitted by the Borrower pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

         9.14. Notice of Suits, Adverse Events. Furnish Agents with prompt notice of (i) any lapse or other termination of any Consent issued to the Borrower by any Governmental Body or any other Person that is material to the operation of the Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by the Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of the Borrower, or if copies thereof are requested by the Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to the Borrower.

         9.15. ERISA Notices and Requests. Furnish Agents with prompt (but in no event later then five (5) days) written notice in the event that (i) the Borrower knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which the Borrower or such member of the Controlled

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Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) the Borrower knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred with respect to a Plan together with a written statement describing such transaction and the action which the Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all written communications received by the Borrower or to the best of the Borrower's knowledge, any member of the Controlled Group with respect to such request, (iv) any material increase in the benefits of any existing Plan or the establishment of any new Plan that is subject to Title IV of ERISA or to the minimum funding requirements of Section 412 of the Code or
Section 302 of ERISA or the commencement of contributions to any Multi-employer Plan to which the Borrower or to the best of the Borrower's knowledge, any member of the Controlled Group was not previously contributing shall occur, (v) the Borrower or to the best of the Borrower's knowledge, any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) the Borrower or to the best of the Borrower's knowledge, any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) the Borrower or to the best of the Borrower's knowledge, any member of the Controlled Group shall receive a written notice regarding the imposition of withdrawal liability with respect to any Multi-employer Plan, together with copies of each such notice; (viii) the Borrower or to the best of the Borrower's knowledge, any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) the Borrower or to the best of the Borrower's knowledge, any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

         9.16. Additional Documents. Execute and deliver to Agents, upon request, such documents and agreements as Agents may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.


X.       EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1. failure by the Borrower to (a) pay any principal, interest or unused facility fees on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or (b) make any other payment, fee or charge provided for herein or in any Other Document within five (5) Business Days of when due;


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         10.2. any representation or warranty made or deemed made by the
Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time to Agents or the Lenders in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

         10.3. failure by the Borrower to (i) furnish financial information required by Section 9.2 hereof or any other financial information within ten
(10) days of when due or when requested or (ii) permit the inspection of its books or records in accordance with the terms hereof;

         10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of the Borrower's or any Guarantor's property which is not stayed or lifted within thirty (30) days;

         10.5. except as otherwise provided for in Sections 10.1 through 10.4 or
Section 10.19 (i) failure or neglect of the Borrower or any Guarantor to perform, keep or observe any term, provision, condition, covenant contained in Sections 4.6, 4.7, 4.9, 6.1, 6.3, 6.4, 9.4 or 9.6 hereof which is not cured within thirty (30) days from the occurrence of such failure or neglect (or, with respect to Section 4.19 hereof, providing the Borrower or such Guarantor is making reasonable progress in effecting such cure, such longer period (not to exceed ninety (90) days) which is reasonably necessary to complete such cure) or
(ii) failure or neglect of the Borrower or any Guarantor to perform, keep or observe any other term, provision, condition or covenant contained in any other agreement or arrangement, now or hereafter entered into between the Borrower or any Guarantor and any Agent or any Lender;

         10.6. any judgment or judgments are rendered or judgment liens filed against the Borrower or the Guarantors for an aggregate amount in excess of $5,000,000 solely as it relates to a Subsidiary of the Borrower not incorporated in the United States of America or any state thereof or $2,000,000 in all other matters which within forty (40) days of such rendering or filing is not either satisfied, bonded, stayed or discharged of record;

         10.7. the Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee or similar fiduciary of itself or of all or a substantial part of its property,
(ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vi) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or
(vii) take any action for the purpose of effecting any of the foregoing;

         10.8. the Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business in its entirety;

         10.9. any Guarantor or other Subsidiary of the Borrower which Subsidiary is material to the operations of the Borrower shall (i) apply for, consent to or suffer the appointment of, or the

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taking of possession by, a receiver, custodian, trustee or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business unless consolidated, merged or liquidated with and into the Borrower or any other Subsidiary of the Borrower;
(iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or
(viii) take any action for the purpose of effecting any of the foregoing;

         10.10. any Lien created hereunder or provided for hereby or under any Other Document for any reason ceases to be or is not a valid and perfected Lien having a first priority interest to the extent such Lien has been properly perfected by the Administrative Agent (and subject to Permitted Encumbrances under clauses (c), (g), (l), (m), (n), (o) or (r) of the definition thereof), except for those Liens which cease to be perfected solely as a result of the Administrative Agent's failure to file continuation statements for previously filed Uniform Commercial Code financing statements;

         10.11. an event of default has occurred and been declared under the Subordinated Note Documentation which default shall not have been cured or waived within any applicable grace period and for which Trustee is permitted to take action under the Indenture or the Exchange Indenture, as applicable;

         10.12. a default shall occur in the payment of Indebtedness of Borrower or the Guarantors for borrowed money in excess of $2,000,000, which default shall not have been cured following the expiration of all applicable grace periods;

         10.13. a default of the obligations of the Borrower or any Guarantor under any other agreement to which it is a party shall occur which could reasonably be expected to result in a Material Adverse Effect which default is not cured within any applicable grace period;

         10.14. any Change of Control or Change of Ownership shall occur;

         10.15. any material provision of this Agreement shall, for any reason, cease to be valid and binding on the Borrower or any Guarantor, or the Borrower or any Guarantor shall so claim in writing to the Administrative Agent;

         10.16. (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of the Borrower, the continuation of which is material to the continuation of the Borrower's business and is not replaced by a substitute acceptable to the Administrative Agent within sixty (60) days after the date of such revocation, termination or similar action and such revocation, termination or other similar action could reasonably be expected to result in a Material Adverse Effect, or
(ii) any agreement which is necessary or material to the operation of the Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to the Administrative Agent within sixty

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(60) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

         10.17. any portion of the Collateral having a fair market value in excess of $1,000,000 shall be seized or taken by a Governmental Body, or the Borrower or any Guarantor or the title and rights of the Borrower or any Guarantor in the Collateral shall have become the subject matter of litigation which would, in the reasonable opinion of the Administrative Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

         10.18. the operations of the Borrower's manufacturing facility are interrupted at any time for more than seven (7) consecutive days (other than in connection with normal maintenance conducted on a basis consistent with past practices), unless the Borrower shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than ninety (90) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if the Borrower shall be receiving the proceeds of business interruption insurance for a period of ninety (90) consecutive days;

         10.19. termination except in accordance with its terms or breach of any Guaranty executed and delivered to the Administrative Agent in connection with the Obligations or if any Guarantor attempts to terminate the validity of, or its liability under, any such Guaranty except in accordance with its terms; or

         10.20. an event or condition specified in Sections 7.15 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower or any member of the Controlled Group shall incur, or in the opinion of the Administrative Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of the Administrative Agent, would have a Material Adverse Effect.


XI.      LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

         11.1. Rights and Remedies of the Administrative Agent. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of the Lenders to make Advances shall be deemed terminated; and (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders, all Obligations shall be immediately due and payable and the Lenders shall have the right to terminate this Agreement and to terminate the obligation of the Lenders to make Advances; and (iii) a filing of a petition against the Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of the Lenders to make Advances hereunder shall be terminated other than as may be

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required by an appropriate order of the bankruptcy court having jurisdiction over the Borrower. Upon the occurrence of any Event of Default and during the continuation thereof, the Administrative Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. The Administrative Agent may enter any of the Borrower's or any Guarantor's premises or other premises without legal process and without incurring liability to the Borrower or any Guarantor therefor, and the Administrative Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as the Administrative Agent may deem advisable and the Administrative Agent may require the Borrower or any Guarantor to make the Collateral available to the Administrative Agent at a convenient place. With or without having the Collateral at the time or place of sale, the Administrative Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as the Administrative Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent shall give the Borrower or such Guarantor reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to the Borrower or such Guarantor at least five (5) Business Days prior to such sale or sales is reasonable notification. At any public sale any Agent or any Lender may bid for and become the purchaser, and any Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by the Borrower and each Guarantor. In connection with the exercise of the foregoing remedies, the Administrative Agent is granted permission to use all of the Borrower's and each Guarantor's (a) trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by the Administrative Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations (other than Term Loan B) and any fees payable under this Agreement or the PNC Fee Letter to the Administrative Agent or any Facility Lender; third, to the principal of the Obligations (other than Term Loan B), fourth, to the interest due upon Term Loan B, and any fees or other compensation payable under this Agreement and the Lehman Fee Letter to the Term Loan B Agent or any Term Loan B Lender and fifth, to the principal due on Term Loan B. If any deficiency shall arise, the Borrower and the Guarantors shall remain liable to Agents and the Lenders therefor.

         11.2. Rights and Remedies of Term Loan B Lenders. Upon the occurrence of an Event of Default pursuant to Section 10.1(a) solely with respect to interest due on Term Loan B, the Term Loan B Agent on behalf of Term Loan B Lenders shall be permitted to institute a legal proceeding against the Borrower solely with respect to the Borrower's nonpayment of any such interest due hereunder, provided, however, that in no event shall the Term Loan B Agent or

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Term Loan B Lenders have any ability to exercise any remedies against the
Collateral or any other remedies against the Borrower until the payment in full of all Obligations owed to the Facility Lenders and the Administrative Agent and the termination of all commitments of Facility Lenders to make Facility Advances to the Borrower.

         11.3. Administrative Agent's Discretion. In connection with the exercise of rights and remedies by the Administrative Agent hereunder, the Administrative Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies the Administrative Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of the Administrative Agent's, the Term Loan B Agent's or the Lenders' rights hereunder.

         11.4. Setoff. In addition to any other rights which any Agent or any Lender may have under applicable law, upon the occurrence of an Event of Default hereunder and during the continuation thereof, such Agent and such Lender shall have a right to apply the Borrower's and each Guarantor's property held by such Agent and such Lender to reduce the Obligations, subject, however, to the application of proceeds set forth in Sections 11.1 and 15.4 hereof and subject to the provisions of Section 11.6.

         11.5. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

         11.6. Actions in Concert. Anything in this Agreement to the contrary notwithstanding and except as set forth in Section 11.2 hereof, each Lender and the Term Loan B Agent hereby agrees with each other Lender and the Administrative Agent that neither the Term Loan B Agent nor any Lender shall take any action to protect or enforce its rights arising out of this Agreement, the Notes or the Other Documents (including exercising any rights of setoff) without first obtaining the prior written consent of the Administrative Agent and Required Lenders, it being the intent of the Lenders that any such action to protect or enforce rights under this Agreement, the Note and the Other Documents shall be taken in concert and at the direction or with the consent of the Administrative Agent or Required Lenders.


XII.     WAIVERS AND JUDICIAL PROCEEDINGS.

         12.1. Waiver of Notice. The Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         12.2. Delay. No delay or omission on any Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.


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         12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES
ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH
OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT
ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT
TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


XIII.    EFFECTIVE DATE AND TERMINATION.

         13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of the Borrower, each Guarantor, each Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the later to occur of (a) February 26, 2004 (the " Facility Term") or (b) the Term Loan B Maturity Date (the "Term") unless sooner terminated as herein provided. Upon satisfaction in full in immediately available funds of all Obligations owed to Facility Lenders and the Administrative Agent and the termination of all commitments of Facility Lenders to make Facility Advances to the Borrower hereunder, this Agreement, the Other Documents and the Administrative Agent's Lien in the Collateral shall be assigned by the Administrative Agent to the Term Loan B Agent. Immediately after such assignment, the Administrative Agent shall resign as the Administrative Agent hereunder and neither the Administrative Agent nor any Facility Lender shall have any further responsibilities to the Lenders, the Borrower, the Guarantors or the Term Loan B Agent. Upon the expiration of the Facility Term, the Facility Lenders shall have no further obligation to make Facility Advances hereunder. The Borrower may terminate this Agreement at any time upon ten (10) Business Days' prior written notice upon payment in full of the Obligations, including, without limitation, the payment of all fees set forth in the PNC Fee Letter and Section 2.14 hereof.

         13.2. Termination. The termination of the Agreement shall not affect the Borrower's, any Guarantor's, any Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations (other than indemnity obligations with respect to which no claim has been made) have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to the Administrative Agent and the Lenders hereunder and the financing statements filed hereunder


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shall continue in full force and effect, notwithstanding the termination of this
Agreement or the fact that the Borrower's PNC Account may from time to time be temporarily in a zero or credit position, until all of the Obligations (other than indemnity obligations with respect to which no claim has been made) of the Borrower and the Guarantors have been paid or performed in full after the termination of this Agreement or the Borrower and the Guarantors have furnished Agents and the Lenders with an indemnification satisfactory to Agents and the Lenders with respect thereto. Accordingly, the Borrower and each Guarantor waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and the Administrative Agent shall not be required to send such termination statements to the Borrower or such Guarantor, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations (other than indemnity obligations with respect to which no claim has been made) paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations (other than indemnity obligations with respect to which no claim has been made) are paid or performed in full.


XIV.(A)  REGARDING PNC AS THE ADMINISTRATIVE AGENT.

         14.1. Appointment. Each Lender hereby designates PNC to act as the Administrative Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and the Administrative Agent shall hold all Collateral, payments of principal and interest, fees (except the fees and other compensation set forth the PNC Fee Letter and the Lehman Fee Letter), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of the Lenders. The Administrative Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless the Administrative Agent is furnished with an indemnification reasonably satisfactory to the Administrative Agent with respect thereto.

         14.2. Nature of Duties. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in


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any manner for any recitals, statements, representations or warranties made by the Borrower, any Guarantor or any officer of the Borrower or any Guarantor thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of the Borrower or any Guarantor to perform its obligations hereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of the Borrower and the Guarantors. The duties of the Administrative Agent as respects the Advances to the Borrower shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein.

         14.3. Lack of Reliance on the Administrative Agent and Resignation. Independently and without reliance upon the Administrative Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and the Guarantors in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and
(ii) its own appraisal of the creditworthiness of the Borrower and the Guarantors. The Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by the Borrower pursuant to the terms hereof. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of the Borrower or any Guarantor, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of the Borrower or any Guarantor, or the existence of any Event of Default or any Default.

         The Administrative Agent may resign on sixty (60) days' written notice to each of the Lenders and the Borrower and upon such resignation, the Required Lenders will promptly designate a successor the Administrative Agent reasonably satisfactory to the Borrower. Notwithstanding the foregoing, sixty (60) days written notice shall not be necessary in the event of a resignation by the Administrative Agent in the manner set forth in Section 13.1 hereof.

         Any such successor the Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "the Administrative Agent" shall mean such successor agent effective upon its appointment, and the former the Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further


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act or deed on the part of such former the Administrative Agent. After any
Administrative Agent's resignation as the Administrative Agent, the provisions of this Article XIV (A) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

         14.4. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, the Lenders shall not have any right of action whatsoever against the Administrative Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         14.5. Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. The Administrative Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

         14.6. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         14.7. Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower and the Guarantors, each Lender will reimburse and indemnify the Administrative Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, the Lenders


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shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross (not mere) negligence or willful misconduct.

         14.8. Administrative Agent in its Individual Capacity. With respect to the obligation of the Administrative Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as the Administrative Agent specified herein; and the term "the Lender" or any similar term shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender. The Administrative Agent may engage in business with the Borrower or any Guarantor as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any Guarantor for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         14.9. Delivery of Documents. To the extent the Administrative Agent receives financial statements or other information required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 from the Borrower pursuant to the terms of this Agreement, the Administrative Agent will promptly furnish such documents and information to Facility Lenders.

         14.10. The Borrower's Undertaking to the Administrative Agent. Without prejudice to its obligations to the Lenders under the other provisions of this Agreement, the Borrower hereby undertakes with the Administrative Agent to pay to the Administrative Agent from time to time on demand all amounts from time to time due and payable by it for the account of the Administrative Agent or the Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the Borrower's obligations to make payments for the account of the Lenders or the relevant one or more of them pursuant to this Agreement.

XIV(B)   REGARDING LCPI AS THE TERM LOAN B AGENT.

         14.1(B). Appointment. Each Term Loan B Lender hereby designates LCPI to act as the Term Loan B Agent for such Lender under this Agreement and the Other Documents. Each Term Loan B Lender hereby irrevocably authorizes the Term Loan B Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Term Loan B Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Term Loan B Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement, the Term Loan B Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Term Loan B Lenders, and such instructions shall be binding; provided, however, that the Term Loan B Agent shall not be required to take any action which exposes the Term Loan B Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless the Term


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Loan B Agent is furnished with an indemnification reasonably satisfactory to the
Term Loan B Agent with respect thereto.

         14.2(B) Nature of Duties. The Term Loan B Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither the Term Loan B Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Term Loan B Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of the Borrower to perform its obligations hereunder. The Term Loan B Agent shall not be under any obligation to any Term Loan B Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of the Borrower. The duties of the Term Loan B Agent as respects the Term Loan B to the Borrower shall be mechanical and administrative in nature; the Term Loan B Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Term Loan B Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Term Loan B Agent any obligations in respect of this Agreement except as expressly set forth herein.

         14.3(B) The Borrower's Undertaking to the Term Loan B Agent. Without prejudice to its obligations to Term Loan B Lenders under the other provisions of this Agreement, the Borrower hereby undertakes with the Term Loan B Agent to pay to the Term Loan B Agent from time to time on demand all amounts from time to time due and payable by it for the account of the Term Loan B Agent or Term Loan B Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant the Borrower's obligations to make payments for the account of Term Loan B Lenders or the relevant one or more of them pursuant to this Agreement.

         14.4(B) Delivery of Documents. To the extent the Term Loan B Agent receives any financial statements or other information from the Borrower pursuant to Sections 9.7, 9.8, 9.9, 9.12 and 9.13 hereof, the Term Loan B Agent will promptly furnish such documents and information to the Term Loan B Lenders and shall otherwise promptly furnish such other documents and information to any Term Loan B Lender as requested by such Term Loan B Lender.

XIV(C)   REGARDING CO-LEAD ARRANGERS

                  Neither Co-Lead Arranger, in its capacity as such, shall have any duties or responsibilities or shall incur any liability under this Agreement or the Other Documents.

XIV(D)   REGARDING LCPI AS DOCUMENTATION AGENT


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                  Documentation Agent, in its capacity as such, shall not have any duties or responsibilities and shall not incur any liability under this Agreement or the Other Documents.


XV.      MISCELLANEOUS.

         15.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against the Borrower or any Guarantor with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, the Borrower and each Guarantor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Borrower and each Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to the Borrower or such Guarantor at its address set forth in Section 15.6 and service so made shall be deemed completed five (5) Business Days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of any Agent or any Lender to bring proceedings against the Borrower or any Guarantor in the courts of any other jurisdiction. The Borrower and each Guarantor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by the Borrower or any Guarantor against any Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

         15.2. Entire Understanding. (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between the Borrower, each Guarantor, each Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by the Borrower's, each Guarantor's, each Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. The Borrower and each Guarantor acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

                  (b) The Required Lenders, the Administrative Agent with the consent in writing of the Required Lenders, and the Borrower and the Guarantors may, subject to the provisions of Sections 15.2(c), (d), (e), (f) and (g) below, from time to time enter into written


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supplemental agreements to this Agreement or the Other Documents executed by the
Borrower and the Guarantors, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of the Lenders, the Administrative Agent or the Borrower and the Guarantors thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements. No such supplemental agreement shall, without the consent of each affected Facility Lender, increase the Commitment Percentage or maximum dollar commitment of such Facility Lender.

                  (c) No such supplemental agreement shall, without the consent of all Facility Lenders affected by such agreement:

                           (i) increase the Maximum Facility Advance Amount.

                           (ii) extend the due date of any amount payable
hereunder to any Facility Lender or reduce the principal amount of any scheduled installment payment due hereunder on the Equipment Loans or Term Loan A or decrease the rate of interest payable on the Facility Advances or reduce any fee payable by the Borrower to any Facility Lender pursuant to this Agreement.

                           (iii) alter the definition of the term Required
Lenders or alter, amend or modify this Section 15.2(c).

                           (iv) release any Collateral during any calendar year
(other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000.

                           (v) permit any Revolving Advance to be made if after
giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and twenty percent (120%) of the Formula Amount.

                           (vi) increase the Advance Rates above the Advance
Rates in effect on the Closing Date.

                           (vii) amend the definition of the Inventory Cap,
Amortizing Availability or the Formula Amount in effect on the Closing Date.

                           (viii) change the rights and duties of the
Administrative Agent.

                  (d) No such supplemental agreement shall, without the consent of all Required Term Loan B Lenders:

                           (i) accelerate the amortization schedule of the
Equipment Loans or Term Loan A except in connection with the acceleration of the Obligations pursuant to Section 11.1 hereof.


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                           (ii) alter, amend or modify Sections 2.10(b) (solely
to the extent it directly affects Term Loan B), 2.11, 2.12 (solely with respect to use of proceeds of Term Loan B), 15.2(b) 15.3(e), 15.3(f), 15.4 or 15.9 (solely to the extent it directly relates to Term Loan B Agent or any Term Loan B Lender) or Articles XIV(B) and (D), provided, that the consent of Required Term Loan B Lenders with respect to the foregoing Sections and Articles shall only be necessary to the extent that any such changes adversely impact the Term Loan B Agent or any Term Loan B Lender.

                           (iii) release any Collateral during any calendar year
having an aggregate value in excess of $15,000,000 except in connection with permitted dispositions under this Agreement or the exercise of remedies by Administrative Agent under Section 11.1 hereof.

                           (iv) make any Facility Advance if after giving effect
to such Facility Advance the total outstanding Facility Advances would exceed $88,000,000.

                           (v) amend Article IX by deleting any reference to the
term "Agents" used therein.

                  (e) No such supplemental agreement shall, without the consent of all Term Loan B Lenders:

                           (i) waive an Event of Default which arose solely
under Section 10.1 with respect to principal or interest due on Term Loan B or any fees due to the Term Loan B Agent or any Term Loan B Lender.

                           (ii) extend the due date for any amount payable
hereunder to any Term Loan B Lender, or reduce the principal amount of any scheduled installment payment due hereunder on Term Loan B, or decrease the rate of interest payable on Term Loan B or reduce any fee payable by the Borrower to Term Loan B Lenders pursuant to this Agreement.

                           (iii) alter the definition of the term Required Term
Loan B Lenders or alter, amend or modify Sections 15.2(d) or 15.2(e).

                           (iv) increase the applicable Contract Rate for the
Facility Advances by more than one hundred basis points unless there is a corresponding increase in the applicable Term Loan B Rate for each basis point in excess of one hundred basis points.

                           (v) change the rights and duties of the Term Loan B
Agent.

                  (f) No such supplemental agreement shall, without the consent of all the Lenders affected by such supplemental agreement:

                           (i) extend the maturity of any Note or the maturity
of the Facility Term or the Term.


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                           (ii) release any Guarantor from its obligations under
any Guaranty or Other Document executed by such Guarantor other than in accordance with the provisions of this Agreement.

                  (g) No such supplemental agreement, without the consent of each affected Term Loan B Lender, increase the commitment of such Term Loan B Lender or the outstanding principal amount of Term Loan B.

                  (h) Any such supplemental agreement shall apply equally to each Lender and shall be binding upon the Borrower, the Lenders and Agents and all future holders of the Obligations. In the case of any waiver, the Borrower, Agents and the Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

                  (i) In the event that the Administrative Agent requests the consent of a Lender pursuant to this Section 15.2 and such Lender shall not respond or reply to the Administrative Agent in writing within ten (10) days of delivery of such request, such Lender shall be deemed to have consented to the matter that was the subject of the request. In the event that the Administrative Agent requests the consent of a Lender pursuant to this Section 15.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any Designated Lender, for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from the Borrower. In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and the Administrative Agent.

                  (j) Notwithstanding the foregoing paragraphs, the Administrative Agent may at its discretion and without the consent of the Required Lenders, the Facility Lenders or Term Loan B Lenders (unless such consent is otherwise required by Section 15.2(d)(iv) hereof), voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to one hundred and ten percent (110%) of the Formula Amount for up to thirty
(30) consecutive Business Days but in no event shall the outstanding Facility Advances exceed the Maximum Facility Advance Amount unless the consents required under Section 15.2 have been obtained. For purposes of the preceding sentence, the discretion granted to the Administrative Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either "Eligible Receivables", "Eligible Inventory" or "Eligible Equipment", as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event the Administrative Agent involuntarily permits the outstanding Revolving Advances to


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exceed the Formula Amount by more than ten percent (10%), the Administrative
Agent shall endeavor to have Borrower decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after the Administrative Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

                  (k) In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in Section 15.2(j) and subject to the requirements of Section 15.2(d)(iv) above, the Administrative Agent is hereby authorized by Borrower, the Guarantors, the Term Loan B Agent and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence and during the continuation of a Default or an Event of Default, or
(B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make Revolving Advances to Borrower on behalf of the Facility Lenders which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (iii) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such Revolving Advances the outstanding Revolving Advances do not exceed one hundred and ten percent (110%) of the Formula Amount for more than thirty (30) consecutive Business Days..

         15.3.    Successors and Assigns; Participations; New Lenders.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

                  (b) The Borrower and each Guarantor acknowledges that in the regular course of commercial banking business one or more the Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that the Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to the Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall the Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. The Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.


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                  (c) Any Facility Lender may with the consent of the
Administrative Agent and the Borrower (which consent shall not be unreasonably withheld or delayed and which consent of the Borrower shall not be required for the initial syndication of the Facility Advances by the Administrative Agent, or at any time following the occurrence of an Event of Default and during the continuation thereof) sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Facility Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor the Lender and the Administrative Agent and delivered to the Administrative Agent for recording in the Register described in paragraph (d) below. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor the Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor the Lender under this Agreement and the Other Documents. The Borrower and each Guarantor hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor the Lender under this Agreement and the Other Documents. The Borrower and each Guarantor shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing. On or prior to the effective date of any such sale or transfer hereunder, the Purchasing Lender, to the extent it is not incorporated under the laws of the United States, shall deliver to the Borrower and the Administrative Agent the forms required under
Section 3.7(b) hereof.

                  (d) The Administrative Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of each Facility Lender and the outstanding principal, accrued and unpaid interest and other fees due and owing hereunder from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Facility Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

                  (e) Any Term Loan B Lender may with the consent of the Term Loan B Agent and the Borrower (which consent shall not be unreasonably withheld or delayed and which consent of the Borrower shall not be required for the initial syndication of Term Loan B by the Term Loan B Agent or at any time following the occurrence of an Event of Default and during the continuation thereof) sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to Purchasing Lender, in minimum amounts of not less than $2,500,000, pursuant to a Lehman Transfer Agreement executed by a Purchasing Lender, the transferor the Lender, the Administrative Agent, the Term Loan B Agent and delivered to the Term Loan B Agent for recording in the Lehman Register described in paragraph (f) below. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Lehman Transfer Agreement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Lehman Transfer Agreement, have the rights and obligations of a Term Loan B Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor the Lender thereunder shall, to the extent provided in such Lehman Transfer Agreement, be released from its obligations under this Agreement, the Lehman Transfer Agreement creating a novation for that purpose. Such Lehman Transfer Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor the Lender under this Agreement and the Other Documents. The Borrower and each Guarantor hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor the Lender under this Agreement and the Other Documents. The Borrower and each Guarantor shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing. On or prior to the effective date of any such sale or transfer hereunder, the Purchasing Lender, to the extent it is not incorporated under the laws of the United States, shall deliver to the Borrower and the Administrative Agent the forms required under
Section 3.7(b) hereof.

                  (f) The Term Loan B Agent shall maintain at its address a copy of each Lehman Transfer Agreement delivered to it and a register (the "Lehman Register") for the recordation of the names and addresses of each Term Loan B Lender and the outstanding principal, accrued and unpaid interest and other fees due and owing hereunder from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Term Loan B Agent and Term Loan B Lenders may treat each Person whose name is recorded in the Lehman Register as the owner of that portion of Term Loan B recorded therein for the purposes of this Agreement. The Lehman Register shall be available for inspection by the Administrative Agent, the Borrower or any Term Loan B Lender at any reasonable time and from time to time upon reasonable prior notice. The Term Loan B Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender. The Term Loan B Agent shall promptly provide the Administrative Agent with a copy of each Lehman Transfer Agreement and each Term Note B executed by the Borrower in favor of a Term Loan B Lender.

                  (g) The Borrower and each Guarantor authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender who has signed a confidentiality agreement in substantially the form of Exhibit B attached hereto any and all financial information in such Lender's possession concerning the Borrower or such Guarantor which has been delivered to such Lender by or on behalf of the Borrower or such Guarantor pursuant to this Agreement or in connection with such Lender's credit evaluation of the Borrower.

         15.4.    Application of Payments and Recapture.

                  (a) The Administrative Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations subject to the express terms regarding application of proceeds of Collateral provided herein. Notwithstanding anything to the contrary set forth herein, each Lender acknowledges and agrees that all proceeds of Collateral received by the Administrative Agent and all payments received by the Administrative Agent on account of any Guaranty shall be applied first, to all Obligations (other than principal and interest due on Term Loan B and fees due to the Term Loan B Agent and Term Loan B Lenders), in whatever order the Administrative Agent determines, second, to interest due on Term Loan B and fees due to the Term Loan B Agent and Term Loan B Lenders and third, to the outstanding principal balance of Term Loan B.

                  (b) To the extent that the Borrower or any Guarantor makes a payment or any Agent or any Lender receives any payment or proceeds of the Collateral for the Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by such Agent or such Lender.

         15.5. Indemnity. The Borrower and each Guarantor, jointly and severally, shall indemnify each Agent, each Lender and each of their respective officers, directors, Affiliates, employees and agents (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against any Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not any Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross (not mere) negligence of the Indemnitees.

         15.6. Notice. Any notice or request hereunder may be given to the Borrower, any Guarantor or to any Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 15.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 15.6) in accordance with this Section 15.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 15.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 15.6. Any Notice shall be effective:

                  (a) In the case of hand-delivery, when delivered;

                  (b) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

                  (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

                  (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

                  (e) In the case of electronic transmission, when actually received;

                  (f) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 15.6; and

                  (g) If given by any other means (including by overnight courier), when actually received.

                           Any Lender giving a Notice to the Borrower shall
concurrently send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Lenders of its receipt of such Notice.

         (A) If to Administrative
             Agent or PNC at:        PNC Bank, National Association
                                     Two Tower Center Boulevard
                                     East Brunswick, New Jersey 08816
                                     Attention:      Ryan Peak
                                     Telephone:      (732) 220-4315
                                     Facsimile:      (732) 220-4393

             with copies to:         Hahn & Hessen LLP
                                     350 Fifth Avenue

                                     New York, New York 10118-0075
                                     Attention:      Steven J.  Seif, Esq.
                                     Telephone:      (212) 736-1000
                                     Facsimile:      (212) 594-7167

                                     and

                                     PNC Bank - Agency Services
                                     1 PNC Plaza, 22nd Floor
                                     249 Fifth Avenue
                                     Pittsburgh, Pennsylvania 15222
                                     Attention:      Lisa Pierce
                                     Telephone:      (412) 762-6442
                                     Facsimile:      (412) 762-8672

         (B) If to a Lender other than the Administrative Agent, as specified on the signature pages hereof

         (C) If to the Borrower:       MCMS, Inc.
                                       16399 Franklin Road
                                       Nampa, Idaho 83687
                                       Attention:      Christian J.  Anton
                                       Telephone:      (208) 898-2600
                                       Facsimile:      (208) 898-2796

             with copies to:           Kirkland & Ellis
                                       153 East 53rd Street, 39th Floor
                                       New York, New York 10022-4675
                                       Attention:      Frederick Tanne, Esq.
                                       Telephone:      (212) 446-4800
                                       Telecopier:     (212) 446-4900

                      and:             Cornerstone Equity Investors IV, L.P.
                                       717 Fifth Avenue, Suite 1100
                                       New York, New York 10022
                                       Attention:      Michael Najjar
                                                       John A.  Downer
                                       Telephone:      (212) 753-0901
                                       Telecopier:     (212) 826-6798

                      and:             Wilson Sonsini Goodrich & Rosati
                                       650 Pagemill Road
                                       Palo Alto, California 94304
                                       Attention:      Aaron Alter, Esq.
                                       Telephone:      (650) 493-9300
                                       Telecopier:     (650) 493-6811

         (D) If to LCPI or the         Lehman Commercial Paper Inc.
             Term Loan B Agent:        200 Vesey Street, 19th Floor
                                       New York, New York 10285
                                       Attention:      Andrew Keith
                                       Telephone:      (212) 526-4059
                                       Telecopier:     (212) 526-0242

             with a copy to:           Simpson Thacher & Bartlett
                                       425 Lexington Avenue
                                       New York, New York 10017
                                       Attention:      Hartwell Hylton, Esq.
                                       Telephone:      (212) 455-2000
                                       Telecopier:     (212) 455-2502

         (E) If to Customer Services:  MCMS Customer Services, Inc.
                                       16399 Franklin Road
                                       Nampa, Idaho 83687
                                       Attention:      Christian J.  Anton
                                       Telephone:      (208) 898-2600
                                       Facsimile:      (208) 898-2796

             with a copy to:           Kirkland & Ellis
                                       153 East 53rd Street, 39th Floor
                                       New York, New York 10022-4675
                                       Attention:      Frederick Tanne, Esq.
                                       Telephone:      (212) 446-4800
                                       Telecopier:     (212) 446-4900

         (F) If to Holdings:           MCMS Holdings, LLC
                                       16399 Franklin Road
                                       Nampa, Idaho 83687
                                       Attention:      Christian J.  Anton
                                       Telephone:      (208) 898-2600
                                       Facsimile:      (208) 898-2796

             with a copy to:           Kirkland & Ellis
                                       153 East 53rd Street, 39th Floor
                                       New York, New York 10022-4675
                                       Attention:      Frederick Tanne, Esq.
                                       Telephone:      (212) 446-4800
                                       Telecopier:     (212) 446-4900

         15.7. Survival. The obligations of the Borrower and any Guarantor under Sections 2.2(f), 3.7, 3.8, 3.9, 4.19(h) and 15.5 and the obligations of the Lenders under Section 14.7 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

         15.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         15.9. Expenses. All reasonable costs and expenses including, without limitation, reasonable attorneys' fees (whether outside counsel or the allocated costs of in house counsel but not for the same legal work performed by each such counsel) and disbursements incurred by (a) the Administrative Agent, the Administrative Agent on behalf of the Lenders, the Term Loan B Agent on behalf of Term Loan B Lenders and the Lenders (i) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (ii) in connection with the enforcement of this Agreement and the Other Documents or any consents or waivers hereunder and all related agreements, documents and instruments, or (iii) in instituting, maintaining, preserving, enforcing and foreclosing on the Administrative Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (iv) in defending or prosecuting any actions or proceedings arising out of or relating to the Administrative Agent's, the Term Loan B Agent's or any Lender's transactions with the Borrower and any Guarantor, or (v) in connection with any advice given to the Administrative Agent, the Term Loan B Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements and (b) the Administrative Agent or the Term Loan B Agent in connection with the entering into, modification, amendment and administration of this Agreement and the Other Documents, may be charged to the Borrower's PNC Account and shall be part of the Obligations.

         15.10. Injunctive Relief. The Borrower and each Guarantor recognizes that, in the event the Borrower or such Guarantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Lenders; therefore, the Administrative Agent, if the Administrative Agent so requests, shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

         15.11. Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to the Borrower or any Guarantor for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

         15.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         15.13. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         15.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         15.15. Confidentiality; Sharing Information. (a) Each Agent, each Co-Lead Arranger, each Lender and each Transferee shall hold all non-public information obtained by such Agent, such Lender, such Co-Lead Arranger or such Transferee pursuant to the requirements of this Agreement in accordance with such Agent's, such Lender's, such Co-Lead Arranger's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, each Agent, each Lender, each Co-Lead Arranger and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors to the extent such Persons(s) has signed a confidentiality agreement in substantially the form of Exhibit B hereto, (b) to any Agent, any Lender, any Co-Lead Arranger or to any prospective Transferees and Purchasing Lenders to the extent such Persons(s) has signed a confidentiality agreement in substantially the form of Exhibit B hereto, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, the Administrative Agent, the Term Loan B Agent, each Lender, each Co-Lead Arranger and each Transferee shall use its best efforts prior to disclosure thereof, to notify the Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall any Agent, any Lender, any Co-Lead Arranger or any Transferee be obligated to return any materials furnished by the Borrower other than those documents and instruments in possession of any Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations (other than indemnity obligations with respect to which no claim has been made) have been paid in full and this Agreement has been terminated.

                  (b) The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender for such purposes only to the extent such Person(s) has signed a confidentiality agreement in substantially the form of Exhibit B hereto, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of Section 15.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.

         15.16. Publicity. The Borrower, each Guarantor and each Lender hereby authorizes each Agent and each Co-Lead Arranger to make appropriate announcements of the financial arrangement entered into among the Borrower, each Guarantor, Agents, Co-Lead Arrangers and the Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as any Agent or any Co-Lead Arranger shall in its sole and absolute discretion deem appropriate so long as the Borrower is provided with an opportunity to review any such announcements in advance of its use by such Agent or such Co-Lead Arranger.

                           [SIGNATURE PAGE TO FOLLOW]

         Each of the parties has signed this Agreement as of the day and year first above written.

                                    MCMS, INC.
WITNESS:
/s/                                 By: /s/ Christian J. Anton
________________________                _______________________________
 [SEAL]                             Name:   Christian J.  Anton
                                    Title:  Vice President, Finance
                                            and Chief Financial Officer
                                    16399 Franklin Road
                                    Nampa, Idaho 83687

                                    PNC BANK, NATIONAL ASSOCIATION,
                                    as a Lender, as the Administrative Agent and as a Co-Lead Arranger

                                    By:/s/ Robert Anchundia
                                      _______________________________
                                    Name: Robert Anchundia
                                    Title: Vice President

                                    Two Tower Center Boulevard
                                    East Brunswick, New Jersey 08816

                                    Commitment Percentage of all Advances (other than Term Loan B): 28.977272723%

                                    Commitment Percentage of Term Loan B: 0%
                                    *57.3863636364%

                                    FLEET CAPITAL CORPORATION, as a Lender

                                    By:/s/ Katherine Lane
                                       _______________________________
                                    Name: Katherine Lane
                                    Title: Vice President

                                    Commitment Percentage of all Advances (other than Term Loan B): 28.4090909091%

                                    Commitment Percentage of Term Loan B: 0%

                                    200 Glastonbury Boulevard
                                    Glastonbury, Connecticut  06033


                     [SIGNATURES CONTINUED ON FOLLOWING PAGE

                                    IBJ WHITEHALL BUSINESS CREDIT CORPORATION, as a Lender

                                    By:/s/ Bruce Kasper
                                       ________________________________
                                    Name: Bruce Kasper
                                    Title: Vice President

                                    Commitment Percentage of all Advances (other than Term Loan B): 14.2045454545%

                                    Commitment Percentage of Term Loan B: 0%

                                    One State Street
                                    New York, New York  10004

                                    LEHMAN BROTHERS INC., as a Co-Lead Arranger

                                    By:/s/ G. Andrew Keith
                                       ______________________________________
                                    Name: G. Andrew Keith
                                    Title: Senior Vice President

                                    LEHMAN COMMERCIAL PAPER INC., as
                                    Documentation Agent and as the Term Loan B
                                    Agent

                                    By:/s/ G. Andrew Keith
                                       ______________________________________
                                    Name: G. Andrew Keith
                                    Title: Authorized Signatory


                     [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                    THE CIT GROUP/BUSINESS CREDIT, INC.

                                    By:/s/ Peter L. Skavla
                                       ______________________________________
                                    Name: Peter L. Skavla
                                    Title: Vice President

                                    Commitment Percentage of all Advances (other than Term Loan B): 28.4090909091%

                                    Commitment Percentage of Term Loan B: 0%

                                    SYNDICATED LOAN FUNDING TRUST, as a Lender

                                    By:/s/ G. Andrew Keith
                                       ______________________________________
                                    Name: G. Andrew Keith
                                    Title: Authorized Signatory

                                    Commitment Percentage of all Advances (other than Term Loan B): 0%

                                    Commitment Percentage of Term Loan B: 100%

                                    MCMS CUSTOMER SERVICES, INC., as a Guarantor

                                    By:/s/ Christian J. Anton
                                       _______________________________
                                    Name: Christian J. Anton
                                    Title: President

                                    16399 Franklin Road
                                    Nampa, Idaho 83687

                                    MCMS HOLDINGS, LLC, as a Guarantor

                                    By:/s/ Christian J. Anton
                                       _______________________________
                                    Name: Christian J. Anton
                                    Title: President

                                    16399 Franklin Road
                                    Nampa, Idaho 83687

STATE OF IDAHO             )
                           ) ss.
COUNTY OF CANYON           )

         On this 29th day of September, 2000, before me personally came Christian J. Anton, to me known, who, being by me duly sworn, did depose and say that he is the President of MCMS, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by like order.

                                            /s/ Cathy Brokaw
                                            ___________________________________
                                            Notary Public

STATE OF NEW YORK          )
                           ) ss.
COUNTY OF NEW YORK         )

         On this 29th day of September, 2000, before me personally came Robert A. Anehundia, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of PNC BANK, NATIONAL ASSOCIATION, the national association described in and which executed the foregoing instrument and that he signed his name thereto by on behalf of said association.

                                            /s/ Delores Taylor
                                            ___________________________________
                                            Notary Public

STATE OF NEW YORK          )
                           ) ss.
COUNTY OF NEW YORK         )

On this 29th day of September, 2000, before me personally came
Katherine Lane, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of FLEET CAPITAL CORPORATION, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by on behalf of said corporation.

                                            /s/ Carmen J. Carrozza
                                            ___________________________________
                                            Notary Public

STATE OF NEW YORK          )
                           ) ss.
COUNTY OF NEW YORK         )

         On this 29th day of September, 2000, before me personally came Bruce Kasper, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of IBJ WHITEHALL BUSINESS CREDIT CORPORATION, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by on behalf of said corporation.


                                            /s/ Craig H. Thaler
                                            ___________________________________
                                            Notary Public

STATE OF NEW YORK          )
                           ) ss.
COUNTY OF NEW YORK         )

         On this _____ day of September, 2000, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he is the ________________ of LEHMAN BROTHERS INC., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by on behalf of said corporation.


                                            /s/ Tracy Ann Higgins
                                            ___________________________________
                                            Notary Public

STATE OF NEW YORK          )
                           ) ss.
COUNTY OF NEW YORK         )

         On this _____ day of September, 2000, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he is the ________________ of LEHMAN COMMERCIAL PAPER INC., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by on behalf of said corporation.


                                            /s/ Tracy Ann Higgins
                                            ___________________________________
                                            Notary Public

STATE OF NEW YORK          )
                           ) ss.
COUNTY OF NEW YORK         )

         On this 29th day of September, 2000, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he is the ________________ of SYNDICATED LOAN FUNDING TRUST, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by on behalf of said corporation.

                                            /s/ Tracy Ann Higgins
                                            ___________________________________
                                            Notary Public

STATE OF NEW YORK          )
                           ) ss.
COUNTY OF NEW YORK         )

         On this 5th day of October, 2000, before me personally came
Peter L. Skavia, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of THE CIT GROUP/BUSINESS CREDIT, INC., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by on behalf of said corporation.

                                            /s/ Brian P. Boland
                                            ___________________________________
                                            Notary Public

STATE OF IDAHO             )
                           ) ss.
COUNTY OF CANYON           )

         On this 29th day of September, 2000, before me personally came Christian J. Anton, to me known, who, being by me duly sworn, did depose and say that he is the President of MCMS CUSTOMER SERVICES, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by like order.

                                            /s/ Cathy Brokaw
                                            ___________________________________
                                            Notary Public

STATE OF IDAHO             )
                           ) ss.
COUNTY OF CANYON           )

         On this 29th day of September, 2000, before me personally came Christian J. Anton, to me known, who, being by me duly sworn, did depose and say that he is the President of MCMS HOLDINGS, LLC, the limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by like order.

                                            /s/ Cathy Brokaw
                                            ___________________________________
                                            Notary Public

                         List of Exhibits and Schedules


Exhibits

Exhibit 2.1(a)                      Form of Revolving Credit Note
Exhibit 2.4(A)                      Form of Equipment Note
Exhibit 2.4(B)(i)                   Form of Term Note A
Exhibit 2.4(B)(ii)                  Form of Term Note B
Exhibit 5.5(b)                      Financial Projections
Exhibit 8.1(i)                      Financial Condition Certificate
Exhibit 15.3(c)                     Commitment Transfer Supplement
Exhibit 15.3(e)                     Lehman Transfer Agreement
Exhibit A                           Borrowing Base Certificate
Exhibit B                           Confidentiality Agreement
Exhibit C                           Equipment Appraisals

Schedules

Schedule 4.5                        Equipment and Inventory Locations
Schedule 4.19                       Real Property
Schedule 5.2(a)                     States of Qualification and Good Standing
Schedule 5.2(b)                     Subsidiaries
Schedule 5.5(c)                     Changes in Financial Condition
Schedule 5.6                        Prior Names
Schedule 5.7(c)                     Environmental
Schedule 5.8(b)                     Litigation
Schedule 5.8(d)                     Plans
Schedule 5.9                        Intellectual Property, Source Code Escrow Agreements
Schedule 5.10                       Licenses and Permits
Schedule 5.14                       Labor Disputes
Schedule 5.19                       Swap Agreements
Schedule 7.4                        Investments
Schedule 7.8                        Indebtedness
Schedule 8.1(t)                     Material Adverse Changes
Schedule A                          Original Owners
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